                                                                   EXHIBIT 10.12

                                                                  Execution Copy

                                 LEASE AGREEMENT

                                 by and between

                            FOSS (NH) QRS 16-3, INC,
                             a Delaware corporation

                                   as LANDLORD

                                       and

                       FOSS MANUFACTURING COMPANY, INC.,
                          a New Hampshire corporation,

                                    as TENANT

                        Premises:  380 Lafayette Road, Hampton, New Hampshire
                                   390 Lafayette Road, Hampton, New Hampshire
                                   11 Merrill; Drive,Hampton, New Hampshire

                             Dated as of: July 1, 2004

                                TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
1.   Demise of Premises................................................................      1
2.   Certain Definitions...............................................................      1
3.   Title and Condition; Single Lease Transaction.....................................      8
4.   Use of Leased Premises; Quiet Enjoyment...........................................     10
5.   Term..............................................................................     11
6.   Basic Rent........................................................................     12
7.   Additional Rent...................................................................     12
8.   Net Lease: Non-Terminability......................................................     13
9.   Payment of Impositions............................................................     14
10.  Compliance with Laws and Easement Agreements; Environmental Matters...............     15
11.  Liens; Recording..................................................................     16
12.  Maintenance and Repair............................................................     17
13.  Alterations and Improvements......................................................     17
14.  Permitted Contests................................................................     18
15.  Indemnification...................................................................     18
16.  Insurance.........................................................................     19
17.  Casually and Condemnation.........................................................     22
18.  Termination Events................................................................     23
19.  Restoration.......................................................................     25
20.  Procedures Upon Purchase..........................................................     26
21.  Assignment and Subletting: Prohibition against Leasehold Financing...............      27
22.  Events of Default.................................................................     30
23.  Remedies and Damages Upon Default.................................................     32
24.  Notices...........................................................................     35
25.  Estoppel Certificate..............................................................     35
26.  Surrender.........................................................................     35
27.  No Merger of Title................................................................     36
28.  Books and Records.................................................................     36
29.  Determination of Value............................................................     38
30.  Non-Recourse as to Landlord.......................................................     39
31.  Financing.........................................................................     40
32.  Subordination, Non-Disturbance and Attornment.....................................     40
33.  Operating Covenants...............................................................     40
34.  Tax Treatment; Reporting..........................................................     40
35.  Financing the Lafayette Factory Expansion.........................................     44
36.  Financing Additional Improvements by Landlord.....................................     44
37.  Tenant Construction on the Additional Land........................................     49
38.  Conditions to Construction of Additional Improvements and/or Lafayette Factory....     49
39.  Security Deposit..................................................................     44
40.  Miscellaneous.....................................................................     49
41.  Post-Closing Obligations..........................................................     49

EXHIBITS

Exhibit "A"    -   Premises
Exhibit "B"    -   Machinery and Equipment
Exhibit "C"    -   Schedule of Permitted Encumbrances
Exhibit "D"    -   Rent Schedule
Exhibit "E"    -   Acquisition Costs and Allocated Loan Amount
Exhibit "F"    -   Premises Percentage Allocation of Basic Rent
Exhibit "G"    -   Operating Covenants
Exhibit "H"    -   Covenants Compliance Certificate
Exhibit "I"    -   Post-Closing Obligations
Exhibit "J"    -   Condominium Site Plan
Exhibit "K-1"  -   Condominium Declaration
Exhibit "K-2"  -   Condominium Bylaws
Exhibit "L"    -   Maximum Buildable Square Footage
Exhibit "M"    -   Additional Improvement Checklist

      LEASE AGREEMENT, made as of July 1, 2004, between FOSS (NH) QRS 16-3, INC., a Delaware corporation("Landlord"), with an address c/o W. P. Carey & Co. LLC, 50 Rockefeller Plaza, 2nd Floor, New York, New York 10020, and FOSS MANUFACTURING COMPANY, INC., a New Hampshire corporation ("Tenant") with an address at 380 Lafayette Road, Hampton, New Hampshire 03843.

      In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

            1. Demise of Premises. Landlord hereby demises and lets to Tenant, and Tenant hereby takes and leases from Landlord, for the term and upon the provisions hereinafter specified, the following described property (hereinafter referred to collectively as the "Leased Premises" and individually as the "38O Lafayette Office Premises", "390 Lafayette Factory Premises", and "Merrill
Drive Premises", each of which premises (as hereinafter defined) shall include the following item (a) and the following items (b) and (c)of this Paragraph 1 located thereon or therein and appertaining thereto: (a) the real property described in Exhibit "A" hereto (including the real property described therein as the "13 Acre Tract" and the "21 Acre Tract), together with the Appurtenances (collectively, the "Land"); (b) the buildings containing approximately 528,010 square feet in the aggregate, structures and other improvements now or hereafter constructed on the Land (collectively, the "Improvements"); and (c) the fixtures, machinery, equipment and other property described in Exhibit "B" hereto (collectively, the "Equipment").

            2. Certain Definitions.

                  "Acquisition Cost" of each of the Related Premises shall mean the amount set forth opposite such premises on Exhibit "E" hereto.

                  "Additional Improvements" shall mean one or more buildings which may be constructed on the Excess Land by Landlord or Tenant in accordance with and subject to the terms of Paragraphs 36,37 and 38.

                  "Additional Rent" shall mean Additional Rent as defined in Paragraph 7.

                  "Affected Premises" shall mean the Affected Premises as defined in Paragraph 18.

                  "Affiliate" of any Person shall mean any Person which shall
(i) control, (ii) be under the control of, or (iii) he under common control with such Person (the term "control" as used herein shall be deemed to mean ownership of more than 50% of the outstanding voting stock of a corporation or other majority equity and control interest if such Person is not a corporation) and the power to direct or cause the direction of the management or policies of such Person.

                  "Alterations" shall mean all changes, additions, improvements or repairs to, all alteration, reconstructions, restorations, renewals, replacements or removals of and all substitutions or replacements for any of the Improvements or Equipment, both interior and exterior, structural and non-structural, and ordinary and extraordinary and shall include the Lafayette Factory Expansion.

                  "Appurtenances" shall mean all tenements, hereditaments, easements, rights-of-way, rights privileges in and to the Land, including (a) easements over other lands granted by any Easement Agreement and (b) any streets, ways, sidewalks driveways, curbs alleys, vaults, gores or strips of land adjoining the Land.

                  "Asset Transfer" shall mean Asset Transfer as defined in Paragraph 21(i).

                  "Assignment" shall mean any assignment of rents and leases from Landlord to a Lender which (a) encumbers any of the Leased Premises and (b) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified from time to time.

                  "Basic Rent" shall mean Basic Rent as defined in Paragraph 6.

                  "Basic Rent Payment Date" shall mean Basic Rent Payment Date as defined in Paragraph 6.

                  "Casualty" shall mean any loss of or damage to or destruction of or which affects the Leased Premises.

                  "Commencement Date" shall mean Commencement Date as defined in Paragraph 5.

                  "Common Area" shall mean the Common Area as defined in the Condominium Declaration and shown on the Condominium Site Plan.

                  "Condemnation" shall mean a Taking.

                  "Condemnation Notice" shall mean notice or knowledge of the institution of or intention to institute any proceeding for Condemnation.

                  "Condominium" shall mean the commercial condominium regime created pursuant to the Condominium Declaration.

                  "Condominium Association" shall mean the condominium Unit owner's association formed pursuant to the Condominium Declaration.

                  "Condominium Bylaws" shall mean Bylaws to be recorded along with the Condominium Declaration of Foss Condominium in substantially the form attached hereto as Exhibit "K-2", as same may be amended, restated, modified or supplemented from time to time with the consent of Landlord and Lender.

                  "Condominium Declaration" shall mean collectively, (i) the Declaration of Foss Condominium, a condominium, in substantially the form attached hereto as Exhibit "K-l", and all the terms and provisions thereof, and
(ii) the Condominium Bylaws, and any rules or regulations adopted thereunder, in each case, as same may be amended, restated, modified or supplemented from time to time with the consent of Landlord and Lender.

                  "Condominium Documents" shall mean the Condominium Declaration, the Condominium Bylaws, the Condominium Site Plan. Any exhibit, schedule, appendix, plan, or certification accompanying a Condominium Document and recorded with it, or incorporated by reference in it, shall be deemed to be incorporated into that Condominium Document.

                  "Condominium Expenses" shall mean the allocated share of all expenses attributable to the management, operation, maintenance, repair and security of the Condominium, including the parking and landscaped areas, which are incurred by or payable by Landlord as owner of the Leased Premises (including Landlord's undivided interest in the Common Area) pursuant to the Declaration or in accordance therewith, without mark-up by Landlord.

                  "Condominium Site Plan" shall mean the Site Plan as defined in the Condominium Declaration substantially in the form of those plans attached as Exhibit "J" as same may be amended, restated, modified or supplemented from time to time with the consent of Landlord and Lender. The parties acknowledge the that Exhibit J is not complete and that any changes required for the completion thereof shall be subject to the reasonable approval of Landlord and Lender. See Sections 36(a) of this Lease.

                  "Costs" of a Person or associated with a specified transaction shall mean all reasonable costs and expenses incurred by such Person or associated with such transaction, including without limitation, attorneys' fees and expenses, court costs, brokerage fees, escrow fees, title insurance premiums, recording fees and transfer taxes, as the circumstances require.

                  "CPI" shall mean CPI as defined in Exhibit "D" hereto.

                  "Default Rate" shall mean the Default Rate as defined in Paragraph 7(a)(iv).

                  "Default Termination Amount" shall mean the Default Termination Amount as defined in Paragraph 23(a)(iii).

                  "Easement Agreement" shall mean any conditions, covenants, restrictions, easements, declarations, licenses and other agreements listed as Permitted Encumbrances or as may hereafter affect any Related Premises.

                  "Environmental Law" shall mean (a) whenever enacted or promulgated, any applicable federal, state, foreign and local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement with any governmental entity, (i) relating to pollution (or the cleanup thereof), or the protection of air, water vapor, surface water groundwater, drinking water supply, land(including land surface or subsurface), plant, aquatic and animal life from injury caused by a Hazardous Substance or (ii) concerning exposure to, or the use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, handling, labeling, production, disposal or remediation of any Hazardous Substance, Hazardous Condition or Hazardous Activity, in each case as amended and as now or hereafter in effect, and (b) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance. The term Environmental Law includes, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the federal Water Pollution Control Act, the federal Clean Air Act, the federal Clean Water Act, the federal Resources Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments to RCRA), the federal Solid Waste Disposal Act, the federal Toxic Substance Control Act, the federal Insecticide, Fungicide and Rodenticide Act, the federal Occupational Safety and Health Act of 1970, the federal National Environmental Policy Act and the federal Hazardous Materials Transportation Act, each as amended and as now or hereafter in effect and any similar state or local Law.

                  "Environmental Violation" shall mean (a) any direct or indirect discharge, disposal, spillage, emission, escape, pumping, pouring, injection, leaching, release, seepage, filtration or transporting of any Hazardous Substance at, upon, under, onto or within the Leased Premises,or from the Leased Premises to the environment, in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to Landlord, Tenant or Lender any Federal, state or local government or any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (b) any deposit, storage, dumping, placement or use of any Hazardous Substance at, upon, under or within the Leased Premises in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to any Federal, state or local government or to any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (c) the abandonment or discarding of any barrels, containers or other receptacles containing any Hazardous Substances in violation of any Environmental Laws, (d) any activity, occurrence or condition which could result in any liability, cost or expense to Landlord or Lender or any other owner or occupier or the Leased Premises, or which could result in a creation of a lien on any Related Premises under any Environmental Law or (e) any violation of or noncompliance with any Environmental Law.

                  "Equipment" shall mean the Equipment as defined in Paragraph
1.

                  "Event of Default" shall mean an Event of Default as defined in Paragraph 22(a).

                  "Excess Land" shall mean, collectively, the Unit 4 Convertible Land and the Unit 5 Convertible Land.

                  "Expansion Conditions" shall mean the Expansion Conditions as defined in Paragraph 36.

                  "Expansion Costs and Expenses" shall mean the Expansion Costs and Expenses as defined in Paragraph 36.

                  "Expansion Landlord" shall mean the Expansion Landlord as defined in Paragraph 36.

                  "Expansion Lease Costs" shall mean the Expansion Lease Costs as defined in Paragraph 36.

                  "Expansion Unit" shall mean the Expansion Unit as defined in Paragraph 36.

                  "Fair Market Value" of either the Leased Premises or any Related Premises, as the case may be, and the context may require, shall mean the higher of (a) the fair market value of the Leased Premises or any Related Premises, as the case may be, as of the Relevant Date as if unaffected and unencumbered by this Lease or (b) the fair market value of the Leased Premises or Related Premises, as the case may be, as of the Relevant Date as affected and encumbered by this Lease and assuming that the Term has been extended for all extension periods provided for herein. For all purposes of this Lease, Fair Market Value shall be determined in accordance with the procedure specified in Paragraph 29.

                  "Fair Market Value Date" shall mean the date when the Fair Market Value is determined in accordance with Paragraph 29.

                  "Federal Funds" shall mean federal or other immediately available funds which at the time of payment are legal tender for the payment of public and private debts in the United States of America.

                  "Hazardous Activity" means any activity, process, procedure or undertaking which directly or indirectly (a) procures, generates or creates any Hazardous Substance; (b) causes or results in (or threatens to cause or result in) the release, seepage, spill, leak, flow, discharge or emission of any Hazardous Substance into the environment (including the air, ground water, watercourses or water systems), (c) involves the containment or storage of any Hazardous Substance, or (d) would cause any of the Leased Premises or any portion thereof to become a hazardous waste treatment, recycling, reclamation, processing, storage or disposal facility within the meaning of any Environmental Law.

                  "Hazardous Condition" means any condition which would support any claim or liability under any Environmental Law, including the presence of underground storage tanks.

                  "Hazardous Substance" means (i) any substance, material, product, petroleum, petroleum product, derivative, compound or mixture, mineral (including asbestos), chemical, gas, medical waste, or other pollutant, in each case whether naturally occurring, manmade or the by-product of any process, that is toxic, harmful or hazardous or acutely hazardous to the environment or public health or safety or (ii) any substance supporting a claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law. Hazardous Substances include, without limitation, any toxic or hazardous waste, pollutant, contaminant, industrial waste, petroleum or petroleum-derived substances or waste, radon, radioactive materials, asbestos, asbestos containing materials, microbial matter (including but not limited to mold, mildew and other fungi or bacterial matter which reproduces through the release of spores or the splitting of cells), urea formaldehyde foam insulation, lead and polychlorinated biphenyls.

                  "Impositions" shall mean the Impositions as defined in Paragraph 9(a).

                  "Improvements" shall mean the Improvements us defined in Paragraph 1.

                  "Indemnitee" shall mean an Indemnitee as defined in Paragraph 15.

                  "Insurance Requirements" shall mean the requirements of all insurance policies maintained in accordance with this Lease and the Condominium Documents.

                  "Lafayette Factory Expansion" shall mean the Lafayette Factory Expansion as defined in Paragraph 35.

                  "Land" shall mean the Land as defined in Paragraph 1.

                  "Law" shall mean any constitution, statute, rule of law, code, ordinance, order judgment, decree, injunction, rule, regulation, policy, requirement or administrative or judicial determination, even if unforseen or extraordinary , of every duly constituted governmental authority, court or agency, now or hereafter enacted or in effect.

                  "Lease" shall mean this Lease Agreement.

                  "Lease Year" shall mean, with respect to the first Lease Year, the period commencing on the Commencement Date and ending at midnight on the last day of the twelfth (12th ) full consecutive calender month following the month in which the Commencement Date occurred, and each succeeding twelve (12) month period during the Term.

                  "Leased Premises" shall mean the Leased Premises as defined in Paragraph 1.

                  "Legal Requirements" shall mean the requirements of all present and future Laws (including but not limited to Environmental Laws and Laws relating to accessibility to, usability by, and discrimination against, disabled individuals) and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Tenant or to any of the Leased Premises or any Related Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of any of the Leased Premises or any Related Premises, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Leased Premises or any Related Premises or requires Tenant to carry insurance other than as required by this Lease.

                  "Lender" shall mean (i) CIBC Inc. and it successors and assigns, as the initial Lender and (ii) thereafter, any Person (and its respective successors and assigns) which may, on or after the date hereof, make a Loan to Landlord or be the holder of a Note.

                  "Letter of Credit" shall mean Letter of Credit as defined in Paragraph 39.

                  "Limited Common Area" shall mean the Limited Common Area as defined in the Condominium Declaration and shown on the Condominium Site Plan.

                  "Loan" shall mean any loan made by one or more Lenders to Landlord, which loan is secured by a Mortgage and an Assignment and evidenced by a Note.

                  "Monetary Obligations" shall mean Kent and all other sums payable by Tenant under this Lease to Landlord, to any third party on behalf of Landlord or to any Indemnitee.

                  "Moody's" shall mean Moody's Investor Services, Inc.

                  "Mortgage" shall mean any mortgage or deed of trust from Landlord to a Lender which (a) encumbers any of the Leased Premises and (b) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

                  "Net Award" shall mean (a) the entire award payable to Landlord or Lender by reason of a Condemnation whether pursuant to a judgment or by agreement or otherwise, or (b) the entire proceeds of any insurance required under clause (i), (ii) (to the extent payable to Landlord or Lender), (iv), (v) or (vi) of Paragraph 16(a), as the case may be, less any expenses incurred by Landlord and Lender in collecting such award proceeds.

                  "Note" shall mean any promissory note evidencing Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

                  "Operating Covenants" shall mean the covenants and agreements described on Exhibit "G" hereto.

                  "Partial Casualty" shall mean any Casualty which does not constitute a Termination Event.

                  "Partial Condemnation" shall mean any Condemnation which does not constitute a Termination Event.

                  "Permitted Encumbrances" shall mean those covenants, restrictions, reservations, liens, conditions and easements and other encumbrances, other than any Mortgage or Assignment, listed, on Exhibit "C" hereto (but such listing shall not be deemed to revive any such encumbrances that have expired or terminated or are otherwise invalid or unenforceable).

                  "Person" shall mean an individual, partnership, association, corporation or other entity.

                  "Post Closing Obligations" shall mean those obligations, if any, of Tenant specified in Exhibit "I" hereto.

                  "Premises Percentage Allocation" shall mean the percentage allocated to each Related Premises in Exhibit "F" to this Lease as the same may be adjusted in accordance with the formula specified in Exhibit "F".

                  "Prepayment Premium" shall mean any payment required to be made by Landlord to a Lender under a Note or other document evidencing or securing a Loan (other than payments of principal and/or interest which Landlord is required to make under a Note or a Mortgage) solely by reason of any prepayment or defeasance by Landlord of any principal due, under a Note or Mortgage, and which may, without limitation, take the form of (a) a "make whole" or yield maintenance clause requiring a prepayment premium or (b) a defeasance payment (such defeasance payment to be an amount equal to the positive difference between (i) the total amount required to defease a Loan and (ii) the outstanding principal balance of the Loan as of the date of such defeasance plus reasonable Costs of Landlord and Lender).

                  "Present Value" of any amount shall mean such amount discounted by a rate per annum which is the lower of (a) the Prime Rate at the time such present value is determined or (b) six percent (6%) per annum.

                  "Prime Rate" shall mean the interest rate per annum as published, from time to time, in The Wall Street Journal as the "Prime Rate" in its column entitled "Money Rate". The Prime Rate may not be the lowest rate of interest charged by any "large U.S. money center commercial banks" and Landlord makes no representations or warranties to that effect. In the event The Wall Street Journal ceases publication or ceases to publish the "Prime Rate" as described above, the Prime Rate shall be the average per annum discount rate (the "Discount Rate") on ninety-one (91) day bills ("Treasury Bills") issued from time to time by the United States Treasury at its most recent auction, plus three hundred (300) basis points. If no such 91-day Treasury Bills are then being issued, the Discount Rate shall be the discount rate on Treasury Bills then being issued for the period of time closest to ninety-one (91) days.

                  "Related Premises" shall mean any one of the 380 Lafayette Office Premises, 390 Lafayette Factory Premises, and Merrill Drive Premises.

                  "Release Conditions" shall mean the Release Conditions as defined in Paragraph 37.

                  "Release Costs and Expenses" shall mean the Release Costs and Expenses as defined in Paragraph 37.

                  "Release Notice" shall mean the Release Notice as defined in Paragraph 37.

                  "Released Unit" shall mean the Released Unit as defined in Paragraph 37.

                  "Released Unit Purchase Price" shall mean the Released Unit Purchase Price as defined in Paragraph 37.

                  "Relevant Amount" shall mean the Termination Amount or the Default Termination Amount as the case may be.

                  "Relevant Date" shall mean (a) the date immediately prior to the date on which the applicable Condemnation Notice is received, in the event of a Termination Notice under Paragraph 18 which is occasioned by a Taking, (b) the date immediately prior to the date on which the applicable Casualty occurs, in the event of a Termination Notice under Paragraph 18 which is occasioned by a Casualty, (c) the date when Fair Market Value is redetermined, in the event of a redetermination of Fair Market Value pursuant to Paragraph 20(c), (d) the date immediately prior to the Event of Default giving rise to the need to determine Fair Market Value in the event Landlord provides Tenant with notice of its intention to require Tenant to make a termination offer under Paragraph 23(a)(iii), as applicable.

                  "Remaining Premises" shall mean the Related Premises which are not Affected Premises under Paragraph 18.

                  "Remaining Sum" shall mean Remaining Sum as defined in Paragraph 19(c).

                  "Renewal Term" shall mean Renewal Term as defined in Paragraph 5.

                  "Rent" shall mean, collectively, Basic Rent and Additional
Rent.

                  "S&P" shall mean Standard and Poor's Corporation.

                  "Security Deposit" shall mean Security Deposit as defined in Paragraph 39.

                  "Site Assessment" shall mean a Site Assessment as defined in Paragraph 10(c).

                  "State" shall mean the State of New Hampshire.

                  "Surviving Obligations" shall mean any obligations of Tenant under this Lease, actual or contingent, which arise on or prior to the expiration or prior termination of this Lease or which survive such expiration or termination by their own terms.

                  "Taking" shall mean (a) any taking or damaging of all or a portion of any of the Leased Premises (i) in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special, or (ii) by reason, of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceeding, or (iii) by any other means, or
(b) any de facto condemnation. The Taking shall be considered to have taken place as of the later of the date actual physical possession is taken by the condemnor, or the date on which the right to compensation and damages accrues under the law applicable to the Related Premises.

                  "Tenant's Expansion Request" shall mean Tenant's Expansion Request as defined in Paragraph 36.

                  "Term" shall mean the Term as defined in Paragraph 5.

                  "Termination Amount" shall mean (1), with respect to any Relevant Date occurring during the first seven (7) Lease Years, the greater of
(a) the sum of the Fair Market Value of the applicable Related Premises and the applicable Prepayment Premium which Landlord will be required to pay in prepaying or defeasing, as applicable, any Loan with proceeds of the Termination Amount or (b) the sun of the Acquisition Cost for the applicable

Related Premises and the applicable Prepayment Premium which Landlord will be required to pay in prepaying or defeating in whole or in part, as applicable, any Loan with proceeds of the Termination Amount, and (2) with respect to any Relevant Date occurring after the seventh (7th) Lease Year, the sum of the Fair Market Value of the applicable Related Premises and the applicable Prepayment Premium which Landlord will be required to pay in prepaying or defeasing, as applicable any Loan with proceeds of the Termination Amount; provided that in no event shall the Termination Amount at any time be less that the sum of (i) the portion of the initial Loan proceeds allocated to such Related Premises as established under the terms of the initial Mortgage from Landlord to the initial Lender (and its successors and assigns), and (ii) the applicable Prepayment Premium which Landlord will be required to pay in prepaying or defeasing, as applicable, any Loan with proceeds of the Termination Amount.

                  "Termination Date" shall mean the Termination Date as defined in Paragraph 18.

                  "Termination Event" shall mean a Termination Event as defined in Paragraph 18.

                  "Termination Notice" shall mean Termination Notice as defined in Paragraph 18(a).

                  "Third Party Purchaser" shall mean the Third Party Purchaser as defined in Paragraph 21 (h).

                  "Unit 2 Convertible Land" shall mean that portion of the Land described in Appendix B of the Condominium Declaration as the Convertible Land Unit 2.

                  "Unit 4 Convertible Land" shall mean that portion of the Land as defined in the Condominium Declaration as the Convertible Land Unit #4 and as described in Appendix B of the Condominium Declaration as Parcel I -
Convertible Land - Unit 4.

                  "Unit 5 Convertible Land" shall mean those portions of the Land defined in the Condominium Declaration as the Convertible Land Unit #5 and as described in Appendix B of the Condominium Declaration as (i) Parcel II - Convertible Land - Unit 5 -Tract I, and (ii) Parcel II - Convertible Land - Unit 5 -Tract II.

                  "Warranties" shall mean Warranties as defined in Paragraph
               3(c).

                  "Work" shall mean Work as defined in Paragraph 13(b).

            3. Title and Condition; Single Lease Transaction.

                  (a) The Leased Premises are demised and let subject to (i) the Mortgage and Assignment in effect as of the Commencement Date, (ii) the rights of any Persons in possession of the Leased Premises, (iii) the existing state of title of any of the Leased Premises, including any Permitted Encumbrances, (iv) any state of facts which an accurate survey or physical inspection of the Leased Premises might show, (v) all Legal Requirements, including any existing violation of any thereof, and (vi) the condition of the Leased Premises as of the commencement of the Term, without representation or warranty by Landlord.

                  (b) Tenant acknowledges that the Leased Premises are in good condition and repair at the inception of this Lease. LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES AS IS WHERE IS AND WITH ALL FAULTS. TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO(i) ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, (ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii)THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT, (iv) LANDLORD'S TITLE THERETO, (v) VALUE, (vi) COMPLIANCE WITH SPECIFICATlONS,(vii) LOCATION, (viii) USE, (ix) CONDITION, (x) MERCHANTABILITY, (xi) QUALITY, (xii) DESCRIPTION, (xii) DURABILITY (xiv) OPERATION, (xv) THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, OR
(xvi) COMPLIANCE OF THE LEADED PREMISES WITH ANY LAW OR LEGAL REQUIREMENT; AND ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE LEASED PREMISES ARE OF ITS SELECTION AND TO ITS SPECIFICATIONS AND THAT THE LEASED PREMISES HAVE BEEN INSPECTED BY TENANT AND ARE SATISFACTORY TO IT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE LEASED PREMISES OF ANY NATURE, WHETHER LATENT OR PATENT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS PARAGRAPH 3(b) HAVE BEEN NEGOTIATED, AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE.

                  (c) Tenant represents to Landlord that Tenant has examined the title to the Leased Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory for the purposes contemplated hereby. Tenant acknowledges that (i) fee simple title (both legal and equitable) to the Leased Premises is in Landlord and that Tenant has only the leasehold right of possession and use of the Leased Premises, as provided herein, (ii) the Improvements conform to all material Legal Requirements and all Insurance Requirements, (iii) all easements necessary or appropriate for the use or operation of the Leased Premises have been obtained, (iv) all contractors and subcontractors who have performed work on or supplied materials to the Leased Premises have been fully paid, and all materials and supplies have been fully paid for, (v) the Improvements have been fully completed in all material respects in a workmanlike manner of first class quality, and(vi) all Equipment necessary or appropriate for the use or operation of the Leased Premises has been installed and is presently fully operative in all material respects.

                  (d) Landlord hereby assigns to Tenant, without recourse or warranty whatsoever, in conjunction with Landlord, the right to enforce all assignable warranties, guaranties, indemnities, causes of action and similar rights (collectively "Warranties") which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises. Such assignment shall remain in effect until the expiration or earlier termination of this Lease (unless Tenant or its affiliate or designee acquires any of the Leased Premises, in which instance such assignment shall become permanent and irrevocable with respect to such Leased Premises), whereupon such assignment shall cease and all of the Warranties shall automatically revert to Landlord. In confirmation of such reversion Tenant shall execute and deliver promptly any certificate or other document reasonably required by Landlord. Landlord shall also retain the right to enforce any Warranties upon the occurrence of an Event of Default. Tenant shall use commercially reasonable efforts to enforce the Warranties in accordance with their respective terms.

                  (e) LANDLORD AND TENANT AGREE THAT IT IS THEIR MUTUAL INTENT TO CREATE, AND THAT THIS LEASE CONSTITUTES, A SINGLE LEASE WITH RESPECT TO EACH AND EVERY PARCEL OP LAND, IMPROVEMENTS INCLUDED IN ANY AND ALL OF THE LEASED PREMISES (WHEREVER LOCATED), THAT THIS LEASE IS NOT INTENDED AND SHALL NOT BE CONSTRUED TO BE SEPARATE LEASES AND THAT ALL THE TERMS AND CONDITIONS HEREOF SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF LANDLORD AND TENANT WITH RESPECT THERETO.

                  (f) TENANT, ON BEHALF OF ITSELF AND ANY TRUSTEE OR LEGAL REPRESENTATIVE (UNDER THE FEDERAL BANKRUPTCY CODE OR ANY SIMILAR STATE INSOLVENCY PROCEEDING) EXPRESSLY ACKNOWLEDGES AND AGREES THAT, NOTWITHSTANDING THE PROVISIONS OF PARAGRAPH 18 HEREOF OR ANY OTHER PROVISION IN THIS LEASE TO THE CONTRARY, IT IS THE EXPRESS INTENT OF LANDLORD AND TENANT TO CREATE, AND THAT THIS LEASE CONSTITUTES, A SINGLE LEASE WITH RESPECT TO EACH AND EVERY PARCEL OF LAND, IMPROVEMENTS AND EQUIPMENT INCLUDED IN EACH AND ALL OF THE RELATED PREMISES (WHEREVER LOCATED) AND SHALL NOT BE (OR BE DEEMED TO BE) DIVISIBLE OR SEVERABLE INTO SEPARATE LEASES FOR ANY PURPOSE WHATSOEVER, AND TENANT, ON BEHALF OF ITSELF AND ANY SUCH TRUSTEE OR LEGAL REPRESENTATIVE, HEREBY WAIVES ANY RIGHT TO CLAIM OR ASSERT A CONTRARY POSITION IN ANY ACTION OR PROCEEDING; IT BEING FURTHER UNDERSTOOD AND AGREED BY TENANT THAT THE ALLOCATIONS OF ACQUISITION COST AND PERCENTAGE ALLOCATION OF BASIC RENT AS SET FORTH ON EXHIBIT "E" AND EXHIBIT "F" HEREOF ARE INCLUDED TO PROVIDE A FORMULA FOR RENT ADJUSTMENT AND LEASE TERMINATION UNDER CERTAIN CIRCUMSTANCES AND AS AN ACCOMMODATION TO TENANT. ANY EVENT OF DEFAULT HEREUNDER IN CONNECTION WITH ANY RELATED PREMISES SHALL BE DEEMED TO BE AN EVENT OF DEFAULT WITH RESPECT TO THE ENTIRE LEASED PREMISES (WHEREVER LOCATED). THE FOREGOING AGREEMENTS AND WAIVERS BY TENANT IN THIS PARAGRAPH 3(f) ARE MADE AS A MATERIAL INDUCEMENT TO LANDLORD TO ENTER INTO THE TRANSACTION CONTEMPLATED BY THIS LEASE AND THAT, BUT FOR THE FOREGOING AGREEMENTS AND WAIVERS BY TENANT, LANDLORD WOULD NOT CONSUMMATE THIS LEASE TRANSACTION.

            4. USE OF LEASED PREMISES: QUIET ENJOYMENT.

                  (a) Tenant may occupy and use the Leased Premises for manufacturing, warehouse, office, and research and development, and for no other purpose, except that Tenant may use a portion of the 390 Lafayette Factory Premises for electrical generation for use by Tenant or for sale to third parties to the extent permitted by applicable Law; provided that, in no event shall Tenant enter into any agreement with respect to the furnishing of electric capacity to any third party that (x) is in the nature of a "guaranteed" or "exclusive" contract (e.g, guaranteeing a minimum supply of electric capacity or any so-called "output" or "requirements" contract), or (y) that is not terminable on notice by Landlord upon the termination, expiration or cancellation of this Lease, in any case, without the prior written consent of Landlord and Lender, which consent may be granted or withheld in their sole and absolute discretion. Tenant shall not use or occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner which would or might (i) violate any Law, Legal Requirement or Permitted Encumbrance, or any Condominium Declaration then in effect as to the Leased Premises, (ii) make void or voidable or cause any insurer to cancel any insurance required by this Lease, or make it difficult or impossible to obtain any such insurance at commercially reasonable rates,
(iii) make void or voidable, cancel or cause to be cancelled or release any of the Warranties, (iv) cause structural injury to any of the Improvements or (v) constitute a public, or private nuisance or waste. Notwithstanding the foregoing, in the event the Leased Premises are converted to a condominium form of ownership, any use of the Leased Premises or any part thereof shall also be subject to the terms, conditions and restrictions set forth in the Condominium Declaration (and any approvals required thereunder).

                  (b) Subject to the provisions hereof, so long as no Event of Default has occurred and is continuing, Tenant shall quietly hold, occupy and enjoy the Leased Premises throughout the Term, without any hindrance, ejection or molestation by Landlord or anyone claiming by, through or under Landlord with respect to matters that arise after the date hereof, provided that Landlord or its agents may enter upon and examine any of the Leased Premises at such reasonable times as Landlord may select and upon reasonable notice to Tenant (except in the case of any emergency, in which event no notice shall be required) for the purpose of inspecting the Leased Premises, verifying compliance or non-compliance by Tenant with its obligations hereunder and the existence or non-existence of an Event of Default or event which with the passage of time and/or notice would constitute an Event of Default, showing the Leased Premises to prospective Lenders and purchasers, making any repairs and taking such other action with respect to the Leased Premises as is permitted by any provision hereof.

                  (c) In no event shall any portion of the Leased Premises be used or occupied or permitted to be used or occupied for any of the following purposes: (i) any nightclub, bar or discotheque; (ii) any adult bookstore or video shop, nude or semi-nude or "adult' entertainment establishment or any lewd, obscene or pornographic purpose; (iii) any store in which a material portion of the inventory is not available for sale or rental to children under 18 years of age because such inventory explicitly deals with, relates to, or depicts human sexuality, or in which any of the inventory constitutes drug paraphernalia of the kind associated with or sold by so-called "head shops";
(iv) any dumping, disposing, incineration or reduction of garbage (exclusive of appropriately screened dumpsters and/or recycling bins located in the rear of any building and garbage disposal in ordinary course of business); (v) any mortuary; (vi) any fire sale, bankruptcy sale (unless pursuant to a court order) or auction house operation; (vii) any gas station: (viii) any central laundry or dry cleaning plant or laundromat; (ix) any automobile, truck, trailer or RV sales, leasing, display or repair; (x) any "flea market", secondhand, surplus or other "off-price" or deep discount store; (xi) any gambling or off-track betting operation, or (xii) any massage parlor or carnival.

            5. Term.

                  (a) Subject to the provisions hereof, Tenant shall have and hold the Leased Premises far an initial term (such term, as extended or renewed in accordance with the provisions hereof, being called the "Term") commencing on the date hereof (the "Commencement Date") and ending at 11:59 p.m. on August 31, 2024 (the "Expiration Date").

                  (b) Provided that if, on or prior to the Expiration Date or any other Renewal Date (as hereinafter defined) this Lease shall not have been terminated pursuant to any provision hereof, then on the Expiration Date and on the tenth (10th) anniversary of the Expiration Date (the Expiration Date and each such anniversary being referred to herein as a

                                      -13

"Renewal Date"), the Term shall be deemed to have been automatically extended for an additional period of ten (10) years (each such extension, a "Renewal Term"), unless Tenant shall notify Landlord in writing in recordable form at least eighteen (18) months prior to the next Renewal Date that Tenant is terminating this Lease as of the next Renewal Date. Any such extension of the Term shall be subject to all of the provisions of this Lease, as the same may be amended, supplemented or modified (except that Tenant shall not have the right to any additional Renewal Terms). If Tenant exercises its option pursuant to Paragraph 5(b) not to have the Term automatically extended, or if on Event of Default occurs, then Landlord shall have the right during the remainder of the Term then in effect and, in any event, Landlord shall have the right during the last year of the Term, to (i) advertise the availability of any of the Leased Premises for sale or reletting and to erect upon any of the Leased Premises signs indicating such availability and (ii) show any of the Leased Premises to prospective purchasers or tenants or their agents at such reasonable times as Landlord may select, upon reasonable prior notice to Tenant.

            6. Basic Rent. Tenant shall pay to Landlord, as annual rent for the Leased Premises during the Term, the amounts determined in accordance with Exhibit "D" hereto ("Basic Rent"), payable quarterly in advance for the next three (3) calendar months, commencing on the twenty-fifth day of July, 2004, and thereafter on the same day of each October, January, April and July during, the Term which shall be payable as set forth in said Exhibit "D". The date that each payment of Basic Rent is due is hereinafter referred to as a "Basic Rent Payment Date". Each such payment of Basic Rent shall be made in Federal Funds on each Basic Rent Payment Date to Landlord and/or to such one or more other Persons, pursuant to wire transfer instructions delivered to Tenant from time to time at such addresses and in such proportions as Landlord may direct by fifteen (15) days' prior written notice to Tenant (in which event Tenant shall give Landlord notice of each such payment concurrent with the making thereof).

            7. Additional Rent.

                  (a) Tenant shall pay and discharge, as additional rent (collectively, "Additional Rent").

                        (i) except as otherwise specifically provided herein,all costs and expenses of Tenant, Landlord and any other Persons specifically referenced herein which arc incurred in connection or associated with (A) the ownership, use, non-use, occupancy, possession, operation, condition, design, construction, maintenance, alteration, repair or restoration of any of the Leased Premises, (B) the performance of any of 'Tenant's obligations under this Lease, (C) any sale or other transfer of any of the Leased Premises to Tenant (or any assignee or designee of Tenant) under this Lease, including costs and expenses incurred in connection with the payment of a Prepayment Premium. (D) any Condemnation proceedings, (E) the adjustment, settlement or compromise of any insurance claims involving or arising from any of the Leased Premises, (F) the prosecution, defense or settlement of any litigation involving or arising from the sale of the Leased Premises to Landlord or arising from any of the Leased Premises (other than any litigation between Landlord and Tenant unless pursuant to clause (G) hereof), (G) the exercise or enforcement by Landlord, its successors and assigns, of any of its rights under this Lease, (H) any amendment to or modification or termination of this Lease made at the request of Tenant,
(I) Costs of Landlord and its counsel incurred in connection with any act undertaken or performed by Landlord (or its counsel) at the request of or on behalf of Tenant or the review and monitoring of compliance by Tenant with the terms of this Lease, including compliance with any Post Closing Obligations and all applicable Laws, (J) Costs of Landlord incurred in connection with any act undertaken by Landlord following Tenant's failure to act promptly in an emergency situation, (K) any Condominium Expenses and (L) any other items specifically required to be paid by Tenant under this Lease;

                        (ii) after the date all or any portion of any installment of Basic Rent is due and not paid by the applicable Basic Rent Payment Date, an amount (the "Late Charge") equal to five percent (5%) of the amount of such unpaid installment or portion thereof to reimburse Landlord for its cost and inconvenience incurred as a result of Tenant's delinquency; provided, however, that with respect to the first late payment of all or any portion of any installment of Basic Rent in any Lease Year, the Late Charge shall not be due and payable unless the Basic Rent has not been paid within five
(5) days' following the due date thereof;

                        (iii) a sum equal to any additional sums other than scheduled payments of principal and interest under any Loan (but including any late charge in excess of the amount payable under clause (ii) above for that portion of the Basic Rent paid to the Lender as scheduled installments of principal and interest, default penalties, interest in excess of amounts payable under clause (iv) below for that portion of the Basic Rent paid to the Lender as scheduled installments of principal and interest, and fees of Lender's counsel) which are payable by Landlord to any Lender under any Note by reason of Tenant's late payment or non-payment of Basic Rent or by reason of an Event of Default; and

                          (iv) interest at the rate (the "Default Rate") of five
percent (5%) over the Prime Rate per annum on the following sums. until paid in full: (A) all overdue installments of Basic Rent from the respective due dates thereof, (B) all overdue amounts of Additional Rent relating to obligations which Landlord shall have paid on behalf of Tenant, from the date of payment thereof by Landlord, and (C) all other overdue amounts of Additional Rent, from the date when any such amount becomes overdue.

                  (b) Tenant shall pay and discharge (i) any Additional Rent referred to in Paragraph 7(a)(i) when the same shall become due, provided that amounts which are billed to Landlord or any third party, but not to Tenant, shall be paid within five (5) days after Landlord's demand for payment thereof, and (ii) any other Additional Rent, within five (5) days after Landlord's demand for payment thereof.

                  (c) In no event shall amounts payable under Paragraph 7(a)
(ii), (iii) and (iv) or elsewhere in this Lease exceed the maximum amount permitted by applicable Law.

            8. Net Lease: Non-Terminability.

                  (a) This is a net lease and all Monetary Obligations shall be paid without notice or demand and without set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction,reduction or defense (collectively, a "Set-Off").

                  (b) This Lease and the rights of Landlord and the obligations of Tenant hereunder shall not be affected by any event or for any reason or cause whatsoever foreseen or unforeseen.

                  (c) The obligations of Tenant hereunder shall be separate and independent covenants and agreements, all Monetary Obligations shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. The obligation to pay Rent or amounts equal thereto shall not be affected by any collection of any sums or charges by any governmental body pursuant to a tax lien or otherwise, regardless of how same are characterized. All Rent payable by Tenant hereunder shall constitute "rent" for all purposes (including Section 502(b)(6) of the Federal Bankruptcy Code).

                  (d) Except as otherwise expressly provided herein, Tenant shall have no right and hereby waives all rights which it may have under any Law
(i) to quit, terminate or surrender this Lease or any of the Leased Premises, or
(ii) to any Set-Off any Monetary Obligations.

            9. Payment of Impositions.

                  (a) Tenant shall, before interest or penalties are due thereon, pay and discharge all taxes (including real and personal property, franchise, sales, use, gross receipts and rent taxes), all charges for any casement or agreement maintained for the benefit of any of the Leased Premises, all assessments and levies, all permit, inspection and license fees all rents and charges for water, sewer, utility and communication services relating to any of the Leased Premises, all ground rents and all other public charges whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed against (i) Tenant, (ii) Tenant's possessory interest in the Leased Premises, (iii) any of the Leased Premises, (iv) Landlord as a result of or arising in respect of the acquisition, ownership, occupancy, leasing, use, possession or sale of any of the Leased Premises, any activity conducted on any of the Leased Premises, or the Rent or (v) any Lender by reason of any Note, Mortgage, Assignment or other document evidencing or securing a Loan and which (as to this clause (v) Landlord has agreed to pay (collectively, the "Impositions"); provided, that nothing herein shall obligate Tenant to pay (A) income, excess profits or other taxes of Landlord (or Lender) which are determined on the basis of Landlord's (or Lender's) net income or net worth (unless such taxes are in lieu of or a substitute for any other tax, assessment or other charge upon or with respect to the Leased Premises which, if it were in effect, would be payable by Tenant under the provisions hereof or by the terms of such tax, assessment or other charge), (B) any estate, inheritance, succession, gift or similar tax imposed on Landlord, (C) any capital gains, sales or similar tax imposed on Landlord in connection with the sale of the Leased Premises to any Person, or (D) any transfer taxes payable by reason of a sale or transfer of the Leased Premises to a party other than Tenant or an Affiliate of Tenant. Landlord shall have the right to require Tenant to pay, together with scheduled installments of Basic Rent, the amount of the gross receipts or rent tax, if any, payable with respect to the amount of such installment of Basic Rent. II any Imposition may be paid in installments without interest or penalty, Tenant shall have the option to pay such Imposition in installments; in such event, Tenant shall be liable only for those installments which. accrue or become due and payable during the Term. Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Impositions. Tenant shall deliver to Landlord (1) copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority within ten (10) days after Tenant's receipt thereof, (2) receipts for payment of all taxes required to be paid by Tenant hereunder within thirty (30) days after the due date thereof and (3) receipts for payment of all other Impositions within ten (10) days after Landlord's request therefor.

                   (b) Following the occurrence of an Event of Default, or if Landlord is required by a Lender, Tenant shall pay to Landlord such amounts (each an "Escrow Payment") monthly or as required by such Lender (but not more often than monthly) so that there shall be in an escrow account an amount sufficient to pay the Escrow Charges (as hereinafter defined) as they become due. As used herein, "Escrow Charges" shall mean real estate taxes and assessments on or with respect to the Leased Premises or payments in lieu thereof and premiums on any insurance required by this Lease and any reserves for capital improvements, deferred maintenance, repair and/or tenant improvements and leasing commissions required by any Lender. Landlord shall determine the amount of the Escrow Charges (it being agreed that if required by a Lender, such amount shall equal any corresponding escrow installments required to be paid by Landlord) and the amount of each Escrow Payment. The Escrow Payments may be conmingled with other funds of Landlord or other Persons and no interest thereon shall be due or payable to Tenant except to the extent interest thereon is actually paid to Landlord (in which event Landlord shall pay over such interest to Tenant). Landlord shall apply the Escrow Payments to the payment of the Escrow Charges in such order or priority as Landlord shall determine or as required by Law. If at any time the Escrow Payments theretofore paid to Landlord shall be insufficient for the payment of the Escrow Charges, Tenant within ten (10) days after Landlord's demand therefor, shall pay the amount of the deficiency to Landlord.

            10. Compliance with Laws and Easement Agreements; Environmental Matters.

                  (a) Tenant shall, at its expense, comply with and conform to, and cause the Leased Premises and any other Person occupying any part of the Leased Premises to comply with and conform to, all Insurance Requirements and Legal Requirements (including all applicable Environmental Laws) and the Condominium Declaration if then in effect. Tenant shall not at any time (i) cause, permit or suffer to occur any Environmental Violation or (ii) permit any sublessee, assignee or other Person occupying the Leased Premises under or through Tenant to cause, permit or suffer to occur any Environmental Violation and, at the request of Landlord or Lender, Tenant shall promptly remediate or undertake any other appropriate response action to correct any existing Environmental Violation however immaterial, and (iii) without the prior written consent of Landlord and Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof. Any and all reports prepared for or by Landlord with respect to the Leased Premises shall be for the sole benefit of Landlord and Lender and no other Person shall have the right to rely on any such reports.

                  (b) Tenant, at its sole cost and expense, will at all times promptly and faithfully abide by, discharge and perform all of the covenants, conditions and agreements contained in any Easement Agreement on the part of Landlord or the occupier to be kept and performed thereunder. Tenant will not alter, modify, amend or terminate any Easement Agreement, give any consent or approval thereunder, or enter into any new Easement Agreement without, in each case, prior written consent of Landlord. Landlord will not consent to or vote in favor of any modification or amendment to any of the Condominium Documents, (or any regulations or rules promulgated thereunder) which materially affects the use or occupancy of the Leased Premises (or the cost of operations thereat) or any parking areas or allocation thereof, or any Impositions on the Leased Premises without the prior written consent of Tenant, which consent shall not be unreasonably withheld or delayed.

                  (c) Upon prior written notice from Landlord Tenant shall permit such persons as Landlord may designate ("Site Reviewers") to visit the Leased Premises during normal business hours and In a manner which does not unreasonably interfere with Tenant's operations and perform, as agents of Tenant, and to conduct environmental site investigations and assessment ("Site Assessments") on the Leased Premises in any of the following circumstances: (i) in connection with any sale, financing or refinancing of the Leased Premises,
(ii) within the six month period prior to the expiration of the Term, (iii) if required by Lender or the terms of any credit facility to which Landlord is bound, (iv) if an Event of Default exists, or (v) at any other time that, in the opinion of Landlord or Lender, a reasonable basis exists to believe that an Environmental Violation or any condition that could reasonably be expected to result in any Environmental Violation exists. Such Site Assessments may include both above and below the ground testing for Environmental Violations and such other tests as may be necessary, in the opinion of the Site Reviewers, to conduct the Site Assessments. Tenant shall supply to the Site Reviewers such historical and operational information regarding the Leased Premises as may be reasonably requested by the Site Reviewers to facilitate the Site

Assessment, and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The cost of performing and reporting Site Assessments (A) under clause (i), if the sale is to Tenant or an affiliate or designee of Tenant, (B) under clause (ii), but only one time, and (C) under clauses (iv) and (v), but only if Landlord or Lender have a reasonable basis to suspect that an Environmental Violation has occurred, shall be paid by Tenant; and in all other instances shall be paid by Landlord.

                  (d) If an Environmental Violation occurs or is found to exist and, in Landlord's reasonable judgment, the cost of remediation of, or other response action with respect to, the same is likely to exceed $250,000, Tenant shall provide to Landlord, within ten (10) days after Landlord's request therefor, adequate financial assurances that Tenant will effect such remediation in accordance with applicable Environmental Laws. Such financial assurances shall be a bond or letter of credit satisfactory to Landlord in form and substance and in an amount equal to or greater than Landlord's reasonable estimate, based upon a Site Assessment performed pursuant to Paragraph 10(c), of the anticipated cost of such remedial action.

                  (e) Notwithstanding any other provision of this Lease, if an Environmental Violation occurs or is found to exist and the Term would otherwise terminate or expire, then, at the option of Landlord, the Term shall be automatically extended beyond the date of termination or expiration and this Lease shall remain in full force and effect beyond such date until the earlier to occur of (i) the completion of all remedial action in accordance with applicable Environmental Laws or(ii) the date specified in a written notice from Landlord to Tenant terminating this Lease.

                  (f) If Tenant fails to comply with any requirement of any Environmental Law in connection with any Environmental Violation which occurs or is found to exist, Landlord shall have the right (but no obligation) to take any and all actions as Landlord shall deem necessary advisable in order to cure such Environmental Violation.

                  (g) Tenant shall notify Landlord immediately after becoming aware of any Environmental Violation (or alleged Environmental Violation) or noncompliance with any of the covenants contained in this Paragraph 10 and shall forward to Landlord immediately upon receipt thereof copies of all orders, reports, notices, permits, applications or other communications relating to any such violation or noncompliance.

                  (h) All future leases, subleases or concession agreements relating to the Leased Premises entered into by Tenant shall contain covenants of the other party thereto which are identical to the covenants contained in Paragraph 10(a).

                  (i) Landlord acknowledges that in the event the Leased Premises are converted to a condominium form of ownership, (i) to the extent permitted by applicable Laws, Landlord shall, for so long as it is the owner of the Leased Premises or any part thereof, at all times hold a majority of seals on the Board of Directors of the Condominium Association pursuant to the terms of the Condominium Declaration; provided that so long as no Event of Default, and no condition, event, act or omission exists which, with the giving of notice or passage of time or both, would constitute an Event of Default, has occurred and is then continuing, Landlord agrees that it shall give due consideration, without obligation, to the appointment of one officer of Tenant first-named herein as one representative on such board; provided further that, in all events, any officer or director of Landlord or its parent company or an affiliate of either entity may be designated as a representative of Landlord on such board, (ii) all rights of the Landlord and Tenant shall be subject to the terms of the Condominium Documents and NH RSA 356-B, the Condominium Act, and the terms of this Lease Agreement shall he read as requiring such compliance, whether or not expressly so stated; and (iii) unless expressly otherwise stated, where a term of this Lease allows Tenant to take or perform an action that would otherwise be required of or limited to Landlord as Delarant, subject to the provisions of this Lease, the parties shall execute such delegations of authority or assignments of rights as shall be necessary to allow Tenant to act for and on behalf of or as assignee of the Landlord as Declarant.

      11. Liens; Recording.

            (a) Tenant shall not, directly or indirectly, create or permit to be created or to remain and shall promptly discharge or remove any lien, levy or encumbrance on any of the Leased Premises or on any Rent or any other sums payable by Tenant under this Lease,other than any Mortgage or Assignment, the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting solely from any act or omission of Landlord. NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING OR OCCUPYING ANY OF THE LEASED PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO ANY OF THE LEASED PREMISES. LANDLORD MAY AT ANY TIME POST ANY NOTICES ON THE LEASED PREMISES
REGARDING SUCH NON-LIABILITY OF LANDLORD.

            (b) Tenant shall execute, deliver and record, file or register (collectively, "record") all such instruments as may be required or permitted by any present or future Law in order to evidence the respective interests of Landlord and Tenant in any of the Leased Premises, and shall cause a memorandum of this Lease (or, if such a memorandum cannot be recorded, this Lease), and any supplement hereto or thereto, to be recorded in such manner and in such places as may be required or permitted by any present or future Law in order to protect the validity and priority of this Lease.

      12. Maintenance and Repair.

            (a) Tenant shall at all times maintain each Related Premises (including the Common Area and Limited Common Area in the event that the Condominium Documents are recorded) in as good repair and appearance as each is in on the date hereof and fit to be used for their intended use in accordance with the better of (i) the practices historically observed by Tenant with respect to the Leased Premises or (ii)the practices then currently observed by Tenant with respect to the other real properties owned or operated by it, and, in the case of the Equipment, in as good mechanical condition as it was on the later of the later of the date hereof or the date of its installation, except for ordinary wear and fear. Tenant shall take every other action necessary or appropriate for the preservation and safety of each Related Premises. Tenant shall promptly make all Alterations of every kind and nature, whether foreseen or unforeseen, which may be required to comply with the foregoing requirements of this Paragraph 12(a). Landlord shall not be required to make any Alteration, whether foreseen or unforeseen, or to maintain any of the Related Premises in any way, and Tenant hereby expressly waives any right which may be provided for in any Law now or hereafter in effect to make Alterations at the expense of Landlord or to require Landlord to make Alterations. Any Alteration made by Tenant pursuant to this Paragraph 12 shall be made in conformity with the provisions of Paragraph 13.

            (b) If any Improvement, now or hereafter constructed, shall (i) encroach upon any setback or any property, street or right-of-way adjoining any of the Leased Premises, (ii) violate the provisions of any restrictive covenant affecting any of the Leased Premises, (iii) hinder or obstruct any easement or right-of-way to which any of the Leased Premises is subject or (iv) impair the rights of others in, to or under any of the foregoing, Tenant shall, promptly after receiving notice or otherwise acquiring knowledge thereof, either (A) obtain from all necessary parties waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect Landlord, Tenant or both, or (B) take such action as shall be necessary to remove all such encroachments, hindrances or obstructions and to end all such violations or impairments, including, if necessary, making Alternations.

      13. Alterations and Improvements

            (a) Tenant shall have right, without having obtained the prior written consent of Landlord or Lender and provided that no Event of Default then exists, (i) to such Alterations or series of related Alterations performed during any twelve (12) consecutive month period, do not cost in excess of $250,000 with respect to any Related Premises and (ii) to install Equipment in the Improvements or accessions to the Equipment that, as to such Equipment or accessions, do not cost in excess of $250,000 during any twelve (12) consecutive month period, so long as at the time of construction or installation of any such Equipment or Alterations no Event of Default exists and the value and utility of the Leased Premises is not diminished thereby. If the cost of any non-structural Alterations, series of related non-structural Alterations performed within any twelve (12) consecutive month period, or Equipment or accessions thereto installed within a twelve (12) consecutive month period is in excess of $250,000 or if Tenant desires to make structural Alterations to any Related Premises, the prior written approval of Landlord and Lender shall be required, which consent shall not be unreasonably withheld or delayed; provided that Tenant shall not construct upon the Land any additional buildings without having first obtained the prior written consent of Landlord and Lender which consent may be granted or withheld in their sole discretion (subject to the specific requirements set forth in Paragraph 35 through 38 with respect to the Lafayette Factory Expansion and any Additional Improvements). Tenant shall not be required to remove any Alterations at the end of the Term except that Landlord shall have the right to require Tenant to remove any Alterations made in violation of this Lease or of applicable Law or as to which Landlord's consent was conditioned upon removal of same at the end of the Term.

            (b) If Tenant makes any Alterations pursuant to this Paragraph 13 or Paragraphs 35 through 38 hereof or as required by Paragraph 12 or 17 (such Alterations and actions being hereinafter collectively referred to as "Work"), then (i) the market value of the Leased Premises shall not be lessened by any such Work or its usefulness impaired, (ii) all such Work shall be performed by Tenant in a good and workmanlike manner, (iii) all such Work shall be expeditiously completed in compliance with all Legal Requirements, (iv) all such Work shall comply with the requirements of all insurance policies required to be maintained by Tenant hereunder, (v) if any such Work involves the replacement off Equipment or parts thereto, all replacement Equipment or parts shall have a value and useful life equal to the greater of (A) the value and useful life on the date hereof of the Equipment being replaced or (B) the value and useful life of the Equipment being replaced immediately prior to the occurrence of the event which required its replacement (assuming such replaced Equipment was then in the condition required by this Lease), (vi) Tenant shall promptly discharge or remove all liens filed against any of the Leased Premises arising out of such Work, (vii) Tenant shall procure and pay for all permits and licenses required in connection with any such Work, (viii) all such Work shall be the property of Landlord and shall be subject to this Lease, and Tenant shall execute and deliver to Landlord any document requested by Landlord evidencing the assignment to Landlord of all estate, right title and interest (other than the leasehold estate created hereby) of Tenant or any other Person thereto or therein, and
(ix) Tenant shall comply, to the extent requested by Landlord or required by this Lease, with the provisions of paragraphs 12(a) and 19(a), whether or not such Work involves restoration of the Leased Premises.

            (c) Except for right (without obligation) of Landlord elsewhere in this Lease to make any necessary repairs to the Leased Premises following Tenant's failure to do so in accordance with this Lease or as required by the Condominium Documents, Landlord shall not have the right to make any additions, alterations, modifications or improvements to the Leased Premises or to construct any additional buildings on the Land without obtaining the prior written consent of Tenant. So long as this Lease is in effect and no Event of Default beyond any applicable notice and cure period exists, Landlord shall not request any modifications to the current zoning or use classification of the Leased Premises or consent to any action by the Condominium with respect thereto without obtaining the prior written consent of Tenant.

      14. Permitted Contests. Notwithstanding any other provision of this Lease, Tenant shall not be required to (a) pay any Imposition, (b) discharge or remove any lien referred to in Paragraph 11 or 13 (c) take any action with respect to any encroachment, violation, hindrance, obstruction or impairment referred to in Paragraph 12 (b) (such non - compliance with the terms hereof being hereinafter referred to collectively as "Permitted Violations") and may dispute or contest the same, so long as at the time of such non-compliance no Event of Default exists and so long as Tenant shall contest, in good faith, the existence, amount or validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord's liability therefor by appropriate proceedings which shall operate during the pendency thereof to prevent or stay (i) the collection of, or other realization upon, the Pennitted Violation so contested, (ii) the sale, forfeiture or loss of any of the Leased Premises or any Rent to satisfy or to pay any damages caused by any Permitted Violation,(iii) any interference with the use or occupancy of any of the Leased Premises, (iv) any interference with the payment of any Rent, (v) the cancellation or increase in the rate of any insurance policy or a statement by the carrier that coverage will be denied or
(vi) the enforcement or execution of any injunction or order with respect to the Permitted Violation. Tenant shall provide Landlord security which is satisfactory, in Landlord's reasonable judgement, to assure that such Permitted Violation is corrected, including all Costs, interest and penalties that may be incurred or become due in connection therewith. While any Proceedings which comply with the requirements of this Paragraph 14 are pending and the required security is held by Landlord, Landlord shall not have the right to correct any Permitted Violation thereby being contested unless Landlord is required by Law to correct such Permitted Violation and Tenant's contest does not prevent or stay such requirement as to Landlord. Each such contest shall be promptly and diligently prosecuted by Tenant to a final conclusion, except that Tenant, so long as the conditions of this Paragraph 14 are at all times complied with, has the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay any and all losses, judgments, decrees and Costs in Connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest and Costs thereof or in conncetion therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject landlord to the risk of any civil or criminal liability.

      15. Indemnification

            (a) Tenant shall pay, protect, indemnify, defend, save and hold harmless Landlord, Lender and all other Persons described in Paragraph 30 (each an "Indemnitee") from and against any and all liabilities, losses, damages including punitive damages), penalties, Costs (including attorneys' fees and costs), causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused, without regard to the form of action and whether based on strict liability, gross negligence, negligence or any other theory of recovery at law or in equity (any of the foregoing, a "Claim"), arising form
(i)any matter
pertaining to the acquisition (or the negotiations leading thereto and including transfer tax allocation), ownership, leasing, use, non-use, occupancy, operation, management, condition, design, construction, maintenance, repair or restoration of any of the Leased Premises, (ii)any casualty in any manner arising from any of the Leased Premises, whether or not Indemnitee has or should have knowledge or notice of any defect or condition causing or contributing to said casualty, (iii) any violation by Tenant of any provision of this Lease, any Condominium Declaration then in effect, any contract or agreement to which Tenant is a party, any Legal Requirement or any Permitted Encumbrance or any encumbrance Tenant consented to or the Mortgage or Assignment or (iv) any alleged, threatened or actual Environmental Violation, including (A) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental unit or any other Person, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to Section 107 of CERCLA, or any successor section or act or provision of any similar state or local Law, (B) liability for costs and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any of the other Environmental Laws and (C) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity; provided that, the foregoing indemnity shall not apply to any Claim arising solely from the gross negligence or willful misconduct of Landlord, or it agents, employees or contractors.

            (b) In case any action or proceeding is brought against any Indemnitee by reason of any such claim, (i) Tenant may, except in the event of a conflict of interest or a dispute between Tenant and any such Indemnitee or during the continuance of an Event of Default, retain its own counsel and defend such action (it being understood that Landlord may employ counsel of its choice to monitor the defense of any such action, the cost of which shall be paid by Tenant) and (ii) such Indemnitee shall notify Tenant to resist or defend such action or proceeding by retaining counsel reasonably satisfactory to such Indemnitee, and such Indemnitee will cooperate and assist in the defense of such action or proceeding if reasonably requested to do so by Tenant. In the event of a conflict of interest or dispute or during the continuance of an Event of Default, Landlord shall have the right to select counsel, and the cost of such counsel shall be paid by Tenant.

            (c) The obligations of Tenant under this Paragraph 15 shall survive any termination, expiration or rejection in bankruptcy of this Lease.

      16. Insurance.

            (a) Tenant shall obtain, pay for and maintain the following insurance on or in connection with the Leased Premises;

                  (i) Insurance against all risk of physical loss or damage to the Improvements and Equipment as provided under "Special Causes of Loss" form coverage, and including customarily excluded perils of hail, windstorm, flood coverage, earthquake and, to the extent required by Lender, terrorism and mold insurance, in amounts not less than the actual replacement cost of the Improvements and Equipment; provided that, if Tenant's insurance company is unable or unwilling to include any of all of such excluded perils, Tenant shall have the option of purchasing coverage against, such perils from another insurer on a "Difference in Conditions" form or through a stand-alone policy. Such policies shall contain Replacement Cost and Agreed Amount Endorsements and "Law and Ordinance" coverage (at full replacement cost). Such policies and endorsements shall contain deductibles not more than $ 100,000 per occurrence.

                  (ii) Commercial General Liability Insurance and Business Automobile Liability Insurance (including Non-Owned and Hired Automobile Liability) against claims for personal and bodily injury, death or property damage occurring on, in or as a result of the use of the Leased Premises, in an amount not less than $15,000,000 per occurrence/annual aggregate, on a claims occurrence basis.

                  (iii) Workers' compensation insurance in the amount required by applicable law and employers' liability insurance covering all persons employed by tenant in connection with any work done on or about any of the Leased premises.

                  (iv) Comprehensive Boiler and Machinery/Equipment Breakdown Insurance on any of the Equipment or any other equipment on or in the Leased Premises, in an amount not less than $5,000,000 per accident for damage to property (and which may be carried as part of the coverage required under clause
(i) above or pursuant to a separate policy or endorsement). Either such Boiler and Machinery policy or the Special Causes of Loss policy required in clause (i) above shall include at least $3,000,000 per incidence for Off-Premises Service Interruption, Expediting Expenses, Ammonia Contamination, and Hazardous Materials Clean-Up Expense and may contain a deductible not to exceed $25,000.

                  (v) Business income/extra expense insurance at limits sufficient to cover 100% of the period of indemnity not less than twelve (12) months from time of loss, including extended period of indemnity which provides that after the physical loss to the Improvements and Equipment has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six
(6) months from the date that the applicable Related Premises is repaired or replaced and operations are resumed, whichever first occurs.

                  (vi) During any period in which substantial Alterations at the Leased Premises are being undertaken, builder's risk insurance covering the total completed value, including all hard and soft costs (which shall include business interruption coverage) with respect to the Improvements being constructed, altered or repaired (on a completed value, non-reporting basis), replacement cost of work performed and equipment, supplies and materials furnished in collection with such construction, alteration or repair of Improvements or Equipment, together with such other endorsements as Landlord may reasonably require, and general liability, worker's compensation and automobile liability insurance with respect to the Improvements being constructed, altered or repaired.

                  (vii) Such other insurance (or other different terms with respect to any insurance required pursuant to this Paragraph 16, including without limitation amounts of coverage, deductibles, form of mortgagee clause, insurer rating) on or in connection with any of the Leased Premises as Landlord or Lender may reasonably require.

            (b) The insurance required by Paragraph 16(a) shall be written by companies having a Best's rating of A:X or above and a claims paying ability rating of AA (or better by Standard & Poor's Rating Services, a division of the McGraw Hill Companies, Inc. or equivalent rating agency approved by Landlord and Lender in their sole discretion) and are authorized to write insurance policies by the State Insurance Department (or its equivalent) for the states in which the Leased Premises are located (a "Qualified Insurer"). The insurance policies
(i) shall be for such terms as Landlord may reasonably approve and (ii) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. If said insurance or any part thereof shall expire, be withdrawn, become void, voidable, unreliable or unsafe for any reason, including a breach of any condition thereof by Tenant or the failure or impairment of the capital of any insurer, or if for any other reason whatsoever said insurance shall become reasonably unsatisfactory to Landlord, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord. Landlord hereby approves Verlan Fire Insurance Company as Tenant's insurer; provided and upon condition that such insurer shall reinsure its coverage above the $350,000 limit with a Qualified Insurer.

      (c) Each insurance policy referred to in clauses (i), (iv), (v) and (vi) of Paragraph 16(a) shall contain standard non-contributory mortgagee clauses in favor of and acceptable to Lender. Each policy required by any provision of Paragraph 16(a), except clause (iii) thereof, shall provide that it may not be cancelled, substantially modified (including the conditions set forth in the last sentence of Paragraph 16(b) above) or allowed to lapse on any renewal date except after thirty (30) days' prior written notice to Landlord and Lender.

      (d) Tenant shall pay as they become due all premiums for the insurance required by Paragraph 16(a), shall renew or replace each policy and deliver to Landlord evidence of the payment of the full premium therefor or installment then due at least ten (10) days prior to the expiration date of such policy, and shall promptly deliver to Landlord all original certificates of insurance evidencing such coverages or, if required by Lender, original or certified policies. All certificates of insurance (including liability coverage) provided to Landlord and Lender shall be on ACORD Form 28 (or its equivalent).

      (e) Anything in this Paragraph 16 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 16(a) may be carried under a "blanket" policy or policies covering other properties of Tenant or under an "umbrella" policy or policies covering other liabilities of Tenant, as applicable; provided that, such blanket or umbrella policy or policies otherwise comply with the provisions of this Paragraph 16, and upon request, Tenant shall provide to Landlord a Statement of Values which may be reviewed annually and shall be amended to the extent determined necessary by Landlord based on revised Replacement Cost Valuations. The original or a certified copy of each such blanket or umbrella policy shall promptly be delivered to Landlord.

      (f) Tenant shall not carry separate insurance concurrent in form or contributing in the event of a Casualty with that required in this Paragraph 16 unless (i) Landlord and Lender are included therein as named insureds, with loss payable as provided herein, and (ii) such separate insurance complies with the other provisions of this Paragraph 16. Tenant shall immediately notify Landlord of such separate insurance and shall deliver to Landlord the original policies or certified copies thereof.

      (g) Each policy (other than workers' compensation coverage) shall contain an effective waiver by the carrier against all claims for payment of insurance premiums against Landlord and shall contain a full waiver of subrogation against the Landlord and, with respect to any policy carried by Landlord, a full waiver of subrogation against Tenant, provided however, that Tenant acknowledges and agrees that Landlord shall not, and shall have no obligation to, carry any insurance hereunder or with respect to the Leased Premises.

      (h) The proceeds of any insurance required under Paragraph 16(a) shall be payable as follows:

            (i) proceeds payable under clauses (ii), (iii) and (iv) of Paragraph 16(a) and proceeds attributable to the general liability coverage of Builder's Risk insurance under clause (vi) of Paragraph 16(a) shall be payable to the Person entitled to receive such proceeds; and

            (ii) proceeds of insurance required under clause (i) of Paragraph 16(a) and proceeds attributable to Builder's Risk insurance (other than its general liability coverage provisions) under clause (vi) of Paragraph 16(a) shall be payable to Landlord or Lender and applied as set forth in Paragraph 17 or, if applicable, Paragraph
18. Tenant shall apply the Net Award to restoration of the Leased Premises in accordance with the applicable provisions of this Lease unless a Termination Event shall have occurred and Tenant has given a Termination Notice.

      17.   Casualty and Condemnation.

            (a) If any Casualty occurs to any Related Premises, Tenant shall give Landlord and Lender immediate notice thereof. Landlord and Lender are hereby authorized to adjust, collect and compromise, in their discretion and upon notice to Tenant (except that no notice to Tenant shall be required if an Event of Default has occurred and is continuing), all claims under any of the insurance policies required by Paragraph (16)a (except public liability insurance claims payable to a Person other than Tenant, Landlord of Lender) and to execute and deliver on behalf of Tenant all necessary proofs of loss, receipts, vouchers and releases required by the insurers. Provided that no Event of Default has occurred and is continuing, Tenant shall be entitled to participate with Landlord and Lender in any adjustment, collection and compromise of the Net Award payable in connection with a Casualty. So long as no Event of Default exists, any Net Award up to and including $250,000 for any Related Premises shall be paid by Landlord to Tenant and Tenant shall restore the applicable Related Premises in accordance with the requirements of paragraph 13(b) of this Lease. Any Net Award in excess of $250,000 for any Related Premises (unless such Casualty resulting in the Net Award is a Termination Event), shall, upon receipt, be made available by Landlord (or Lender if the terms of the Mortgage so require) to Tenant for the restoration of any of the applicable Related Premises pursuant to and in accordance with and subject to the provisions of Paragraph 19 hereof. Tenant agrees to sign, upon the request of Landlord or Lender, all such proofs of loss, receipts, vouchers and releases. If Landlord or Lender so requests, Tenant shall adjust, collect and compromise any and all such claims, and Landlord and Lender shall have the right to join with Tenant therein. Any adjustment, settlement or compromise of any such claim shall be subject to the prior written approval of Landlord and Lender (which approval shall not be unreasonably withheld or delayed), and Landlord and Lender shall have the right to prosecute or contest, or to require Tenant to prosecute or contest, any such claim, adjustment, settlement or compromise. Each insurer is hereby authorized and directed to make payment under said policies, including return of unearned premiums, directly to Landlord or, if required by the Mortgage, to Lender instead of to Landlord and Tenant jointly, and Tenant hereby appoints each of Landlord and Lender as Tenant's attorneys-in-fact to endorse any draft therefor. The rights of Landlord under this Paragraph 17(a) shall be extended to Lender if and to the extent that any Mortgage so provides.

            (b) Tenant, immediately upon receiving a Condemnation Notice, shall notify Landlord and Lender thereof, Landlord and Lender are authorized to collect, settle and compromise, in their discretion (and, if no Event of Default exists, upon notice to Tenant), the amount of any Net Award. Provided that no Event of Default has occurred and is continuing. Tenant shall be entitled to participate with Landlord and Lender in any Condemnation proceeding or negotiations under threat thereof and to contest the Condemnation or the amount of the Net Award therefor. No agreement with any condemnor in settlement or under threat of any Condemnation shall be made by Tenant without the written consent of Landlord, whose consent shall not be unreasonably withheld or delayed, and Lender. Subject to the provisions of this Paragraph 17(b), Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant is or may be entitled by reason of any Condemnation, whether the same shall be paid or payable for Tenant's leasehold interest hereunder or otherwise; but nothing in this Lease shall impair tenant's right to any award or payment on account of Tenant's trade fixtures, equipment or other tangible property which is not part of the Equipment, moving expenses or loss of business, if available, to the extent that and so long as (i) Tenant shall have the right to make, and does make, a separate claim therefor against the condemnor and (ii) such claim does not in any way reduce either the amount of the award otherwise payable to Landlord for the Condemnation of Landlord's fee interest in the applicable Related Premises or the amount of the award (if any) otherwise payable for the Condemnation of Tenant's leasehold interest hereunder. The rights of Landlord under this Paragraph l7(b) shall also be extended to Lender if and to the extent that any Mortgage so provides.

            (c) If any Partial Casualty (whether or not insured against) or Partial Condemnation shall occur to any Related Premises, this Lease shall continue, notwithstanding such event, and there shall be no abatement or reduction of any Monetary Obligations. Promptly after such Partial Casualty or Partial Condemnation, Tenant, as required in Paragraphs 12(a) and 13(b), shall commence and diligently continue to restore the Leased Premises as nearly as possible to its value, condition and character immediately prior to such event (assuming the Leased Premises to have been in the condition required by this Lease). So long as no Event of Default exists, any Net Award up to and including $250,000 shall be paid by Landlord to Tenant and Tenant shall restore the applicable Related Premises in accordance with the requirements of Paragraph 13(b) of this Lease. Any Net Award in excess of $250,000 (unless such Condemnation resulting in the Net Award is a Termination Event), shall, upon receipt, be made available by Landlord (or Lender if the terms of the Mortgage so require) to Tenant for the restoration of any of the applicable Related Premises pursuant to and in accordance with and subject to the provisions of Paragraph 19 hereof. If any Casualty or Condemnation which is not a Partial Casualty or Partial Condemnation shall occur, Tenant shall comply with the terms and conditions of Paragraph 18.

      18.   Termination Events.

            (a) If either (i) all of any Related Premises shall be taken by a Taking or (ii) any substantial portion of any Related Premises shall be taken by a Taking or all or any substantial portion of any Related Premises shall be totally damaged or destroyed by a Casualty and, in any such case. Tenant certifies and convenants to Landlord that it will forever abandon operations at the Related Premises, (any one or all of the Related Premises described in the above clauses (i) and (ii) above being hereinafter referred to as the "Affected Premises" and each of the events described in the above clauses (i)and (ii) shall hereinafter be referred to as a "Termination Event"), then (x) in the case of (ii) above, Tenant shall be obligated, within thirty (30) days after Tenant receives a Condemnation Notice and (y) in the case of (ii) above, Tenant shall have the option, within thirty (30) days after Tenant receives a Condemnation Notice or thirty (30) days after the Casualty, as the case may be, to give to Landlord written notice (a "Termination Notice") in the form described in Paragraph 18(b) of the Tenant's election to terminate this Lease as to the Affected Premises. If Tenant elects under clause (y) above not to give landlord a Termination Notice, then Tenant shall rebuild or repair the Affected Premises in accordance with Paragraphs 17 and 19. Notwithstanding any of the foregoing to the contrary, in the event that (i) the Affected Premises is either the 390 Lafayette Factory Premises or the 11 Merrill Drive Premises, and (ii) the Leased Premises shall not have been converted to a condominium form of ownership prior to the occurrence of the Termination Event, then upon delivery of a Termination Notice to Landlord, Tenant shall be deemed to have irrevocably waived its rights hereunder to develop (or request Landlord to develop) the Excess Land and/or convert the Leased Premises to a condominium form of ownership as contemplated and provided for in Paragraphs 35 through 38 herein. In the event that (i) Tenant shall deliver to Landlord a Termination Notice, (ii) the Affected Premises is either the 390 Lafayette Factory Premises or the 11 Merrill Drive Premises, and (iii) the Leased Premises has been converted to a condominium prior to the occurrence of the Termination Event, then, at Landlord's option, Landlord may either (i) accept such Termination Notice (subject to the requirements provided herein), or (ii) require that Tenant rescind such Termination Notice, in which event Tenant shall be deemed to have elected under clause (y) above not to have given a Termination Notice and Tenant shall rebuild or repair the Affected Premises in accordance with Paragraphs 17 and 19.

            (b) A Termination Notice shall contain (i) notice of Tenant's intention to terminate this Lease as to the Affected Premises on the first Basic Rent Payment Date which occurs at least ninety (90) days after the Fair Market Value Date (the "Termination Date"), (ii) a binding and irrevocable offer of Tenant to pay the Termination Amount and (iii) if the Termination Event is an event described in Paragraph 18(a)(ii), the certification and covenant described therein and a certified resolution of the Board of Directors of Tenant authorizing the same. Promptly upon the delivery to Landlord of a Termination Notice, Landlord and Tenant shall commence to determine Fair Market Value. In the event that (i) the Affected Premises is either the 390 Lafayelte Factory Premises or the 11 Merrill Drive Premies, and (ii) the Leased Premises shall not have been converted to a condominium form of ownership prior to the occurrence of the Termination Event, in addition to the foregoing, the Termination Notice shall contain an express irrevocable waiver by Tenant of its rights hereunder to develop (or request landlord to develop) the Excess Land and/or convert the Leased Premises to a condominium form of ownership as contemplated and provided for in Paragraphs 35 through 38 herein.

            (c) If Landlord shall reject such offer by Tenant to pay to Landlord the Termination Amount as to the Affected Premises pursuant to Paragraph 18(b) above by written notice to Tenant (a "Rejection") which Rejection shall contain the written consent of Lender to Landlord's rejection of Tenant's offer to pay the Termination Amount, not later than thirty (30) days following the Fair Market Value Date, then this Lease shall terminate as to the Affected Premises on the Termination Date; provided that, if Tenant has not satisfied all Monetary Obligations and all other obligations and liabilities under this Lease which have arisen as to the Affected Premises (collectively, "Remaining Obligations") on or prior to the Termination Date, then Landlord may, at its option, extend the date on which this Lease may terminate as to the Affected Premises to a date which is no later than the first Basic Rent Payment Date after the Termination Date on which Tenant has satisfied all Remaining Obligations. Upon such termination (i) all obligations of Tenant hereunder as to the Affected Premises shall terminate except for any Surviving Obligations, (ii) Tenant shall immediately vacate and shall have no further right, title or interest in or to any of the Affected Premises and (iii) the Net Award shall be retained by Landlord. Notwithstanding anything to the contrary hereinabove contained, if Tenant shall have received a Rejection and, on the date when this Lease would otherwise terminate with respect to the Affected Premises as provided above, Landlord shall not have received the full amount of the Net Award payable by reason of the applicable Termination Event, then the date on which this Lease is to terminate with respect to the Affected Premises shall be automatically extended to the first Basic Rent Payment Date after the receipt by Landlord of the full amount of the Net Award provided that, if Tenant has not satisfied all Remaining Obligations on such date, then Landlord may, at its option, extend the date on which this Lease may terminate as to the Affected Premises to a date which is no later than the first Basic Rent Payment Date after such date on which Tenant has satisfied all such Remaining Obligations.

            (d) Unless Tenant shall have received a Rejection not later than the thirtieth (30th) day following the Fair Market Value Date, Landlord shall be conclusively presumed to have accepted such offer from Tenant to pay the Termination Amount; provided that, both Tenant and Landlord expressly acknowledge and agree that no acceptance or deemed acceptance by Landlord of an irrevocable offer of Tenant to pay a Termination Amount shall be binding or effective upon Landlord or Lender unless the prior written consent of Lender shall have been obtained in the event (i) the Termination Amount is less than the "allocated loan amount" for such Related Premises established by Lender in connection with the Loan, or (ii) Lender's consent to Landlord's acceptance is otherwise required under the Mortgage. If such offer from Tenant to pay the Termination Amount is accepted by Landlord then, on the

Termination Date, Tenant shall pay to Landlord the Termination Amount and all Remaining Obligations and, if requested by Tenant, Landlord shall convey to Tenant or its designee the Affected Premises or the remaining portion thereof, if any, all in accordance with Paragraph 20.

            (e) In the event of the termination of this Lease as to the Affected Premises as hereinabove provided, this Lease shall remain in full force and effect as to the Remaining Premises; provided, that the Basic Rent for the Remaining Premises to be paid after such termination shall be the Basic Rent otherwise payable hereunder with respect to the Leased Premises multiplied by a percentage equal to the sum of the percentages set forth on Exhibit "F" for the Remaining Premises.

      19.   Restoration.

            (a) If any Net Award is in excess of $250,000 for any Related Premises, then Landlord (or Lender if required by any Mortgage) shall hold the Net Award in a fund (the "Restoration Fund") and disburse amounts from the Restoration Fund only in accordance with the following conditions:

                  (i) prior to commencement of restoration, (A) the architects, contracts, contractors, plans and specifications and a budget for the restoration shall have been approved by Landlord, (B) Landlord and Lender shall be provided with mechanics' lien insurance (if available) and acceptable performance and payment bonds which insure satisfactory completion of and payment for the restoration, are in an amount and form and have a surety acceptable to Landlord, and name Landlord and Lender as additional dual obligees, and (C) appropriate waivers of mechanics' and materialmen's liens shall have been obtained and/or filed;

                  (ii) at the time of any disbursement, no Event of Default shall exist and no mechanics' or materialmen's liens shall have been filed against any of the Leased Premises and remain undischarged;

                  (iii) disbursements shall be made from time to time in an amount not exceeding the cost of the Work completed since the last disbursement, upon receipt of (A) satisfactory evidence, including architects' certificates, of the stage of completion, the estimated total cost of completion and performance of the Work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (B) waivers of liens, (C) contractors' and subcontractors' sworn statements as to completed Work and the cost thereof for which payment is requested, (D) a satisfactory bringdown of title insurance and (E) other evidence of cost and payment so that Landlord and Lender can verify that the amounts disbursed from time to time are represented by Work that is completed, in place and free and clear of mechanics' and materialmen's lien claims;

                  (iv) each request for disbursement shall be accompanied by a certificate of Tenant, signed by the president or a vice president of Tenant, describing the Work for which payment is requested, stating the cost incurred in connection therewith, stating that Tenant has not previously received payment for such Work and, upon completion of the Work, also stating that the Work has been fully completed and complies with the applicable requirements of this Lease;

                  (v) Landlord may retain ten percent (10%) of the Restoration Fund until the Work is fully completed;

                  (vi) If the Restoration Fund is held by Landlord, the Restoration Fund shall not be commingled with Landlord's other funds and shall bear interest at a rate agreed to by Landlord and Tenant; and

                  (vii) such other reasonable conditions as Landlord or Lender may impose.

            (b) Prior to commencement of restoration and at any time during restoration, if the estimated cost of completing the restoration work free and clear of all liens, as determined by Landlord, exceeds the amount of the Net Award available for such restoration, the amount of such excess shall, upon demand by Landlord, be paid by Tenant to Landlord to be added to the Restoration fund. Any sum so added by Tenant which remains in the Restoration Fund upon completion of restoration shall be refunded to Tenant. For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of restoration, the Net Award shall be deemed to be disbursed prior to any amount added by Tenant.

            (c) If any sum remains in the Restoration Fund after completion of the restoration and any refund to Tenant pursuant to Paragraph 19(b), such sum (the "Remaining Sum") shall, provided no Event of Default shall exist, be paid to Tenant.

      20.   Procedures Upon Purchase.

            (a) If the Leased Premises or any of the Related Premises are purchased by Tenant pursuant to any provision of this Lease, Landlord need not convey any better title thereto than that which was conveyed to Landlord, and Tenant or its designee shall accept such title, subject, however, to the Permitted Encumbrances and to all other liens, exceptions and restrictions on, against or relating to any of the Leased Premises or the applicable Related Premises and to all applicable Laws, but free of the lien of and security interest created by any Mortgage or Assignment and liens, exceptions and restrictions on, against or relating to the Leased Premises or the applicable Related Premises which have been created by or resulted solely from acts of Landlord after the date of this Lease, unless the same are Permitted Encumbrances or customary utility easements benefiting the Leased Premises or were created with the concurrence of Tenant or as a result of a default by Tenant under this Lease.

            (b) Upon the date fixed for any such purchase of the Leased Premises or any of the Related Premises pursuant to any provision of this Lease (any such date the "Purchase Date"), Tenant shall pay to Landlord, or to any Person to whom Landlord directs payment, the Relevant Amount therefor specified herein, in Federal Funds, less any credit of the Net Award received and retained by Landlord or a Lender allowed against the Relevant Amount, and Landlord shall deliver to Tenant (i) a special warranty deed which describes the premises being conveyed and conveys the title thereto as provided in Paragraph 20(a), (ii) such other instruments as shall be necessary to transfer to Tenant or its designee any other property (or rights to any Net Award not yet received by Landlord or a Lender) then required to be sold by Landlord to Tenant pursuant to this Lease and (iii) any Net Award received by Landlord, not credited to Tenant against the Relevant Amount and required to be delivered by Landlord to Tenant pursuant to this Lease; provided, that if any Monetary Obligations remain outstanding on such date, then Landlord may deduct from the Net Award the amount of such Monetary obligations; and further provided, that if any event has occurred which, in Landlord's reasonable judgment, is likely to subject any Indemnitee to any liability which Tenant is required to indemnify against pursuant to Paragraph 15, then an amount shall be deducted from the Net Award which, in Landlord's reasonable judgment, is sufficient to satisfy such liability, which amount shall be deposited in an escrow account with a financial institution reasonably satisfactory to Landlord and Tenant pending resolution of such matter. If on the Purchase Date any Monetary Obligations remain outstanding and no Net Award is payable to Tenant by Landlord or the amount of such Net Award is less than the amount of the Monetary Obligations, then Tenant shall pay to Landlord on the Purchase Date the amount of such Monetary Obligations. Upon the completion of such purchase, this Lease and all obligations and liabilities of Tenant hereunder with respect to the applicable Related Premises (but not with respect to the Remaining Premises) shall terminate, except any Surviving Obligations.

            (c) If the completion of such purchase shall be delayed after (i) the Termination Date, in the event of a purchase pursuant to Paragraph 18 or,
(ii) the date scheduled for such purchase, in the event of a purchase under any other provision of this Lease then (x) Rent shall continue to be due and payable until completion of such purchase and (y) at Landlord's sole option, Fair Market Value shall be redetermined and the Relevant Amount payable by Tenant pursuant to the applicable provision of this Lease shall be adjusted to reflect such redetermination.

            (d) Any prepaid Monetary Obligations paid to Landlord shall be prorated as of the Purchase Date, and the prorated unapplied balance shall be deducted from the Relevant Amount due to Landlord; provided, that no apportionment of any Impositions shall be made upon any such purchase.

      21.   Assignment and Subletting: Prohibition against Leasehold Financing.

            (a) Except as otherwise expressly provided to the contrary in this Paragraph 21, Tenant may not assign this Lease, voluntarily or involuntarily, whether by operation of law or otherwise (including through merger or consolidation) to any Person without the prior written consent of Landlord and Lender, which consent may be granted or withheld by Landlord and Lender in accordance with the provisions of Paragraphs 21(b) below, as applicable, and subject in each case, to the provisions of Paragraphs 21(i) and 21(j) below. Notwithstanding the foregoing, Tenant may, without Landlord or Lender's consent assign this Lease to any Person that is and remains a wholly owned subsidiary of Tenant or is a Credit Entity (each, a "Preapproved Assignment"). Any purported sublease or assignment in violation of this Paragraph 21 shall be null and void. In addition, notwithstanding anything to the contrary contained in this Paragraph 21, Tenant shall not have the right to assign this Lease (voluntarily or involuntarily, whether by operation of law or otherwise), or sublet any of the Leased Premises to any Person at any time that an Event of Default shall exist. As used herein, a "Credit Entity" shall mean any Person that immediately following such assignment or subletting and having given effect thereto will have a publicly traded unsecured senior debt rating of "Baal" or better from Moody's or a rating of "BBB+" or better from S&P (or, if such Person does not then have rated debt, a determination that by either of such rating agencies its unsecured senior debt would be so rated by such agency and will not be on "Negative Credit Watch", and in the event both such rating agencies cease to furnish such ratings, then a comparable rating by any rating agency acceptable to Landlord and Lender.

            (b) If Tenant desires to assign this Lease, whether by operation of law or otherwise, to a Person ("Non-Preapproved Assignee") that is not a wholly-owned subsidiary of Tenant or a Credit Entity (each a "Non-Preapproved Assignment") then Tenant shall, not less than ninety (90) days prior to the date on which it desires to make a Non-Preapproved Assignment, submit to Landlord and Lender information regarding the following with respect to the Non-Preapproved Assignee (collectively, the "Review Criteria"): (A) credit, (B) capital structure, (C) management, (D) operating history, (E) proposed use of the Leased Premises and (F) risk factors associated with the proposed use of the Leased Premises by the Non-Preapproved Assignee, taking into account factors such as environmental concerns, product liability and the like. Landlord and Lender shall review such information and shall approve or disapprove the

Non-Preapproved Assignee no later than the thirtieth 30th day following receipt of all such information, and Landlord and Lender shall be deemed to have acted reasonably in granting or withholding consent if such grant or disapproval is based on their review of the Review Criteria applying prudent business judgment. If a response is not received by Tenant by the expiration of such thirty (30) day period, such non-Preapproved Assignee shall be deemed disapproved.

            (c) Tenant shall have the right, upon thirty (30) days prior written notice to Landlord and Lender, to enter into (x) one or more subleases with any Credit Entity and (y) one or more subleases with any third parties that demise, in the aggregate, up to, but not to exceed thirty percent (30%) of the gross leasable area of the Improvements located on the Leased Premises with no consent or approval of Landlord being required or necessary (each, a ("Preapproved Sublet"). Other than pursuant to Preapproved Sublets, at no time during the Term shall subleases exist for more than thirty percent (30%) of the gross leasable area of the Improvements at the Leased Premises without the prior written consent of Landlord and Lender, which consent shall be granted or withheld based on a review of the Review Criteria as they relate to the proposed sublessee and the terms of the proposed sublease. Landlord and Lender shall be deemed to have acted reasonably in granting or withholding consent if such grant or disapproval is based on their review of the Review Criteria applying prudent business judgment.

            (d) If Tenant assigns all its rights and interest under this Lease, the assignee under such assignment Shall expressly assume all the obligations of Tenant hereunder, actual or contingent, including obligations of Tenant which may have arisen on or prior to the date of such assignment, by a written instrument delivered to Landlord at the time of such assignment and shall also provide any certification reasonably required by Landlord related to the USA Patriot Act. Each sublease of any of the Leased Premises (A) shall be expressly subject and subordinate to this Lease, any Condominium Declaration then in effect, and any Mortgage encumbering the Leased Premises; (B) not extend beyond the then current Term minus one day; (C) terminate upon any termination of this lease, unless Landlord elects in writing, to cause the sublessee to attorn to and recognize Landlord as the lessor under such sublease, whereupon such sublease shall continue as a direct lease between the sublessee and Landlord upon all the terms and conditions of such sublease; and (D) bind the sublessee to all covenants contained in Paragraph 4(a), 10 and 12 with respect to subleased premises to the same extent as if the sublessee were the Tenant. No assignment (including to any purchaser in an Asset Transfer as defined in Paragraph 21(i) or sublease shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations of Tenant shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made. No assignment or sublease shall impose any additional obligations on Landlord under this Lease.

            (e) Tenant shall, within ten (10) days after the execution and delivery of any (i) assignment of this lease, or (ii) sublease for premises containing a gross leasable area of 15,000 or more square feet at any of the Related Premises, deliver a duplicate original copy thereof to Landlord and Lender which, in the event of an assignment, shall be in recordable form, With respect to any assignment to a wholly-owned subsidiary of Tenant or Credit Entity (a "Pre Approved Assignee") or any Preapproved Sublet, at least thirty
(30) days prior to the effective date of such assignment or sublease, Tenant shall provide to Landlord and Lender information reasonably required by Landlord and Lender to establish that the Person involved in any such proposed assignment or sublet satisfies the criteria set forth in this Lease for a Preapproved Assignment or Preapproved Sublet. Tenant shall deliver to Landlord within thirty
(30) days after the end of each calendar year, a rent roll for each of the Related Premises, including the name of each subtenant at each Related Premises, the size of the applicable subleased space, the commencement date and expiration date of each such sublease, the fixed rent payable under such sublease, any utility charges or contributions thereto paid by such subtenant, and whether any defaults exist thereunder that remain uncured as of the date of such rent roll.

            (f) As security for performance of its obligations under this Lease, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all subleases now in existence or hereafter entered into for any or all of the Leased premises, any and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom. Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises; provided, however, that Landlord shall have the absolute right at any time upon notice to Tenant and any subtenants to revoke said license and to collect such rents and sums of money and to retain the same. Any amounts collected shall be applied to Rent payments next due and owing, Tenant shall not consent to, cause or allow any modification or alteration of any of the terms, conditions or covenants of any of the subleases or the termination thereof, without the prior written approval of Landlord which consent shall not be unreasonably withheld nor shall Tenant accept any rents more than thirty (30) days in advance of the accrual thereof, nor do nor permit anything to be done, the doing of which, nor omit or refrain from doing anything, the omission of which, will or could be a breach of or default in the terms of any of the subleases.

            (g) Tenant shall not have the power to mortgage, pledge or otherwise encumber its interest under this Lease or any sublease of the Leased Premises, and any such mortgage, pledge or encumbrance made in violation of this Paragraph 21 shall be void and of no force and effect.

            (h) Landlord may sell or transfer the Leased Premises at any time without Tenant's consent to any third party (each a "Third Party Purchaser"). In the event of any such transfer, Tenant shall attorn to any Third Party Purchaser as Landlord so long as such Third Party Purchaser and Landlord notify Tenant in writing of such transfer. At the request of Landlord, Tenant will execute such documents confirming the agreement referred to above and such other agreements as Landlord may reasonably request, provided that such agreements do not increase the liabilities and obligations of Tenant hereunder

            (i) Tenant shall not, in a single transaction or series of transactions (including any interim merger or consolidation), sell or convey, transfer or lease all or substantially all of its assets (an "Asset Transfer") to any Person, and any such Asset Transfer shall be deemed an assignment in violation of this Lease except that Tenant shall have the right to conduct an Asset Transfer pursuant to a single transaction only (but not through a series of related or unrelated transactions, including any interim merger or consolidation) to a Person without Landlord's consent if the following conditions are met: (i) the Asset Transfer is to a Person that (A) immediately following such transaction shall have a net worth (calculated in accordance with generally accepted accounting principles) equal to or greater than $15,100,000, or (B) is a wholly owned United States subsidiary of Tenant: and (ii) such Person shall assume all the obligations of Tenant hereunder, actual or contingent, including obligations of Tenant which may have arisen on or prior to the date of such assignment, by a written instrument delivered to Landlord at the time of such assignment and shall also provide any certification reasonably required by Landlord related to the USA Patriot Act. With respect to any permitted Asset Transfer hereunder, Tenant shall give notice to Landlord at least thirty (30) days prior to the effective date thereof. In the event of an Asset Transfer to a subsidiary of Tenant, any subsequent sale of the assets of the original Tenant named herein by such subsidiary of Tenant shall be governed by the requirements of this subparagraph (i) irrespective of whether or not such sale would be considered a sale of all or substantially all of the assets of the subsidiary of Tenant. Notwithstanding the foregoing, Tenant shall be entitled to grant an exclusive license in the use and exploitation of the "Foss Shield" and related proprietary assets to or into a joint venture or other business entity or organization [a "JV"), but only so long as Tenant or a wholly-owned subsidiary of Tenant shall retain, own and control at least 51% of the economic and beneficial ownership interests in such JV and shall have the ability to direct the day-to-day management and operations of such JV; and provided further that, the terms of such license shall provide that such, license (or the exclusivity thereof, at Tenant's option) is terminable by Tenant upon notice in the event of the bankruptcy, insolvency, dissolution or other cessation of operations of such JV. Nothing herein is intended or shall be deemed to prohibit Landlord from approving any other proposed transfer of assets by Tenant, in Landlord's sole and absolute discretion.

            (j) Tenant shall be entitled, pursuant to a single transaction or series of related transactions to sell or convey for value all or any portion of the voting stock, partnership interests, membership interests or other equitable and/or beneficial interests of Tenant, including pursuant to sale of any such stock by persons or parties through the "over-the-counter market" or through any recognized stock exchange, provided that for purposes of Paragraph 21(a), any transaction or series of related transactions in which any Person or "group" (within the meaning of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended) shall (i) acquire, directly or indirectly, more than 50% of the voting stock, partnership interests, membership interests or other equitable and/or beneficial interests of Tenant ("Control"), or (ii) obtain, directly or indirectly, the power (whether or not exercised) to elect a majority of the directors of Tenant or voting control of any partnership or limited liability company or other entity acting as its general partner or managing member (including through a merger or consolidation or Tenant with or into any other Person) shall be deemed an assignment at this Lease for purposes of Paragraphs 21(d) and (e) hereof.

      22.    Events of Default.

            (a) The occurrence of any one or more of the following (after expiration of any applicable cure period as provided in Paragraph 22(b)) shall, at the sole option of Landlord, constitute an "Event of Default" under this
Lease:

                  (i) a failure by Tenant to make any payment of any Monetary Obligation on or prior to its due date, regardless of the reason for such failure;

                  (ii) a failure by Tenant duly to perform and observe, or a violation or breach of, any other provision hereof not otherwise specifically mentioned in this Paragraph 22(a);

                  (iii) any representation or warranty made by Tenant herein or in any certificate, demand or request made pursuant hereto proves to be incorrect, now or hereafter, in any material respect;

                  (iv) a default beyond any applicable cure period or at maturity by Tenant in any payment of principal or interest on any obligations for borrowed money having an original principal balance of $5,000,000 or more in the aggregate, or in the performance of any other provision contained in any instrument under which any such obligation is created or secured (including the breach of any covenant thereunder), (x) if such payment is a payment at maturity or a final payment, or (y) if an effect of such default is to cause, or permit any Person to cause, such obligation to become due prior to its stated maturity;

                  (v) A default by Tenant beyond any applicable cure period in the payment of rent under, or in the performance of any other material provision of, any other lease or leases that have, in the aggregate, rental obligations over the terms thereof of $5,000,000 or more if the Landlord under any such lease or leases commences to exercise its remedies thereunder;

                  (vi) a final, non-appealable judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against Tenant and the same shall remain undischarged for a period of sixty (60) consecutive days;

                  (vii) Tenant shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) seek or consent to the appointment of a receiver or trustee for itself or for any of the Related Premises, (C) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) make a general assignment for the benefit of creditors, or (E) be unable to pay its debts as they mature;

                  (viii) a court shall enter an order, judgment or decree, appointing, without the consent of Tenant a receiver or trustee for it or for any of the Related Premises or approving a petition filed against Tenant which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed sixty (60) days after it is entered;

                  (ix) any Related Premises shall have been (A) abandoned or (B) vacated for a period in excess of thirty (30) consecutive days or more than sixty (60) days during any Lease Year, except (1) during any reasonable period of repair or restoration of the Leased Premises following a Casualty or Taking, or (2) during the course of performing Alterations to prepare the applicable Related Premises for occupancy by a sublessee or assignee pursuant to an executed sublease or assignment agreement.

                  (x) Tenant shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution;

                  (xi) the estate or interest of Tenant in any of the Related Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within sixty (60) days after it is made;

                  (xii) a failure by Tenant to perform or observe, or a violation or breach of, or a misrepresentation by Tenant under, any provision of any Assignment or any other document between Tenant and Lender or from Tenant to Lender, if such failure, violation, breach or misrepresentation gives rise to a default beyond any applicable cure period with respect to any Loan;

                  (xiii) a failure by Tenant to maintain in effect any license or permit necessary for the continued use or occupancy by Tenant of any Related Premises or for the operation of any material portion of Tenant's then current business thereat;

                  (xiv) Tenant shall enter into an Asset Transfer or permit a change of control in violation of Paragraphs 21(i) and 21(j) respectively;

                  (xv) The breach of any Operating Covenant shall occur;

                  (xvi) Tenant shall fail to deliver its estoppel certificate as described in Paragraph 25 within the time period specified therein;

                  (xvii) Tenant shall fail to provide maintain and replenish, if necessary, the Security Deposit in accordance with the requirements of Paragraph 39;

                  (xviii) Tenant's failure to timely comply with any of Tenant's Post Closing Obligations, if any, and such failure continues for twenty-one (21) days after written notice from Landlord; and

                  (xix) There shall occur a breach or default by Tenant under the terms and provisions of the Condominium Declaration, if then in effect, beyond any applicable notice and cure period.

            (b) No notice or cure period shall be required in any one or more of the following events; (A) the occurrence of an Event of Default under clause (i) (except as otherwise set forth below), (iii), (iv), (v), (vi) (vii), (viii),
(ix), (x), (xi), (xii), (xiii), (xiv), (xv), (xvi), (xvii), (xviii) or (xix) of Paragraph 22(a); (B) the default consists of a failure to pay Basic Rent, a failure to provide any insurance required by Paragraph 16 or an assignment or sublease entered into in violation of Paragraph 21; or (C) the default is such that any delay in the exercise of a remedy by Landlord could reasonably be expected to cause irreparable harm to Landlord. If the default consists of the failure to pay any Monetary Obligation under clause (i) of Paragraph 22(a), the applicable cure period shall be three (3) days from the date on which notice is given, but Landlord shall not be obligated to give notice of, or allow any cure period for, any such default more than one (1) time within any Lease Year. If the default consists of a default under clause (xvi) or (xvii) of Paragraph 22(a), the applicable cure period shall be five (5) days from the date the notice is given. If the default consists of a default under clause (ii) or clause (xiii) of Paragraph 22(a), other than the events specified in clauses (B) and (C) of the first sentence of this Paragraph 22(b), the applicable cure period shall be twenty (20) days from the date on which notice is given or, if the default cannot be cured within such twenty (20) day period and delay in the exercise of a remedy would not (in Landlord's reasonable judgment) cause any material adverse harm to Landlord or any of the Leased Premises, the cure period shall be extended for the period required to cure the default (but such cure period, including any extension, shall not in the aggregate exceed sixty (60)
days), provided that Tenant shall commence to cure the default within the said twenty-day period and shall actively, diligently and in good faith proceed with and continue the curing of the default until it shall be fully cured.

      23.   Remedies and Damages Upon Default.

            (a) If an Event of Default shall have occurred and is continuing, Landlord shall have the right, at its sole option, then or at any time thereafter, to exercise its remedies and to collect damages from Tenant in accordance with this Paragraph 23, subject in all events to applicable Law, and without additional demand upon or notice to Tenant, except as otherwise required by the applicable Law of the State and as provided in Paragraph 22(b) and this Paragraph 23.

                  (i) Landlord may give Tenant notice of Landlord's intention to terminate this Lease on a date specified in such notice. Upon such date, this Lease, the estate hereby granted and all rights of Tenant hereunder shall expire and terminate. Upon such termination, Tenant shall immediately surrender and deliver possession of the Leased Premises to Landlord in accordance with Paragraph 26. If Tenant does not so surrender and deliver Possession of all of the Leased Premises, Landlord may re-enter and repossess any of the Leased Premises not surrendered, by any available legal process. Upon or at any time after taking possession of any of the Leased Premises, Landlord may, by Legal process, remove any Persons or property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. Notwithstanding such termination of the Lease, Landlord may collect the damages set forth in Paragraph 23(b)(i)or 23(b)(ii).

                  (ii) Landlord may terminate Tenant's right of possession (but not this Lease) and may repossess the Leased Premises by any available legal process without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant and without terminating this Lease, except, in any case, as otherwise required under the applicable Laws of the State. After repossession of any of the Leased Premises pursuant hereto, Landlord shall have the right to relet any of the Leased Premises to such tenant or tenants, for such term or terms, for such rent, on such conditions and for such uses as Landlord in its sole discretion may determine and collect and receive any rents payable by reason of such reletting. Landlord may make such Alterations in connection with such reletting as it may deem advisable in its sole discretion, Notwithstanding any such termination of Tenant's right of possession of the Leased Premises Landlord may (A) exercise the remedy set forth in and collect the damages permitted by Paragraph 23(a)(iii) or (B) collect the damages set forth in Paragraph 23(b)(ii) or, at any time thereafter, elect to terminate this Lease and in such event Landlord shall have the right and remedies specified in the last sentence of Paragraph 23(a)(i).

                  (iii) Landlord may declare by notice to Tenant the entire Basic Rent (in the amount of Basic Rent then in effect) for the remainder of the then current Term to be immediately due and payable. Tenant shall immediately pay to Landlord all such Basic Rent discounted to its Present Value, all accrued Rent then due and unpaid, all other Monetary Obligations which are then due and unpaid and all Monetary Obligations which arise or become due by reason of such Event of Default (including any Costs of Landlord). Upon receipt by Landlord of all such accelerated Basic Rent and Monetary Obligations, this Lease shall remain in full force and effect and Tenant shall have the right to possession of the Leased Premises from the date of such receipt by Landlord to the end of the Term, and subject to all the provisions of this Lease, including the obligation to pay all increases in Basic Rent and all Monetary Obligations that subsequently become due, except that (A) no Basic Rent which has been prepaid hereunder shall be due thereafter during the said Term, (B) Tenant shall have no option to extend or renew the Term.

            (b) The following constitute damages to which Landlord shall be entitled if Landlord exercises its remedies under Paragraph 23(a)(i) or 23(a)(ii):

                  (i) If Landlord exercises its remedy under Paragraph 23(a)(i) but not its remedy under Paragraph 23(a)(ii) (or attempts to exercise such remedy and is unsuccessful in reletting the Leased Premises) then, upon written demand from Landlord, Tenant shall pay to Landlord, as liquidated and agreed final damages for Tenant's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the Present Value of the excess, if any, of (A) all Basic Rent from the date of such demand to the date on which the Term is scheduled to expire hereunder in the absence of any earlier termination, re-entry or repossession over (B) the then fair market rental value of the Leased Premises for the same period. Tenant shall also pay to Landlord all accrued Rent then due and unpaid, all other Monetary Obligations which are then due and unpaid, all Monetary Obligations which arise or become due by reason of such Event of Default, including any Costs of Landlord in connection with the repossession of the Leased Premises and any attempted reletting thereof, including all brokerage commissions, legal expenses, reasonable attorneys' fees, employees' expenses, costs of Alterations and expenses and preparation for reletting.

                  (ii) If Landlord exercises its remedy under Paragraph 23(a)(i) or its remedies under Paragraph 23(a)(i) and 23(a)(ii), then Tenant shall, until the end of what would have been the Term in the absence of the termination of the Lease, and whether or not any of the Leased Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages all Monetary Obligations which would be payable under this Lease by Tenant in the absence of such termination less the net proceeds, if any, of any reletting pursuant to Paragraph 23(a)(ii), after deducting from such proceeds all accrued Rent then due and unpaid, all other Monetary Obligations which are then due and unpaid, all Monetary Obligations which arise or become due by reason of such Event of Default, including any Costs of Landlord incurred in connection with such repossessing and reletting, including all brokerage commissions, legal expenses, reasonable attorneys' fees, employees' expenses, costs of Alterations and expenses and preparation for reletting; provided, that if Landlord has not relet the Leased premises, such Costs of Landlord shall be considered to be Monetary Obligations payable by Tenant.

            (iii) Tenant shall be and remain liable for all sums aforesaid, and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by its own terms had there been no such Event of Default.

            (c) Notwithstanding anything to the contrary herein contained, in lieu of or in addition to any of the foregoing remedies and damages, Landlord may exercise any remedies and collect any damages available to it at law or in equity. If Landlord is unable to obtain full satisfaction pursuant to the exercise of any remedy, it may pursue any other remedy which it has hereunder or at law or in equity.

            (d) Landlord shall be required to mitigate its damages hereunder if and only to the extent then required by the applicable Laws of the State at the time in question. If any Law shall validly limit the amount of any damages provided for herein to an amount which is less than the amount agreed to herein, Landlord shall be entitled to the maximum amount available under such Law.

            (e) No termination of this Lease, repossession or reletting of any of the Leased Premises, exercise of any remedy or collection of any damages pursuant to this Paragraph 23 shall relieve Tenant of any Surviving Obligations.

            (f) TO THE FULLEST EXTENT PERMITTED BY THE APPLICABLE LAWS OF THE STATE IN EACH CASE, WITH RESPECT TO ANY REMEDY OR PROCEEDING OF LANDLORD OR TENANT HEREUNDER, EACH OF LANDLORD AND TENANT HEREBY WAIVES THE SERVICE OF NOTICE WHICH MAY BE REQUIRED BY ANY APPLICABLE LAW AND ANY RIGHT TO A TRIAL BY JURY.

            (g) Upon the occurrence of any Event of Default, Landlord shall have the right (but no obligation) to perform any act required of Tenant hereunder and, if performance of such act requires that Landlord enter the Leased Premises, Landlord may enter the Leased Premises for such purpose.

            (h) No failure of Landlord (i) to insist at any time upon the strict performance of any provision of this Lease or (ii) to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof. A receipt by Landlord of any sum in satisfaction of any Monetary Obligation with knowledge of the breach of any provision hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in a writing signed by Landlord.

            (i) To the fullest extent permitted by the applicable Laws of the State, in each instance, Tenant hereby waives and surrenders, for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future Law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future Law which exempts property from liability for debt or for distress for rent.

            (j) Except as otherwise provided herein, all remedies are cumulative and concurrent and no remedy is exclusive of any other remedy. Each remedy may be exercised at any time an Event of Default has occurred and is continuing and may be exercised from time to time. No remedy shall be exhausted by any exercise thereof.

      24. Notices. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease shall be in writing and shall be deemed to have been given and received for all purposes when delivered in person or by Federal Express or other reliable 24-hour delivery service or five (5) business days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address stated on page one of this Lease or when delivery is refused. Notices sent to Landlord shall be to the attention of Director, Asset Management, and notices sent to Tenant shall be to the attention of Stephen W. Foss, President. A copy of any notice given by Tenant to Landlord shall be addressed to the attention of Director, Asset Management and shall simultaneously be given by Tenant to Reed Smith LLP, One Liberty Place, Philadelphia, PA 19103, Attention: Chairman, Real Estate Department and a copy of any notice given by Landlord to Tenant shall simultaneously be given to Casassa and Ryan, 459 Lafayette Road, Hampton, New Hampshire, 03842-2242,
Attention: John J. Ryan, Esq. For the purposes of this Paragraph, any party may substitute another address stated above (or substituted by a previous notice) for its address by giving fifteen (15) days' notice of the new address to the other party, in the manner provided above.

      25. Estoppel Certificate. At any time upon not less than ten (10) days' prior written request by either Landlord or Tenant (the "Requesting Party") to the other party (the "Responding Party"), the Responding Party shall deliver to the Requesting Party a statement in writing, executed by an authorized officer of the Responding Party, certifying (a) that, except as otherwise specified, this Lease is unmodified and in full force and effect, (b) the dates to which Basic Rent, Additional Rent and all other Monetary Obligations have been paid,
(c) that, to the knowledge of the signer of such certificate and except as otherwise specified, no default by either Landlord or Tenant exists hereunder,
(d) such other matters as the Requesting Party may reasonably request, and (e) if Tenant is the Responding Party that, except as otherwise specified, there are no proceedings pending or, to the knowledge of the signer, threatened, against Tenant before or by a court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition and operations of Tenant. Any such statements by the Responding Party may be relied upon by the Requesting Party, any Person whom the Requesting party notifies the Responding Party in its request for the Certificate is an intended recipient or beneficiary of the Certificate, any Lender or their assignees and by any prospective purchaser or mortgagee of any of the Leased Premises. Any certificate required under this Paragraph 25 and delivered by Tenant shall state that, in the opinion of each person signing the same, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to the subject matter of such certificate, and shall briefly state the nature of such examination or investigation.

      26. Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises or Affected Premises, as applicable, to Landlord in the same condition in which the Leased Premises or Affected Premises, as applicable, were at the commencement of this Lease, except as repaired, rebuilt, restored, altered, replaced or added to as permitted or required by any provision of this Lease.

ordinary wear and tear excepted. Upon such surrender, Tenant shall (a) remove from the Leased Premises or Affected Premises, as applicable, all property which is owned by Tenant or third parties other than Landlord and Alterations required to be removed pursuant to Paragraph 13 hereof and (b) repair any damage caused by such removal. Property not so removed shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises or Affected Premises, as applicable. The cost of removing and disposing of such property and repairing any damage to any of the Leased Premises or Affected Premises, if applicable, caused by such removal shall be paid by Tenant to Landlord upon demand. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any such property which becomes the property of Landlord pursuant to this Paragraph 26.

      27. No Merger of Title. There shall be no merger of the leasehold estate created by this Lease with the fee estate in any of the Leased Premises by reason of the fact that the same Person may acquire or hold or own, directly or indirectly, (a) the leasehold estate created hereby or any part thereof or interest therein and (b) the fee estate in any of the Leased Premises or any part thereof or interest therein, unless and until all Persons having any interest in the interests described in (a) and (b) above which are sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

      28. Books and Records.

            (a) Tenant shall keep adequate records and books of account with respect to the finances and business of Tenant generally and with respect to the Leased Premises, in accordance with generally accepted accounting principles ("GAAP") consistently applied, and shall permit Landlord and Lender by their respective agents, accountants and attorneys, upon reasonable notice to Tenant, to visit and inspect the Leased Premises and examine (and make copies of) the records and books of account and to discuss the finances and business with the officers of Tenant, at such reasonable times as may be requested by Landlord. Upon the request of Lender or Landlord (either telephonically or in writing), Tenant shall provide the requesting party with copies of any information to which such party would be entitled in the course of a personal visit. Landlord hereby approves Bernard, Johnson & Company, P.C. as Tenant's accountants for purposes of this Paragraph 28.

            (b) If, at any time during the Term, Tenant's securities are not listed and traded on a national securities exchange located in the United States, Tenant shall deliver to Landlord and to Lender within ninety (90) days of the close of each fiscal year, annual audited financial statements of the Tenant Group certified by a nationally recognized independent certified public accountants. Tenant shall also furnish to Landlord within forty-five (45) days after the end of each of the three remaining quarters unaudited financial statements and all other quarterly reports of the Tenant Group, certified by Tenant's chief financial officer, and all filings, if any, of Form 10-K, Form 10-Q and other required filings with the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1934, as amended, or any other Law. All financial statements of Tenant shall be prepared in accordance with GAAP consistently applied. All annual financial statements shall be. accompanied (i) by an opinion of said accounting firm stating that (A) there are no qualifications as to the scope of the audit and (B) the audit was performed in accordance with GAAP and (ii) by the affidavit of the president or a vice president of Tenant, dated within five (5) days of the delivery of such statement, stating that (C) the affiant knows of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default which has occurred and is continuing hereunder or, if any such event has occurred and is continuing, specifying the nature and period of existence thereof and what action Tenant has taken or proposes to take with respect thereto and (D) except as otherwise specified in such affidavit, that Tenant has fulfilled all of its obligations under this Lease which are required to be fulfilled on or prior to the date of such affidavit.

            (c) All quarterly and annual financial statements shall be accompanied by a certification ("Covenant Certification") of the chief financial officer of Tenant in the form attached hereto as Exhibit "H" stating that Tenant is in compliance with the Covenants (except as otherwise specified in the Covenant Certification).

            (d) Landlord, Lender and their respective agents, accountants and attorneys, shall consider and treat on a strictly confidential basis (i) any information contained in the books and records of Tenant, (ii) any copies of any books and records of Tenant, and any financial statements of Tenant pursuant to Paragraph 28(b) which are delivered to or received by them and which are conspicuously stamped "CONFIDENTIAL".

   The restrictions contained in this Paragraph 28(d) shall not prevent disclosure by Landlord or Lender of any information in any of the following circumstances:

                  (i) Upon the order of any court or administrative agency to the extent required by such order and not effectively stayed or by appeal or otherwise;

                  (ii) Upon the request, demand or requirement of any regulatory agency or authority having jurisdiction over such party, including the Securities and Exchange Commission (whether or not such request or demand has the force of law);

                  (iii) That has been publicly disclosed other than by breach of this Paragraph 28(d) by Lender or Landlord or by any other Person who has agreed with Landlord or Lender to abide by the provisions of this Paragraph 28(d);

                  (iv) To counsel, accountants or consultants for such other Person who has agreed to abide by the provisions of this Paragraph 28(d) or counsel, accountants or consultants for Lender or Landlord;

                  (v) While an Event of Default exists, in connection with the exercise of any right or remedy under this Lease or any other related document;

                  (vi) Independently developed by Landlord or Lender to the extent that confidential information provided by Tenant is not used to develop such information;

                  (vii) To any third party who enters into a confidentiality agreement with Landlord for the benefit of Tenant;

                  (viii) With respect to financial information and information that Landlord or its attorneys deem to be material in any reporting to the shareholders of Landlord or the shareholders or prospective shareholders (whether through a registered public offering or otherwise) of Landlord's parent company;

                  (ix) In connection with any sale or financing of the Leased Premises, provided that any recipient of such information who is a prospective purchaser of the Leased Premises (except for a purchaser that purchases all or substantially all of the assets of Landlord's parent company) shall agree to be bound by the terms of Paragraph 28(d);

                  (x) In connection with the securitization and/or sale of a Loan or interests therein by a Lender; or

                        (xi) As otherwise required by Law.

            29. Determination of Value.

                  (a) Whenever a determination of Fair Market Value is required pursuant to any provision of this Lease, such Fair Market Value shall be determined in accordance with the following procedure:

                        (i) Landlord and Tenant shall endeavor to agree upon such Fair Market Value within thirty (30) days after the date (the "Applicable Initial Date") on which (A) Tenant provides Landlord with notice of its intention to terminate this Lease and purchase the Affected Premises pursuant to Paragraph 18, (B) Landlord provides Tenant with notice of its intention to redetermine Fair Market Value pursuant to Paragraph 20(c), or (C) Landlord provides Tenant with notice of Landlord's intention to require Tenant to make an offer to purchase the Leased Premises pursuant to Paragraph 23(a)(iii) Upon reaching such agreement, the parties shall execute an agreement setting forth the amount of such Fair Market Value.

                        (ii) If the parties shall not have signed such agreement within thirty (30) days after the Applicable Initial Date, Tenant shall within fifty (50) days after the Applicable Initial Date select an appraiser and notify Landlord in writing of the name, address and qualifications of such appraiser. Within twenty (20) days following Landlord's receipt of Tenant's notice of the appraiser selected by Tenant, Landlord shall select an appraiser and notify Tenant of the name, address and qualification of such appraiser. Such two appraiser shall endeavor to agree upon Fair Market Value based on a written appraisal made by each of them as of the Relevant Date (and given to Landlord by Tenant). If such two appraisers shall agree upon a Fair Market Value, the amount of such Fair Market Value as so agreed shall be binding and conclusive upon Landlord and Tenant.

                        (iii) If such two appraisers shall be unable to agree upon a Fair Market Value within twenty (20) days after the selection of an appraiser by Landlord, then such appraisers shall advise Landlord and Tenant of their respective determination of Fair Market Value and shall select a third appraiser to make the determination of Fair Market Value. The selection of the third appraiser shall be binding and conclusive upon Landlord and Tenant.

                        (iv) If such two appraisers shall be unable to agree upon the designation of a third appraiser within ten (10) days after the expiration of the twenty (20) day period referred to in clause (iii) above, or if such third appraiser does not make a determination of Fair Market Value within twenty (20) days after his selection, then such third appraiser or a substituted third appraiser, an applicable, shall, at the request of either party hereto (with respect to the other party), be appointed by the President or Chairman of the American Arbitration Association in New York, New York. The determination of Fair Market Value made by the third appraiser appointed pursuant hereto shall be made within twenty (20) days after such appointment.

                        (v) If a third appraiser is selected, Fair Market Value shall be the average of the determination of Fair Market Value made by the third appraiser and the determination of Fair Market Value made by the appraiser (selected pursuant to Paragraph 29 (a)(ii) hereof) whose determination of Fair Market Value is nearest to that of the third appraiser. Such average shall be binding and conclusive upon Landlord and Tenant.

                        (vi) All appraisers selected or appointed pursuant to this Paragraph 29(a) shall (A) be independent qualified MAI appraisers (B) have no right, power or authority to alter or modify the provisions of this Lease, (C) utilize the definition of Fair Market Value hereinabove set forth above, and (D) be registered in the State where the applicable Related Premises is located if such State provides for or requires such registration.

                        (vii) The cost of the procedure described in this Paragraph 29(a) above shall be paid as follows: Each party shall pay the cost of its own appraiser and the cost of the third, appraiser, if required, shall be split equally between Landlord and Tenant.

                  (b) If, by virtue of any delay, Fair Market Value is not determined by the expiration or termination of the then current Term, then the date on which the Term would otherwise expire or terminate shall be extended with respect to the Leased Premises or the Affected Premises, as applicable, to the date specified for termination in the particular provision of this Lease pursuant to which the determination of Fair Market Value is being made.

                  (c) In determining Fair Market Value as defined in clause (b) of the definition of Fair Market Value, the appraisers shall add (i) the present value of the Rent for the remaining Term, assuming the Term has been extended for all extension periods provided herein (with assumed increases in the CPI to be determined by the appraisers) using a discount rate (which may be determined by an investment banker retained by each appraiser) based on the creditworthiness of Tenant and (ii) the present value of the Leased Premises or applicable Related Premises as of the end such Term (having assumed the Term has been extended for all extension periods provided herein). The appraisers shall further assume that no default then exists under the Lease, that Tenant has complied (and will comply) with all provisions of the Lease.

            30. Non-Recourse as to Landlord. Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be limited to actual damages and shall be enforced only against the Leased Premises and not against any other assets, properties or funds of(a) Landlord, (b) any director, member, officer, general partner, limited partner, employee or agent of Landlord, or any general partners or shareholders of Landlord (or any legal representative, heir, estate, successor or assign of any thereof) (c) any predecessor or successor partnership or corporation (or other entity) of Landlord, or any of its general partners, either directly or through Landlord or its general partners or any predecessor or successor partnership or corporation or their shareholders, officers, directors, employees or agents (or other entity), or (d) any other Person (including Carey Asset Management Corp., Carey Property Advisors, Carey Fiduciary Advisors, Inc., W. P. Carey & Co. LLC, Carey Management LLC, and any Person affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof). Notwithstanding the foregoing, Tenant shall not be precluded from instituting legal proceedings for the purpose of making a claim against Landlord on account of an alleged violation of Landlord's obligations under this Lease, subject, however, to the preceding sentences of this Paragraph 30.

            31. Financing.

                  (a) Tenant agrees to pay (i) upon demand, all reasonable costs and expenses incurred by Landlord in connection with the purchase and leasing of the Leased Premises including, without limitation, the cost of appraisals, condition reports, environmental assessments, zoning reports, UCC and related searches, title insurance premiums and charges, survey costs, and the legal fees and expenses of Landlord's counsel and (ii) within three (3) Business Days following written request from Landlord, (A) all reasonable costs and expenses incurred by Landlord in connection with the financing of the initial Loan, including, without limitation, the cost of appraisals, condition reports, environmental assessments, zoning reports, UCC and related searches, survey costs (or the costs of updates to any of the foregoing in connection with the initial Loan, as applicable), title insurance premiums and charges, and (B) the legal fees and expenses of Landlord's and Lender's counsel, and "points" or commitment fees of Lender; it being currently estimated
(without representation, and without limiting Tenant's liability) that the cost to obtain third party condition reports, appraisals and environmental assessments tor the Leased Premises will not exceed $25,000, and that the fees and expenses of Landlord's and Lender's counsel will not exceed, in the aggregate, $150,000. Without in any way limiting the foregoing, if there exists at any Related Premises a material Environmental Violation or a Hazardous Condition such that a Phase II Site Assessment must be performed or additional expenditures are incurred (including additional or extraordinary due diligence and the reasonable legal fees and expenses of Landlord's and Lender's consultant and/or counsel in connection therewith), then Tenant hereby authorizes Landlord to cause same to be performed and the cost of such Phase II Site Assessment and such additional due diligence and/or reasonable attorneys' fees and expenses shall be paid by Tenant. In addition to the foregoing, Tenant agrees to pay all costs and expenses (including Landlord's and Lender's attorneys fees and expenses) in connection with the creation of the Condominium.

              (b) Tenant agrees to pay, within three (3) business days of written demand thereof, any cost, charge or expense (other than the principal of the Note and interest thereon at the contract rate of interest specified therein) imposed upon Landlord by Lender pursuant to the Note, the Mortgage or the Assignment which is not caused solely by the gross negligence or willful misconduct of Landlord and which is not otherwise reimbursed by Tenant to Landlord pursuant to any other provision of this Lease.

               (c) If Landlord desires to obtain or refinance any Loan, Tenant shall negotiate in good faith with Landlord concerning any request made by any Lender or proposed Lender for changes or modifications in this Lease. In particular, Tenant shall agree, upon request of Landlord, to supply any such Lender with such notices and information as Tenant is required to give to Landlord hereunder and to extend the rights of Landlord hereunder to any such Lender and to consent to such financing if such consent is requested by such Lender. Tenant shall provide any other consent or statement and shall execute any and all other documents that such Lender requires in connection with such financing, including any environmental indemnity agreement and subordination, non-disturbance and attornment agreement, so long as the same do not materially adversely affect any right, benefit or privilege of Tenant under this Lease or materially increase Tenant's obligations under this Lease. Such subordination, nondisturbance and attornment agreement may require Tenant to confirm that (i) Lender and its assigns will not be liable for any misrepresentation, act or omission of Landlord and (ii) Lender and its assigns will not be subject to any counterclaim, demand or offsets which Tenant may have Against Landlord.

      32. Subordination, Non-Disturbance and Attornment. This Lease and Tenant's interest hereunder shall be subordinate to any Mortgage or other security instrument hereafter placed upon the Leased Premises by Landlord, and to any and all advances made or to be made thereunder, to the interest thereon, and all renewals, replacements and extensions thereof, provided that any such Mortgage or other security instrument (or a separate instrument in recordable form duly executed by the holder of any such Mortgage or other security instrument and delivered to Tenant) shall provide for the recognition of this Lease and all Tenant's rights hereunder unless and until an Event of Default exists or Landlord shall have the right to terminate this Lease pursuant to any applicable provision hereof.

      33. Operating Covenants. Tenants hereby covenants and agrees to comply with all the covenants and agreements described in Exhibit "G" hereto.

      34. Tax Treatment; Reporting. Landlord and Tenant each acknowledge that each shall treat this transaction as a true lease for state law purpose and shall report this transaction as a lease for Federal income tax purposes. For Federal income tax purposes each shall report this Lease as a true lease with Landlord as the owner of the Leased Premises and Equipment and Tenant as the lessee of such Leased Premises and Equipment including; (i) treating Landlord as the owner of the property eligible to claim depreciation deductions under Section 167 or 168 of the Internal Revenue Code of 1986 (the" Code") with respect to the Leased Premises and Equipment, (ii) Tenant reporting its Rent payment as rent expense under Section 162 of the Code, and (iii) Landlord reporting the Rent payments as rental income. For the avoidance of doubt, nothing in this Lease shall be deemed to constitute a guaranty, warranty or representation by either Landlord or Tenant as to the actual treatment of this transaction for state law purposes and for federal law purposes.

      35. Financing the Lafayette Factory Expansion.

            (a) Should Tenant, during the Term of this Lease, desire to construct the approximately 119,000 square foot expansion to the 390 Lafayette Factory Premises as shown on Exhibit "J" attached, hereto (the "Lafayette Factory Expansion"), Tenant shall, prior to the commencement of construction of the Lafayette Factory Expansion, offer by written notice to Landlord (a "Payment Request") to accept reimbursement from Landlord for the costs (the "Lafayette Factory Expansion Cost") thereof, to wit: cost of labor and materials, legal fees, survey, title insurance and other normal and customary loan or construction costs.

            (b) Should Landlord accept Tenant's Payment Request, which acceptance or rejection shall be made in writing within sixty (60) days after receipt by Landlord of such request, Landlord and Tenant shall enter into good faith negotiations regarding the execution and delivery of an amendment of this Lease and a construction agency agreement (a "Construction Agency Agreement") pursuant to which Tenant, as agent for Landlord, will cause the construction of the Lafayette Factory Expansion, which agreements shall provide for the following:

                  (i) payment by Landlord to Tenant of the Lafayette Factory Expansion Costs to be made through monthly progress payments in accordance with the standard practices of Landlord's affiliates as more specifically set forth in the Construction Agency Agreement;

                  (ii) an increase in the annual Basic Rent payable during the Amortization Period (as hereinafter defined) to an amount equal to (A) the then current annual Basic Rent plus (B) an amount sufficient to amortize the Lafayette Expansion Cost ("Total Financing") over a period (the "Amortization Period") which shall be the remainder of the then current Term and, if Tenant so elects, any additional extension periods provided for herein (so long as Tenant shall confirm any such extension periods included in the Amortization Period by a written waiver of its right to give notice of its intention not to renew this Lease prior to the expiration of such extension periods), at such rate of interest and upon such other terms as shall be agreed upon between Landlord and Tenant, but which shall be no less favorable than the prevailing interest rate and terms for unsecured loans in a principal amount equal to the Total Financing for borrowers having a credit rating, if applicable, and a financial standing, equivalent to that of Tenant at that time;

                  (iii) a rate of return to Landlord on Landlord's equity investment in the Leased Premises at least equal to that enjoyed by Landlord hereunder immediately prior to such proposed increase in Basic Rent; and

                  (iv) such other changes and amendments to this Lease as may be necessary and appropriate in view of such payment of the Lafayette Factory Expansion Cost by Landlord to Tenant, as reasonably approved by Lender.

            (c) Tenant shall pay all Costs incurred by Landlord in connection with any such modification to this Lease and such financing, including closing costs, brokerage fees, taxes, recording charges and legal fees and expenses.

            (d) Prior to commencement of construction of the Lafayette Factory Expansion, Tenant shall have delivered to Landlord and Lender all of the documents and items specified in Exhibit "M" attached hereto all of which shall be satisfactory to Landlord and Lender in all respects and shall have otherwise complied with all the requirements of Lender as set forth in the Mortgage with respect to the construction of the Lafayette Factory Expansion which are required to be satisfied prior to the commencement of construction.

            (e) Landlord may accept or reject Tenant's Payment Request in its sole discretion. Should Tenant's offer to accept payment for the Lafayette Factory Expansion not be accepted by Landlord within said sixty (60) day period, or should Landlord and Tenant be unable in good faith to agree upon the terms of the modification of this Lease or the terms of the Construction Agency Agreement, Tenant shall have the right to construct the Lafayette Factory Expansion at Tenant's sole cost and expense (i.e. from cash flow or with equity financing, but not with any indebtedness secured by any interest in the Leased Premises), in which event (i) the construction of the Lafayette Factory Expansion shall be performed in accordance with the provisions of Paragraphs 13 and 38 hereof and any such other reasonable construction procedures as may be requested by Landlord and Lender, including evidence reasonably satisfactory to Landlord and Lender that Tenant has the financial wherewithal to cause the lien-free completion of the Lafayette Factory Expansion in accordance with the plans and specifications therefor (which may be in the form of (A) a cash deposit, or (B) a letter of credit in an amount and in a form acceptable to Landlord and Lender), and Tenant shall comply with all requirements of Lender as set forth in the Mortgage with respect to the construction of the Lafayette Factory Expansion. In all events, the Lafayette Factory Expansion shall be and become the property of Landlord and constitute a part of the Leased Premises subject to this Lease.

            (f) Nothing contained in this Paragraph 35 shall be construed to modify Paragraph 13 hereof, and the provisions of Paragraphs 12, 13 and 38 shall apply to the construction of the Lafayette Factory Expansion. This Paragraph 35 shall be applicable whether or not the Leased Premises shall be converted to a condominium form of ownership, provided that in the event that the Condominium Documents have been recorded, the Lafayette Factory Expansion shall be constructed as an addition to Unit 2 (as defined in the Condominium Declaration). In such event, Tenant shall be deemed to be constructing the Lafayette Factory Expansion as agent for, and on behalf of, Landlord as Declarant of the Condominium Declaration. Upon completion of construction, the Unit 2 Convertible Land shall be added to the Condominium and the Lafayette Factory Expansion shall be merged into Unit 2 (as defined in the Condominium Declaration) by an appropriate amendment to the Condominium Documents, each of which shall be prepared by Tenant (as its sole cost and expense) and approved by Landlord and Lender, which approval shall not be unreasonably withheld or delayed.

            (g) The Lafayette Factory Expansion shall be constructed exclusively within the footprint shown on Exhibit "J" as the "Proposed Building Expansion of 119,000 SQ.FT." at #390 Lafayette Road, and under no circumstances shall the Lafayette Factory Expansion be connected in any way or share any common walls with any other building constituting a part of the Leased Premises except for the building currently situate on the 390 Lafayette Factory

Premises which, if the Condominium Documents have been recorded, will be designated as Unit 2 in the Condominium.

      36. Financing Additional Improvements by Landlord.

             (a) Landlord and Tenant confirm that, because of the inability to subdivide the Excess Land from the remainder of the Leased Premises, the Leased Premises must be converted to a condominium form of ownership before the Excess Land can be developed. Therefore, Landlord and Tenant agree that it is their intent (that prior to construction of any Additional Improvements on the Excess Land (whether pursuant this Paragraph 36 or Paragraph 37) that all of the following must be satisfied: (i) the Leased Premises be converted to a condominium form of ownership by the recording of the Condominium Documents in the Rockingham County Registry of Deeds, and (ii) Tenant shall comply with all other legal requirements necessary to create a condominium form of ownership. Landlord and Tenant acknowledge that the Condominium Site Plans were not complete as of the date of execution of this Lease. Tenant shall prepare and provide Landlord and Lender with copies or the Foss Condominium Exterior Unit Plans (as defined in the Condominium Declaration), which plans shall be reasonably satisfactory to Landlord and Lender, prior to the recording of the Condominium Documents.

            (b) So long as no Event of Default has occurred and is continuing at the time of the receipt of Tenant's Expansion Request (as defined below), Tenant shall have the option exercisable at any time during the Term to give to Landlord written notice ("Tenant's Expansion Request") that, subject to the requirements of this Paragraph 36, that it is requesting that Landlord fund the construction one or more Additional Improvements on the Excess Land.

            (c) Landlord may accept or reject Tenant's Expansion Request in its sole discretion. Should Landlord accept Tenant's Expansion Request, which acceptance shall be made in writing within sixty (60) days after receipt by Landlord thereof, the obligation of Landlord to fund the construction of the Additional Improvements shall be contingent upon Tenant's satisfaction of each of the following conditions (the "Expansion Conditions") no later than ninety
(90) days following Landlord's written acceptance of Tenant's Expansion Request:

                  (i) Tenant shall have delivered or caused to be delivered to Landlord and Lender all of the documents and items specified in Exhibit "M" attached hereto all of which shall be satisfactory to Landlord and Lender in all respects, and shall have otherwise complied with all the requirements of Lender as set forth in the Mortgage with respect to the construction of the Additional Improvements which are required to be satisfied prior to the commencement of construction.

                  (ii) Tenant and Landlord shall have entered into a Construction Agency Agreement pursuant to which (i) Tenant, as agent for Landlord will cause the construction of the Additional Improvements on the Excess Land, and (ii) payment shall be made by Landlord to Tenant for the costs of the construction of the Additional Improvements (to wit. cost of labor and materials, legal fees, survey title insurance and other normal and customary loan or construction costs, the "Expansion Lease Costs") through monthly progress payments in accordance with the standard practices of Landlord's affiliates;

                  (iii) Tenant shall have deposited with Landlord the sum of $100,000 (the "Expansion Costs and Expense Deposit") which shall be applied towards the payment of any and all costs and expenses incurred by Landlord and Lender in connection with their consent to and monitoring of the construction of the Additional Improvements. Any amounts remaining in the Expansion Costs and Expense Deposit shall be returned to Tenant upon the conveyance of the Expansion Unit (as defined below);

                  (iv) Tenant shall have complied with the requirements of Paragraph 38;

                  (v) Landlord, an Affiliate of Landlord (the "Expansion Landlord") and Tenant shall have entered into an agreement (the "Tri-Party Agreement") providing that upon completion of the Additional Improvements: (A) Landlord shall convey the Additional Improvements, the rights to any related Limited Common Area appurtenant to such Additional improvements and the applicable percentage undivided interest in the Common Area appurtenant to such Additional Improvements (collectively, the "Expansion Unit") to the Expansion Landlord upon terms and conditions acceptable to Landlord and the Expansion Landlord in their sole discretion and (B) the Expansion Landlord and Tenant shall execute a lease agreement (the "Expansion Lease") substantially identical to this Lease except that the Expansion Lease shall provide that Tenant shall lease the Expansion Unit from the Expansion Landlord and provide a rate of return to the Expansion Landlord on Expansion Landlord's equity investment in the Expansion Unit at least equal to that enjoyed by Landlord hereunder.

            (d) Contemporaneously with the execution of the Expansion Lease, Landlord agrees to cause the Expansion Unit to be released from this Lease and conveyed to the Expansion Landlord provided that the following conditions are satisfied:

                  (i) the Condominium Documents creating the new Unit 4 or Unit 5 (as defined In the Condominium Documents), as applicable, shall have been recorded in the Rockingham County Registry of Deeds in compliance with all applicable Laws and Legal Requirements;

                  (ii) all requirements of Lender set forth in the Mortgage with respect to the construction of the Additional Improvements, the release of the Expansion Unit and any Condominium related requirements shall have been satisfied, and

                  (iii) all costs and expenses incurred by Landlord, the Expansion Landlord and Lender in connection with any Additional Improvements, any Expansion Lease and any Expansion Unit shall have been paid by Tenant, except that the Expansion Lease Costs shall be payable as provided for in the Construction Agency Agreement.

            (e) Tenant shall be solely responsible for the satisfaction of the Expansion Conditions and all other conditions contained in this Paragraph 36, including the recording of the Condominium Documents, provided that Landlord, as record title holder to the Excess Land, shall cooperate in executing and recording the Condomimium Documents, at no cost to Landlord or Lender.

            (f) Contemporaneously with conveyance of the Expansion Unit to the Expansion Landlord, Landlord and Tenant shall execute an amendment to this Lease and the recorded memorandum of this Lease which (i) terminates this Lease with respect to the Expansion Unit, and (ii) reduces the Basic Rent payable hereunder by an amount per annum equal to the product of (X) 10.45% multiplied by (Y) the product of (A) the maximum buildable square footage as set forth on Exhibit "L" attached hereto (the "Maximum Buildable Square Footage") of the portion of the Excess Land upon which the applicable Additional Improvements are to be constructed (i.e., either the Unit 4 Excess Land or the Unit 5 Excess Land) multiplied by (B) 57.13. Upon execution of such lease amendment, this Lease shall terminate with respect to the Expansion Unit, but shall remain in full force and effect with respect to the retained portion of the Leased Premises, provided, however, that in no event will the conveyance of the Expansion Unit amend, reduce or modify any of the obligations and liabilities of Tenant under this Lease, including the obligation to pay Basic Rent hereunder, except to the extent that Basic Rent may be reduced pursuant to this Paragraph 36(f).

            (g) Notwithstanding anything in this Lease to the contrary, except as may he provided in the Tri-Party Agreement, in no event will the Expansion Landlord have any liability or obligation in connection with the construction of any Additional Improvements and/or the funding of the cost of such construction.

            (h) Upon the recording of the Condominium Documents, this Lease and Tenant's rights hereunder shall be subject to the Condominium Documents, provided that as between Tenant and Landlord in the event of any conflict between the Condominium Documents and their respective obligations under this Lease, this Lease shall control.

      37. Tenant Construction on the Excess Land.

            (a) In the event that Landlord shall reject Tenant's Expansion Request and provided that no Event of Default shall then exist and be continuing, Tenant shall have the right (subject to the requirements of this Paragraph 37) upon written notice to Landlord (a "Release Notice") to construct Additional Improvements on the Excess Land at no cost or expense to Landlord or Lender. Tenant shall construct such Additional Improvements at it's sole cost and expense (i.e. from cash flow or with equity financing, but not with any indebtedness secured by any interest in the Leased Premises).

            (b) Tenant's right to construct the Additional Improvements on the Excess Land shall be contingent upon the satisfaction by Tenant of each of the following conditions (the "Release Conditions") no later than ninety (90) days after Landlord's receipt of a Release Notice:

                  (i) Tenant shall have delivered or caused to be delivered to Landlord and Lender all of the documents and items specified in Exhibit "M" attached hereto all of which shall be satisfactory to Landlord and Lender in all respects and shall have otherwise complied With all the requirements of Lender as set forth in the Mortgage with respect to the construction of the Additional Improvements which are required to be satisfied prior to the commencement of construction.

                  (ii) Tenant shall have deposited with Landlord the sum of $100,000 (the "Release Costs and Expense Deposit") which shall he applied towards the payment of any and all costs and expenses incurred by Landlord and Lender in connection with their consent to and monitoring of the construction of the Additional Improvements. Any amounts remaining in the Release Costs and Expense Deposit shall be returned to Tenant upon the conveyance of the Released Unit;

                  (iii) Tenant shall have complied with all of the requirements of Paragraph 38; and

                  (iv) Tenant shall have received the written consent from Landlord to commence the construction of the Additional Improvements.

            (c) Tenant shall be solely responsible for the satisfaction of the Release Conditions and all other conditions contained in this Paragraph 37, including the recording of the Condominium Documents, provided that Landlord as record title holder to the Excess Land, shall cooperate in executing and recording the Condominium Documents, at no cost to Landlord or Lender.

            (d) The construction of any Additional Improvements by Tenant shall be performed in accordance with the provisions of Paragraphs 13 and 38 hereof and any such other reasonable construction procedures as may be requested by Landlord and/or lender, including evidence satisfactory to Landlord and Lender in their sole discretion that Tenant has the financial wherewithal to cause the lien-free completion of such Additional Improvements in accordance with the plans and specifications therefor (which may be in the form of (A) a cash deposit, or (B) a letter of credit in an amount and in a form acceptable to Landlord and Lender).

            (e) Subject to Tenant's compliance with the requirements of this Paragraph 37, upon completion of the Additional Improvements, Landlord agrees to convey the Additional Improvements, including rights to any related Limited Common Area appurtenant to such Additional Improvements and the applicable percentage undivided interest in the Common Area appurtenant to such Additional Improvements (collectively, the "Released Unit") to Tenant for an amount equal to the greater of (i) the product of (A) $7.13 multiplied by (B) the Maximum Buildable Square Footage of the Unit 4 Convertible Land and/or the Unit 5 Convertible Land, as applicable, or (ii) the Fair Market Value of the Unit 4 Convertible Land and/or the Unit 5 Convertible Land, as applicable (the "Released Unit Purchase Price"). Promptly upon completion of the Additional Improvements, the parties shall commence to determine the Fair Market Value of the Unit 4 Excess Land and/or the Unit 5 Excess Land, as applicable.

            (f) Contemporaneously with the receipt by Landlord of the Released Unit Purchase Price, which shall be payable no later than thirty (30) days after the determination of the Fair Market Value of the applicable portion of the Excess Land, Landlord agrees to cause the Released Unit to be released from this Lease provided that the following conditions are satisfied;

                  (i) the Condominium Documents creating the new Unit 4 or Unit 5, as applicable, shall have been recorded in the Rockingham County Registry of Deeds in compliance with all applicable Laws and Legal Requirements;

                  (ii) all requirements of Lender set forth in the Mortgage with respect to the construction of the Additional Improvements, the release of the Released Unit and any Condominium related requirements shall have been satisfied, and

                  (iii) all costs of Landlord, Lender and Tenant in connection with the conveyance of the Released Unit and in complying with the above conditions, including reasonable attorneys' fees, shall have been paid by Tenant.

            (g) Contemporaneously with conveyance of the Released Unit to Tenant, Landlord and Tenant shall execute an amendment to this Lease and the recorded memorandum of this Lease which (i) terminates this Lease with respect to the Released Unit, and (ii) reduces the Basic Rent payable hereunder by an amount per annum equal to the product of (X) 10.45% multiplied by (Y) the product of (A) Maximum Buildable Square Footage of the portion of the Excess Land upon which the Released Unit has been constructed (i.e., either the Unit 4 Excess Land or the Unit 5 Excess Land) multiplied by (B) $7.13. Upon execution of such lease amendment, this Lease shall terminate with respect to the Released Unit, but shall remain in full force and effect with respect to the retained portion of the Leased Premises, provided, however, that in no event will the conveyance of the Released Unit amend, reduce or modify any of the obligations and liabilities of Tenant under this Lease, including the obligation to pay Basic Rent hereunder, except to the extent that Basic Rent may be reduced pursuant to this Paragraph 37(g).

            (h) Upon the recording of the Condominium Documents, this Lease and Tenant's rights hereunder shall be subject to the Condominium Documents, provided that as between Tenant and Landlord, in the event of any conflict between the Condominium Document and their respective obligations under this Lease, this Lease shall control.

            (i) Under no circumstances will Landlord have any obligations or liabilities with respect to the construction of any Additional Improvements by Tenant as permitted by this Paragraph 37 and Tenant shall have no claims against Landlord or right to claim a default under this Lease or to offset rent under this Lease arising out of (i) the construction of or failure to construct any Additional Improvements and/or (ii) the conveyance of the Released Unit.

      38. Conditions to Construction of Additional Improvements and/or Lafayette Factory Expansion.

      (A) If Tenant desires to construct or request Landlord to construct the Lafayette Factory Expansion pursuant to Paragraph 35 or any Additional Improvements pursuant to Paragraphs 36 or 37, then, as a condition to Landlord's consent to such construction, Landlord and Lender shall receive the following, all of which shall be in form and substance reasonably satisfactory to Landlord and Lender.

                  (i) Plans and specifications for the Additional Improvements or the Lafayette Factory Expansion, as applicable;

                  (ii) A report from a consultant selected by Landlord and approved by Lender concluding, among other things, that, with respect to the Lafayette Factory Expansion, the attachment of the Lafayette Factory Expansion to the portion of the Improvements which comprise the 390 Lafayette Factory Premises will not have any adverse impact on the structural integrity or operational viability of the 390 Lafayette Factory Premises;

                  (iii) Evidence that the Lafayette Factory Expansion and/or the Additional Improvements, as applicable, have been approved by all applicable governmental authorities;

                  (iv) Such other conditions as Landlord shall reasonably require, including, but not limited to, the condition that the Lafayette Factory Expansion and/or any Additional Improvements be architecturally harmonious in both material and design with the 390 Lafayette Factory Premises and/or the other existing buildings comprising the Leased Premises, as applicable; and

                  (v) Evidence that all requirements of Lender as set forth in the Mortgage with respect to the construction of the Lafayette Factory Expansion, the construction of the Additional Improvements, the conveyance of the Expansion Unit or Released Unit, and/or any Condominium related requirements, as applicable, have been satisfied.

            (b) It is the intention of Landlord and Tenant and both parties hereby agree that neither the Condominium Documents nor any other documents intended to create a condominium form of ownership of the Leased Premises or any portion therefore shall be recorded except in connection with the construction of any Additional Improvements as provided for in Paragraphs 36 and 37 herein.

            (c) Notwithstanding anything to the contrary contained herein, at all times during the existence of the Condominium, (i) the maximum number of Units (as defined in the Condominium Documents) that may be created within the Excess Land shall be two (2) Units, (ii) the maximum aggregate footprint square footage of all of the Units on the Excess Land shall not exceed 397,254 square feet, and (iii) Unit 2 and Unit 3, in the aggregate shall have not less than fifty-one (51%) of the undivided interest in the Common Area.

      39. Security Deposit.

            (a) Concurrently with the execution of this Lease Tenant shall deliver to Landlord a security deposit (the "Security Deposit") in the amount of ONE MILLION FIVE HUNDRED NINE SEVEN THOUSAND TWO HUNDRED EIGHTY THREE AND NO/100_ ($1,597,283.00) DOLLARS. The Security Deposit shall be in the form of an irrevocable letter of credit (the "Letter of Credit") and shall be issued by a bank acceptable to Landlord and having a long-term unsecured debt rating of not less than "A" from Standard A Poor's Corporation and in form and substance satisfactory to Landlord. The Security Deposit shall remain in full force and effect during the Term as security for the payment by Tenant of the Rent and all other charges or payments to be paid hereunder and the performance of the covenants and obligations contained herein, and the Letter of Credit shall be renewed at least thirty (30) days prior to any expiration thereof. If Tenant fails to renew the Letter of Credit by such date, time being of the essence, Landlord shall have the right at any time after the thirtieth (30th) day before such expiration date to draw on the Letter of Credit and to deposit the proceeds of the Letter of Credit as a cash security deposit (the "Cash Security Deposit") in any account for the benefit of Landlord or to declare an Event of Default. The Cash Security Deposit shall not be commingled with other funds of Landlord or other Persons and no interest thereon shall be due and payable to Tenant.

            (b) If at any time an Event of Default shall have occurred and be continuing, Landlord shall be entitled, at its sole discretion, to draw on the Letter of Credit or to withdraw the Cash Security Deposit from the above-described account and to apply the proceeds in payment of (i) any Rent or other charges for the payment of which Tenant shall be in default, (ii) prepaid Basic Rent, (iii) any expense incurred by Landlord in curing any default of Tenant, and/or (iv) any other sums due to Landlord in connection with any default or the curing thereof, including, without limitation, any damages incurred by Landlord by reason of such default, including any rights of Landlord under Paragraph 23 or to do any combination of the foregoing, all in such order or priority as Landlord shall so determine in its sole discretion and Tenant acknowledges and agrees that such proceeds shall not constitute assets or funds of Tenant or its estate, or be deemed to be held in trust for Tenant, but shall be, for all purposes, the property of Landlord (or Lender, to the extent assigned). Tenant further acknowledges and agrees that (1) Landlord's application of the proceeds of the Letter of Credit or Cash Security Deposit towards the payment of Basic Rent, Additional Rent or the reduction of any damages due Landlord in accordance with Paragraph 23 of this Lease, constitutes a fair and reasonable use of such proceeds, and (2) the application of such proceeds by Landlord towards the payment of Basic Rent, Additional Rent or any other sums due under this Lease shall not constitute a cure by Tenant of the applicable default provided that an Event of Default shall not exist if Tenant restores the Security Deposit to its full amount within five (5) days and in accordance with the requirements of this Paragraph 39, so that the original amount of the Security Deposit shall be again on deposit with Landlord.

            (c) Notwithstanding anything to the contrary contained in this Paragraph 39; provided that no monetary Event of Default shall have occurred at any time during the Term, then, if on any anniversary date subsequent to the second (2nd) anniversary of the Basic Rent Payment Date on which the first full quarterly installment of Basic Rent was due under this Lease, if Tenant shall have maintained for the four (4) calendar quarters immediately preceding such anniversary date (i) a Consolidated Tangible Net Worth (as defined below) of not less than $35,000,000, (ii) a Debt Ratio (as defined below) of not greater than 3.75:1, and (iii) a Fixed Charge Coverage Ratio (as defined below) of not less than 2.15:1 ((i) through(iii) are hereinafter referred to as the "L/C Reduction Criteria"), then the Security Deposit as required under this Paragraph 39 shall be reduced to $798,641.50, and upon Tenant's delivery of a written request for such reduction based upon compliance with the foregoing requirements and delivery of a replacement Letter of Credit in the required amount (and otherwise meeting the requirements of this Paragraph 39), the existing Letter of Credit shall be released to Tenant (or at Tenant's direction, to the issuer thereof); provided, further, that if for any two (2) consecutive calendar quarters following the L/C Reduction Date Tenant shall fail to maintain the L/C Reduction Criteria, then the obligation of Tenant to maintain the Security Deposit as required under this Paragraph 39 shall be automatically reinstated and Tenant shall redeliver the Security Deposit initially required hereunder to Landlord with in ten (10) Business Days of Landlord's request therefor.

            (d) Subject to the provisions of Paragraph 39(c) above, at the expiration of the Term and so long as no Event of Default exists the Letter of Credit or the Cash Security Deposit, as the case may be, shall be returned to Tenant.

            (e) Landlord shall have the right to designate Lender or any other holder of a Mortgage as the beneficiary of the Letter of Credit or the holder of the Cash Security Deposit during the term of the applicable Loan, and such Lender or other holder of a Mortgage shall have all of the rights of Landlord under this Paragraph 39. Tenant covenants and agrees to execute such agreements, consents and acknowledgments as may be requested by Landlord from time to time to change the holder of the Security Deposit as hereinabove provided.

            (f) For purposes of Paragraph 39(c) above, the following terms shall have the respective meanings set forth below:

            "Applicable Period" shall mean with respect to any calculation utilized for the purpose of Paragraph 39(c), the twelve consecutive months immediately preceding the date of such calculation.

            "Bonds" means any surety or performance bond issued by a bond issuer with respect to the performance of the obligations of a Person under any contract, pursuant to which such bond issuer guaranties such Person's performance.

            "Consolidated Net Income" shall mean, for any period, the aggregate Net Income (or Loss) of such Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP.

            "Consolidated Tangible Net Worth" shall mean, at any date, the tangible net worth of Tenant and its Subsidiaries on a consolidated basis, determined in accordance with GAAP.

            "Debt Ratio" shall mean the ratio of Indebtedness to EBITDA.

            "EBITDA" means, for any Applicable Period, Net Income plus interest expense, taxes, management fees, depreciation and amortization.

            "EBITDAR" means, for any Applicable Period, Net Income, plus Fixed Charges, taxes, management fees, depreciation and amortization.

            "Fixed Charges" means, for any period, (a) cash interest expense, plus (b) rental payments with respect to this Lease.

            "Fixed Charge Coverage Ratio" shall mean the ratio of EBITDAR to Fixed Charges.

            "Indebtedness" means, tor any Person, (i) all outstanding obligations for borrowed money or for the deferred purchase price of property or services or in respect of reimbursement obligations under letters of credit,
(ii) all obligations represented by debentures, notes, or similar instruments, or accepted drafts that represent extensions of credit, (iii) all obligations (including, during the non-cancellable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP, but excluding obligations under leases which, in accordance with GAAP, are true operating leases and are not in the nature of a title retention agreement) secured by any lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed by such Person

(excluding any contingent obligations with respect to any Bonds), (iv) all obligations for which such Person is obligated pursuant to a guaranty, including, but not limited to, all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by such Person, excluding, however, contingent obligations of such Person or any of its Subsidiaries with respect to any Bond, (v) all outstanding obligations under the capitalized portion of any lease obligations under capitalized leases, excluding, however, contingent obligation of such Person or any of its Subsidiaries with respect to any Bonds, and (vi) the loans with respect to such Person and its Subsidiaries (without duplication); provided, that preferred stock of such Person and any debt held by Stephen Foss or any members of his immediate family shall not constitute "Indebtedness" under this Lease.

            "Net Income" or "Net Loss" means, as applied to any Person, the net income (or net loss) of such Person for the period an question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes and all other proper deductions), all determined in accordance with GAAP, provided that there shall be excluded: (a) the net income (or net loss) of any other Person accrued prior to the date it becomes a Subsidiary of, or is merged into or consolidated with, the Person whose Net Income is being, determined or a Subsidiary of such Person,
(b) the net income (or net loss) of any other Person in which the Person whose Net Income is being determined or any Subsidiary of such Person has an ownership interest that is less than a 100% ownership interest, except, in the case of net income, to the extent that any such income has actually been received by such Person or such Subsidiary in the form of cash dividends or similar distributions, (c) any restoration of any contingency reserve not in the ordinary course of business, except to the extent that provision for such reserve was made out of income during such period, (d) any write-up of any asset, except any write-up of any asset in the ordinary course of such Person's business in accordance with the percentage of completion rules under GAAP, and
(f) any other extraordinary item.

            "Subsidiary or "Subsidiaries"" of any Person means any corporation a majority of the Voting Stock of which is at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or intermediaries, or both, by such Person.

            "Voting Stock" means shares of stock of a corporation having ordinary voting power to elect the board of directors or other managers of such corporation.

      40. Miscellaneous.

            (a) The Paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

            (b) As used in this Lease, the singular shall include the plural and any gender shall include all genders as the context requires and the following words and phrases shall have the following meanings: (i) "including" shall mean "including without limitation"; (ii) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions"; (iii) "lien" shall mean "Lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust"; (iv) "obligation" shall mean "obligation, duty, agreement, liability, covenant and/or condition"; (v) "any of the Leased Premises" shall mean "the Leased Premises or any part thereof or interest therein"; (vi) "any of the Land" shall mean "the Land or any part thereof or interest therein"; (vii) "any of the Improvements" shall mean "the Improvement or any part thereof or interest therein"; and (viii) "any of the Equipment" shall mean "the Equipment or any part thereof or interest therein".

            (c) Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Each appointment of Landlord as attorney-in-fact for Tenant hereunder is irrevocable and coupled with an interest. Landlord shall not unreasonably withhold or delay its consent whenever such consent is required under this Lease, except as otherwise provided herein and except that with respect to any assignment or this Lease or subletting of any Related Premises not expressly permitted by the terms of this Lease, Landlord may withhold, its consent for any reason or no reason. In any instance in which Landlord agrees not to act unreasonably, Tenant hereby waives any claim for damages against or liability of Landlord which is based upon a claim that Landlord has unreasonably withheld or unreasonably delayed any consent or approval requested by Tenant, and Tenant agrees that its sole remedy shall be an action for declaratory judgment. If with respect to any required consent or approval Landlord is required by the express provisions of this Lease not to unreasonably withheld or delay its consent or approval and if it is determined in any such proceeding referred to in the preceding sentence that Landlord acted unreasonably, the requested consent or approval shall be deemed to have been granted; however, Landlord shall have no liability whatsoever to Tenant for its refusal or failure to give such consent or approval. Tenant's sole remedy for Landlord's unreasonably withholding or delaying, consent or approval shall be as provided in this Paragraph. Time is of the essence with respect to the performance by Tenant of its obligation under this Lease.

            (d) Landlord shall in no event be construed for any purpose to be a partner, joint venturer or associate of Tenant or of any subtenant, operator, concessionaire or licensee of Tenant with respect to any of the Leased Premises or otherwise in the conduct of their respective businesses.

            (c) This Lease and any documents which may be executed by Tenant on or about the effective date hereof at Landlord's request constitute the entire agreement between the parties and supersede all prior understandings and agreements, whether written or oral, between the parties hereto relating to the Leased Premises and the transactions provided for herein. Landlord and Tenant are business entities having substantial experience with the subject matter of this Lease and have each fully participated in the negotiation and drafting of this Lease. Accordingly, this Lease shall be construed without regard to the rule that ambiguities in a document are to be construed against the drafter.

            (f) This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

            (g) The covenants of this Lease shall run with the land and bind Tenant, its successors and assigns and all present and subsequent encumbrancers and subtenants of any of the Leased Premises, and shall inure to the benefit of Landlord, its successors and assigns. If there is more than one Tenant, the obligations of each shall be joint and several.

            (h) Notwithstanding any provision in this Lease to the contrary, all Surviving Obligations of Tenant shall survive the expiration or termination of this Lease with respect to any Related Premises.

            (i) If any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

            (j) All exhibits attached hereto are incorporated herein as if fully set forth.

            (k) Each of Landlord and Tenant hereby agree that the State of New Hampshire has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects (including, without limiting the generality of the foregoing, matters of construction, validity and performance) this Lease and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New Hampshire applicable to contracts made and performed therein and all applicable law of the United State of America, and Tenant waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding in such State, and Tenant hereby expressly and irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. Notwithstanding the foregoing nothing herein shall prevent or prohibit Landlord from instituting any suit, action or proceeding in any other proper venue or jurisdiction in which Tenant is located or where service of process can be effectuated.

      41. Post-Closing Obligations. Pursuant to that certain Report of Property Condition Assessment prepared by Professional Service Industries, Inc. (PSI Project No. 888-4E039) and dated _______________, 2004, and that certain Phase
I Environmental; Site Assessment of the Leased Premises prepared by Professional Services Industries, Inc. and dated June 14, 2004, Tenant shall complete or caused to be completed the Post Closing Obligations within the time periods specified in Exhibit "I".

            (b) On the date hereof, Tenant has deposited with Landlord the amount of $48,912.50 (the "Post-Closing Escrow") which shall be allocated to each of the Post-Closing Obligations in the amounts shown on Exhibit "T", shall secure the obligation of Tenant to complete the Post-Closing Obligations, and shall be held and disbursed as set forth in this Paragraph 41. The Post-Closing Escrow shall be released to Tenant within thirty (30) days following the date on which Landlord receives written and photographic evidence satisfactory to Landlord and Lender that all Post-Closing Obligations have been completed (which shall include written and photographic evidence and evidence of payment in full).

            (c) If, at any time prior to the release of the Post-Closing Escrow, an Event of Default shall have occurred and be continuing Landlord shall use the proceeds of the Post-Closing Escrow to The extent required to satisfy the Post-Closing Obligations, and be entitled at its sole discretion, to apply any remaining balance in payment of any Rent or Other charges which have not been made pursuant to this Lease and any other sums due to Landlord in connection with any default or the curing thereof, including without limitation, any damages incurred by Landlord by reason of such default. Tenant acknowledges and agrees that such proceeds shall not constitute assets or funds of Tenant or its estate, or be deemed to be held in trust for Tenant, but shall be, for all purposes, the property of Landlord (or Lender, to the extent assigned). Tenant further acknowledges and agrees that Landlord's application of the proceeds of the Post-Closing Escrow towards the payment of Basic Rent, Additional Rent or the reduction of any damages due Landlord in accordance with Paragraph 23 of this Lease, constitute a fair and reasonable use of such proceeds, and the application of such proceeds by Landlord towards the payment of Basic Rent, Additional Rent or any other sums due under this Lease shall not constitute a cure by Tenant of the applicable default, provided that an Event of Default shall not exist if Tenant restores the Post-Closing Escrow to its full amount within three (3) days and in accordance with the requirements of this Paragraph 41, so that the applicable amount of the Post-Closing Escrow shall be again on deposit with Landlord.

            (d) Landlord shall have the right to designate Lender or any other holder of a Mortgage as the holder of the Post-Closing Escrow during the term of the applicable

Loan who shall have all of the rights of Landlord under this Paragraph 41, provided that Lender shall not be obligated to release the Post-Closing Escrow unless and until any release conditions contained in the Mortgage have been satisfied. Tenant covenants and agrees to execute such agreements, consents and acknowledgements as may be requested by Landlord from time to time to change the holder of the Post-Closing Escrow as hereinabove provided.

      Tenant shall provide all communications regarding the Post Closing Obligations specified in Section II of this Exhibit "I", including Tenant's proof of satisfactory completion of these obligations to Landlord, addressed to;

                           Louis A. Naugle, Esquire
                           Reed Smith L.L.P
                           435 Sixth Avenue
                           Pittsburgh, PA  15219
                           Telephone: 412-288-8586
                           Fax: 412-288-3063
                           E-mail: Inangle@reedsmith.com

      IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed under seal as of the day and year first above written.

                                          LANDLORD:
                                          FOSS (NH) QRS 16-3, INC.,

                                          By: /s/  Anne R. Coolidge
                                              -----------------------
                                          Name: Anne R. Coolidge
                                          Title: Managing Director

ATTEST:                                   TENANT:
                                          FOSS MANUFACTURING  COMPANY, INC.

By /s/ John J. Ryan                       By: /s/ Stephen W. Foss
   -----------------                          --------------------------
Name: John J. Ryan                        Name: Stephen W. Foss
Title: Secretary                          Title: President

[Corporate Seal]

                                                                       EXHIBIT A
                                    PREMISES

                    TRACT I - 390 LAFAYETTE FACTORY PREMISES

         A certain lot of land with the buildings thereon situated on the southerly sideline of Exeter Road, in the Town of Hampton, County of Rockingham, State of New Hampshire being bounded and described as follows:

         Beginning at a 3/4" iron pin found (flush) along the southerly sideline of Exeter Road at the northeast corner of Land now or formerly of Gertrude Lougee; said pin being located S 60 degrees 41' 43" E, 63.12 feel from a 2 foot high vertical rail found with scribed "X"; thence along said road S 33 degrees 13' 28" E, 45.76 feet to a 3/4" iron pin found 0.1 feet underground at land now or formerly of Boston & Maine Railroad Corporation; thence along said railroad land S 29 degrees 33' 53" W, 49.60 feet; thence by said land S 60 58' 12" E,
17.02 feet to a 3/4" iron pin found 0.3 feet underground; thence along said railroad land the following courses; S 29 degrees 43' 00" W, 456.00 feet to an iron pin; thence N 66 degrees 29' 11" W , 25.10 feet to an iron pin; thence S 29 degrees 43' 00" W, 511.41 feet to an iron pin; thence N 63 degrees 40' 38" W,
10.02 feet to an iron pin; thence S 29 degrees 43' 00" W, 567.00 feet to a point at land now or formerly of Foss Realty, Inc., said point being located S 65 degrees 17' 04" W, 1.38 feet from a 5" square granite bound found 1 foot high; thence along said Foss Realty land the following courses; N 85 degrees 20' 52" W, 178.57 feet; thence N 84 degrees 51' 21" W, 193.48 feet; thence N 86 degrees 13' 31" W, 64.37 feet; thence N 84 degrees 11' 51" W, 445.12 feet; thence 85 degrees 47' 11" W, 265.51 feet to an iron pin; thence N 86 degrees 50' 11" W,
196.56 feet; thence N 85 degrees l4' 01" W, 194.42 feet to a point on the easterly right of way sideline to New Hampshire Route 51; said point being located N 24 degrees 43' 43" W, 210.03 feet from a New Hampshire Highway bound found; thence, along said sideline northwesterly along a curve concave to the east having a radius of 5,025.00 feel and a length of 473.52 feet with a Delta of 5 degrees 23' 57" and Chord/Bearing of 473.35 feet/ N 20 degrees 49' 53" W to a New Hampshire Highway bound found; thence, by said sideline N 71 degrees 54' 13" E, 25.08 feet to a new Hampshire Highway Bound found: thence along said sideline northwesterly along a curve concave to the East having a radius of 5,000,00 feet and length of 414.17 feet with a delta of 4 degrees 44' 46" and a chord/bearing of 414.05 feet, N 15 degrees 45' 32" W to land now or formerly of the Timberland Company; thence along said land the following courses; S 68 degrees 07' 38" E, 392.53 feet to an iron pin; thence N 25 degrees 12' 59" E,
71.04 feet to an iron pin; thence S 78 degrees 21' 41" E, 320.08 feet to a 30 inch red oak with wire; thence S 77 degrees 17' 21" E, 112.59 feet; thence S 77 degrees 42' 11" E, 356.23 feel; thence S 78 degrees 17' 21" E, 105.46 feet; thence S 78 degrees 56' 11" E, 238.90 feet to an iron pin; thence S 8 degrees 36' 31" E, 12.19 feet to an iron pin; thence S 79 degrees 51' 51" E, 216.42 feet; thence S 77 degrees 26' 11" E, 132.37 feet to a road nail in pavement at the southeast corner of said land of Timberland Company; thence N 24 degrees 09' 08" E, 37.23 feet; thence N 21 degrees 42' 08" E, 298.32 feet to a 12 inch spike set in northeast base of 24 inch while pine with wire at corner of fence; thence N 68 degrees 25' 32" W, 1,106.86 feet to a 2 inch iron pipe found 1 foot high; thence N 22 degrees 38' 03" E, 241.73 feet to land now or formerly of Gertrude Lougee; thence along land of said Lougee the following courses: S 64 degrees 03' 04" E, 114.66 feet to a 3/4 inch iron pin set 0.5 feet high with cap at base of fence post; thence S 64 degrees 03' 04" E, 286,13 feet to a nail set in 30 inch red oak with barbed wire; thence S 61 degrees 57' 55" E, 190.59 feet to a nail set in 30 inch beech with barbed wire; thence S 65 degrees 21' 26" E, 426.20 feet to a nail set in 24 inch yellow birch with barbed wire; thence S 66 degrees 14' 16" E, 269.9l feet to a 3/4 inch iron pin with Hislop cap set at base of fence post; thence S 75 degrees 05' 15" E, 106.48 feet to an iron pin at the southeast corner of said land now or formerly of Gertrude Lougee; thence N 29 degrees 42' 36" E, 290.07 feet to a t-bar found flush; thence N 29 degrees 42' 37" E, 242.43 feet to the point of beginning.

         The above described parcel containing 37.62 acres is more particularly shown on plan entitled "As Built Land Title Survey" of land owned by Foss Manufacturing Company, Inc., by Knight Hill Land Surveying Services, Inc., dated July, 1998, and recorded at the Rockingham County Registry of Deeds as Plan #D-26503.

         Meaning and intending to convey and describe the premises acquired by the Grantor herein by deed recorded in the Rockingham County Registry of Deeds at Book 3631, Page 2762.

         The above described property includes the rights granted under a certain easement granted by the Boston and Maine Corporation described in an easement deed recorded at the Rockingham County Registry of Deeds at Book 2261, Page 1262 which easement allows for passage under the railroad trestle to gain access from Lafayette Road to the above described premises as shown on Plan #D-26503.

         The above described property also includes the rights granted to Foss Manufacturing Company, LLC under a certain "Declaration of Reciprocal Easements" recorded in the Rockingham County Registry of Deeds at Book 3631, Page 2715.

                    TRACT II - 380 LAFAYETTE OFFICE PREMISES

         A certain lot of land with the buildings thereon situated on the westerly sideline of Lafayette Road, in the Town of Hampton, County of Rockingham and State of New Hampshire being bounded and described as follows:

         Beginning at a point on the easterly right of way sideline of Boston & Maine Railroad Corp. at the northwest corner of land now or formerly of Joseph F Lorusso, II; said point being located N 72 degrees 11' 47" W, 4.98 feet from a 3 inch iron pipe found 3 feet high; thence N 29 degrees 43' 00" E, 220.77 feet to a point along an access right of way at land now or formerly of Foss Realty, Inc.; said point being located S 63 degrees 25' 02" E, 23.46 feet from a 2 inch iron pipe found 0.2 feet high; thence, along said Foss Realty Land along said right of way the Following courses: S 79 degrees 09' 50" E, 105.43 feet; thence S 74 degrees 14' 47" E, 92.50 feet; thence S 63 degrees 13' 39" E, 63.55 feet to a railroad spike in pavement at the westerly right of way sideline of lafayette Road; thence along said road sideline the following courses: S 24 degrees 37' 14" W, 44.52 feet; thence S 22 degrees 48' 44" W, 96.21 feet; along a curve concave to the southeast having a radius of 730 feet; and length of 40.00 feet with a delta of 3 degrees 08' 22" and chord/bearing of 39.99 feet; S 21 degrees 14' 33" W, S 19 degrees 40' 14" W, 35.88 feet to an iron pin at land now or formerly of Joseph J. Lorusso II; thence, along said land S 73 degrees 27' 47" E, 288.26 feet to the point of beginning.

         The above described parcel containing 1.39 acres is more particularly shown on a plan entitled "As Built Land Title Survey" of land owned by Foss Manufacturing Company, Inc., by Knight Hill Land Surveying Services, Inc. dated July 1998 and recorded in the Rockingham County Registry of Deeds as Plan #D-26503.

         The above premises include the rights granted under a Declaration of Reciprocal Easements recorded in the Rockingham County Registry of Deeds at Book 3631, Page 2715.

                       TRACT III - MERRILL DRIVE PREMISES

         A certain lot or land with the buildings thereon situated along the southerly terminus of Merrill Industrial Drive in the Town of Hampton, County of Rockingham and State of New Hampshire, being bounded and described as follows:

         Beginning at a 1 1/2 inch iron pipe at the southwest corner of land now or formerly of Foss Manufacturing Company, Inc.; thence along land of said Foss N 22 degrees 38' 03" E, 241.73 feet to a brook at the northern most corner of the herein described lot at land now or formerly of Snap On Tools Corporation; thence westerly along land of Snap On Tools, the terminus of Merrill Industrial Drive and land now or formerly of Continental Microwave and Tool Company all along said brook 715 feet +/- to Drakes River at land now or formerly of Towle Farm Road Riverwalk Condominiums; thence southwesterly along land of said condominiums and land now or formerly of Elanor Woodman all at Long Drakes Drive 925 feet +/- to Route 51 right of way boundary thence along said Route 51 boundary southeasterly along a curve concave to the East having a radius of 5,000 feet and a length of 71.78 feet +/- with a delta of 00 degrees 49' 21" and chord bearing of 71.78 feet S 12 degrees 58' 29" E to a point at land now or formerly of Foss Manufacturing Company, Inc., said point being located S 62 degrees 08' 47" W, 1172.75 feet from the said northernmost lot corner at brook; thence along said land the following courses: S 68 degrees 07' 38" E, 392.53 feet to an iron pin; thence N 25 degrees 12' 59" E, 71.04 feet to an iron pin; thence S 78 degrees 21' 41" E, 320.08 feet to a 40" red oak with wire; thence S 77 degrees 17' 21" E, 112.59 feet; thence S 77 degrees 42' 11" E, 356.23 feet;
thence S 78 degrees 17' 21" E, 105.46 feet; thence S 78 degrees 56' 11" E,
238.90 feet to an iron pin; thence S 08 degrees 36' 31" E, 12.19 feet to an iron pin; thence S 79 degrees 51' 51" E, 216.42 feet; thence S 77 degrees 26' 11" E,
132.27 feet to a road nail; thence N 24 degrees 09' 08" E, 37.23 feet; thence N 21 degrees 42' 08" E, 298.32 feet to a spike in pine at fence corner at land now or formerly of Foss Realty, Inc.; thence along said land of Foss Realty, Inc. N 68 degrees 25' 32" W, 1,106.86 feet to the point of beginning.

      The above described parcel containing 23.6 acres is more particularly shown on a plan entitled "As Built Land Title Survey of Land Owned by Foss Manufacturing Company, Inc;" by Knight Hill Land Surveying Services, Inc., dated July 1998 and recorded at the Rockingham County Registry of Deeds as Plan #D-26503.

         Also included hereunder is the right of the Grantor, its successors, assigns, licensees, invitees, in common with other # s to pass and repass over Industrial Drive as shown on a plan entitled "Consolidation and Subdivision Plan of Land, Towle Farm Road Realty Trust" dated May 26, 1982 which plan is recorded in the Rockingham County Registry of Deeds as Plan # D-11609.

         The above described premises include the rights granted under the Declaration of Reciprocal Easements recorded at the Rockingham County Registry of Deeds at Book 3631, Page 2715.

                           TRACT IV - 13 ACRE PARCEL

      A certain parcel of land situate on the southwesterly side of Exeter Road, so-called, in the Town of Hampton, County Rockingham and State of New Hampshire containing 13.1 acres, and being bounded and described as follows:

         Beginning at point on the westerly side of the B & M Railroad tracks, thence N 75 degrees 05' 15" W for a distance of 106.48 feet to a point; thence N 66 degrees 14' 16" W for a distance of 269.91 feet to a point; thence N 65 degrees 21' 26" W for a distance of 426,20 feet to a point; thence N 61 degrees 57' 55" W for a distance of 190.59 feet to a point; thence N 64 degrees 03' 04" W for a distance of 286.13 feet to a point; thence N 64 degrees 03' 04" W for a distance of 114.66 feet to a point; thence along a brook along a survey tie line N 67 degrees 14' 07" E for a distance of 545.48 feet to a point; thence N
25 degrees 01' 43" W for a distance of 177.73 feet to; a point; thence N 86 degrees 11' 52" E for a distance of 114.96 feet to a point; thence N 84 degrees 06' 16" E for a distance of 151.51 feet to a point; thence N 85 degrees 42' 04" E for a distance of 394.59 feet to a point; thence N 85 degrees 42' 04" E for a distance of 31.13 feet to a point; thence S 29 degrees 46' 48" E for a distance of 19.18 feet to a point; thence S 29 degrees 46' 48" E for a distance of 185.55 feet to a point; thence S 83 degrees 58' 50" W for a distance of 398.84 feet to a point; thence S 16 degrees 14' 16" E for a distance of 119.07 feet to a point; thence S 87 degrees 20' 16" W for a distance of 300 feet to a point; thence S 22 degrees 33' 22" E for a distance of 163.10 feet to a point; thence S 64 degrees 39' 37" E for a distance of 6.35 feet; thence S 84 degrees 34' 59" E for a distance of 159.77 feet to a point; thence S 80 degrees 08' 44" E for a distance of 448.88 feet to a point; thence S 53 degrees 51' 12" E for a distance of
168.60 feet to a point; thence N 32 degrees 03' 03" E for a distance of 212.15 feet to a point; thence N 32 degrees 03' 03" E for a distance of 33.74 feet to a point; thence S 28 degrees 30' 03" E along Exter Road for a distance of 23.93 feet to a point; thence S 33 degrees 48' 23" E still along said Exeter Road for a distance of 46.27 feet to a point; thence S 29 degrees 42' 37" W for a distance of 242.43 feet to a point thence S 29 degrees 42' 36" W for a distance of 290.07 feet to the point of beginning.

         Meaning and intending to describe a 13.1 +/- acre tract shown on a plan entitled "Standard Boundary Survey Plan of Land Owned by Foss Manufacturing Company, Inc." known as Town of Hampton Tax Map 143, Lot 19.

         This conveyance includes the rights granted under a Declaration of Reciprocal Easements recorded at the Rockingham County Registry of Deeds at Book 3631, Page 2715.

                             TRACT V - 21 ACRE TRACT

      A certain tract or parcel of land situated in the Town of Hampton, County of Rockingham and State of New Hampshire and bounded and described as follows:

         Beginning a point at an iron pipe on the westerly side of the B & M Railroad tract property, thence N 88 degrees 00' 42" W for a distance of 231.38 feet to a point; thence N 88 degrees 22' 36" W for a distance of 20.64 feet to a point; thence N 87 degrees 37' 17" W for a distance of 140.46 feet to a point; thence N 88 degrees 08' 05" W for a distance of 226.66 feet to a point; thence N 26 degrees 00' 00" W for a distance of 178.61 feet to a point; thence N 26 degrees 00' 00" W for a distance of 643.37 feet to a point; thence along a curve with a radius of 5025 feet and a length of 210.05 feet with a delta of 02 degrees 23' 42" and chord bearing of 210.03 feet N 24 degrees 43' 42" W to a point; thence S 85 degrees 14' 01" E for a distance of 194.42 feet to a point; thence S 86 degrees 50' 11" E for a distance of 196.56 feet to a point; thence S 85 degrees 47' 11" E for a distance of 265.51 feet to a point; thence S 84 degrees 11' 51" E for a distance of 445.12 feet to a point; thence S 86 degrees 13' 31" E for a distance of 64.37 feet to a point; thence S 84 degrees 51' 21" E for a distance of 193.48 feet to a point; thence S 85 degrees 20' 52" E for a distance of 178.57 feet to a point; thence S 85 degrees 20' 52" E for a distance of 5.51 feet to a point; thence S 29 degrees 43' 00" W for a distance of 584.12 feet to a point; thence along a curve with a radius of 10777 feet and a length of 123.93 feet with a delta of 00 degrees 39' 33" and a chord bearing of 123.98 feet S 30 degrees 02' 46" W to a point; thence S 22 degrees 44' 07" W for a distance of 40.36 feet to a point; thence along a curve with a radius of 10782.68 feet and a length of 200.52 feet with a delta of 01 degrees 03' 56" and a chord bearing of 200.52 feet S 31 degrees 12' 04" W to the point of begining.

         Meaning and intending to describe a certain "21 acre tract" shown as Tax Map 175, Lot 7 on a plan for Foss Manufacturing Company Inc. recorded at the Rockingham County Registry of Deeds as Plan #D26503, sheet 2 of 3.

         Subject to and with the benefit of a Declaration of Reciprocal Easements recorded at the Rockingham County Registry of Deeds at Book 3631, Page 2715.

                                                                       EXHIBIT B

                             MACHINERY AND EQUIPMENT

      All machinery, equipment fixtures and related apparatus of every kind and nature whatsoever now or hereafter affixed or attached to or installed in any of the Leased Premises and useful or necessary for the operation of the buildings including fire prevention and protection, fine alarms, sprinklers, fire pumps, building HVAC systems and related ductwork and equipment, heating burner and boiler, steam piping and fuel storage tanks necessary for heating, lighting (including hanging fluorescent lighting not utilized exclusively in conjunction with the manufacturing process), plumbing for building facilities, doors, windows, loading platforms, lavatory facilities, stairwells, fencing, passenger & freight elevators, overhead cranes, and building electrical distribution equipment attached or installed in any of the leased premises, together with all additions thereto, substitutions therefor and replacements thereof required or permitted by this Lease; but excluding all personal property and all trade fixtures, machinery, office, manufacturing and warehouse equipment which are utilized by Tenant in connection with its manufacturing, warehousing, and office operations (and all uses permitted under Paragraph 4(a) of the Lease), including any co-generation equipment now or hereafter located at any of the Related Premises (and specifically including all items listed in the appraisal report prepared by Republic Associates, dated as of December 30, 2003 (a true, correct, and complete copy thereof having been provided to Landlord by Tenant), plus any replacements thereof or additions thereto during the Term of the Lease.

                                                                       EXHIBIT C

                             PERMITTED ENCUMBRANCES

                    TRACT I - 390 LAFAYETTE FACTORY PREMISES

      1 . The provisions of and covenants recited in a deed of the Town of Hampton recorded in the Rockingham County Registry of Deeds at Book 2994, Page 0221 as follows:

      1) subject to the covenant and agreement to maintain a fence if required,
      2) subject to the rights of ingress and egress, 3) together with rights of ingress and egress, 4) excepting herefrom pipes, poles, wires, signal P 466 and underground facilities, 5) the right to enter upon the premise to maintain repair, replace, renew, relay and remove the same, 6) subject to the restrictions of non-liability for damages caused by fire, 7) subject to the right of the Boston and Maine Railroad to enter upon the premises to inspect, repair, maintain and/or reconstruct the overhead highway bridge at Exeter Road, 8) subject to an easement granted 11/1/50 between the Boston and Maine Railroad and the Town of Hampton, 9) and subject also to any rights of way as June now exist on and over said parcel, all as contained in deed of Boston and Maine Railroad to Hampton Plaza Corporation dated 5/3/62 and recorded in Rockingham County Registry of Deeds' at Book 1637, page 486, and is subject to such other restrictions, covenants and agreements contained in said Railroad deed.

         2. Subject to the restriction contained in a deed of the Town of Hampton that said premises shall never be used for access to Exeter Road.(The Company affirmatively insures access onto Lafayette Road in Hampton, NH).

         3. The rights, easements and obligations of a certain easement granted by the Boston and Maine Corporation described in an easement deed recorded at the Rockingham County Registry of Deeds at Book 2261, Page 1262 which easement allows for passage under the railroad trestle to gain access from Lafayette Road to the above described premises, as shown on Plan #D-26503. The Company affirmatively insures that this easement is in full force and effect and insures against any loss or damage to the insured by reason of any default or non-performance by the Mortgagor under the above easement. The Company affirmatively insures that the above described easement benefits the "Factory Parcel" premises provided that any construction within the easement area must be approved by the B & M Railroad.

         4. A pole line easement in favor of New England Telephone and Telegraph Co. recorded in the Rockingham County Registry of Deeds at Book 745, Page 5. This exception is limited to the easement as shown on Plan #D-26503. There exists a building encroachment within the easement area. The Company affirmatively insures against (i) forced removal of or damage to any improvements on the insured premises and (ii) interference with the present and proposed use of the property by reason of the above encroachment.

         5. A sewer line easement in favor of the Town of Hampton recorded at the Rockingham County Registry of Deeds at Book 2232, Page 1208; Book 2232, Page 1747 and Book 2232, Page 1209. This exception is limited to the easement as shown on Plan #D-26503. There is propane tank area encroachment into the easement area in violation of the terms of the easement prohibiting flammable materials within 3 feet of the easement. The Company affirmatively insures against (i) forced removal of or damage to any improvements on the insured premises and (ii) interference with the present and proposed use of the property by reason of the above encroachment.

         6. A gas line easement in favor of Northern Utilities recorded at the Rockingham County Registry of Deeds at Book 2398, Page 1756 and Book 2398, Page 1758. This exception is limited to the easement as shown on Plan #D-26503.

         7. A 6 foot wide underground telephone cable easement in favor of New England Telephone and Telegraph Co. recorded in the Rockingham County Registry of Deeds at Book 1442, Page 10. This exception is limited to the easement as shown on Plan #D-26503. The Company affirmatively insures against (i) forced removal of or damage to any improvements on the insured premises and (ii) interference with the present and proposed use of the property by reason of the above encroachment.

         8. A 20 foot wide pole line easement in favor of the Exeter and Hampton Electric Co., recorded in the Rockingham County Registry of Deeds at Book 2247, Page 838. This exception is limited to the easement as shown on Plan #D-26503.

         9. A 17 foot pole line easement in favor of Exeter and Hampton Electric Company as shown on a plan recorded at the Rockingham County Registry of Deeds as Plan #D-6167. This exception is limited to the easement as shown on Plan #D-26503.

         10. An underground 27 inch reinforced concrete pipe drain as described in Note 15 on Plan #D-26503. Upon information received from the Town of Hampton Public Works Department the 27 inch concrete pipe runs from land of Joseph Lorusso into and under the Foss property and factory building and encapsulates the route of a small brook and connects with drains on Lafayette Road.

         11. A 10 inch wide easement in favor of New England Telephone and Telegraph Co. recorded in the Rockingham County Registry of Deeds at Book 2891, Page 2445. This exception is limited to the easement as shown on Plan #D-26503.

         12. Declaration of Reciprocal Easements recorded in the Rockingham County Registry of Deeds at Book 3631, Page 2715. The Company affirmatively insures the rights as granted under the above Declaration of Reciprocal Easements granted to the insured as successor in interest to Foss Manufacturing Company, LLC.

         13. The "As Built" survey referenced in Exhibit A, recorded as Plan #D-26503 discloses certain encroachments, as follows:

      - Southeast corner of factory building encroaches across pole line easement and 600 square foot concrete block building encroaches.

      - Edge of paved area adjacent to northeast corner of factory building encroaches onto land of Timberland.

      - Pavement on south side or factory lot encroaches onto land of Foss Realty, Inc.

      - Northwest corner of paved parking for Lot 32 encroaches onto railroad right-of-way.

      -  4 propane tanks encroaches onto sewer easement.

      -  380 square Foot metal building encroaches onto sewer easement.

      -  Propane storage tank encroaches over underground easement.

         14. Subject to a Conservation Easement Deed to the Town of Hampton dated July __, 2004 to be recorded in the Rockingham County Registry of Deeds.

         15. Taxes and assessments for the year 2004 and subsequent years.

         16. Rights or claims of parties in possession not shown by the public records.

         17. Easements, or claims of easements, roads, ways or streams not shown by the public records.

         18. Any encroachments, overlaps, boundary line disputes, variations in area or content, party walls and/or any other matters which would be disclosed by an accurate survey or Prispection of the premises.

         19. Any facts, rights, interests, or claims which are not shown by the public records but which could be ascertained by an inspection of said land or by making inquiry of persons in possession thereof.

         20. Any lien, or right to a lien, for services, labor or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

         21. Planning zoning and subdivision regulations and restrictions.

                    TRACT II - 380 LAFAYETTE OFFICE PREMISES

         1. Reciprocal Easement Declaration recorded at the Rockingham County Registry of Deeds at Book 3631, Page 2715. The Company affirmatively insures the rights granted under the Declaration of Reciprocal Easements.

         2. The "As Built" survey referenced in Exhibit A, recorded as Plan #D-26503 discloses certain encroachments, as follows:

      - Southeast corner of factory building encroaches across pole line easement and 600 square foot concrete block building encroaches.

      - Edge of paved area adjacent to northeast corner of factory building encroaches onto land of Timberland.

      - Pavement on south side of factory lot encroaches onto land of Foss Realty, Inc.

      - Northwest corner of paved parking for Lot 32 encroaches onto railroad right-of-way.

      -  4 propane tanks encroaches onto sewer easement.

      -  380 square foot metal building encroaches onto sewer easement.

      -  Propane storage tank encroaches over underground easement.

         3. Subject to a Conservation Easement Deed to the Town of Hampton dated July ___, 2004 to be recorded in the Rockingham County Registry of Deeds.

         4. Taxes and assessments for the year 2004 and subsequent years.

         5. Rights or claims of parties in possession not shown by the public records.

         6. Easements, or claims of easements, roads, ways or streams not shown by the public records.

         7. Any encroachments, overlaps, boundary line disputes, variations in area or content, party walls and/or any other matters which would be disclosed by an accurate survey or inspection of the premises.

         8. Any facts, rights, interests, or claims which are not shown by the public records but which could be ascertained by an inspection of said land or by making inquiry of persons in possession thereof.

         9. Any lien, or right to a lien, for services, labor or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

         10. Planning, zoning and subdivision regulations and restrictions.

                       TRACT III - MERRILL DRIVE PREMISES

         1. Declaration of Reciprocal Easements recorded at the Rockingham County Registry of Deeds at Book 3631, Page 2715. The Company affirmatively insures the rights granted under the Declaration of Reciprocal Easements.

         2. Utility Easement to New England Telephone and Telegraph recorded at the Rockingham County Registry of Deeds at Book 2531, Page 1946 and Book 2555 Page 2888. This exception is limited to the easement shown on Plan #D-26503.

         3. The "As Built" survey referenced in Exhibit A, recorded as Plan #D-26503 discloses certain encroachments, as follows:

      - Southeast corner of factory building encroaches across pole line easement and 600 square foot concrete block building encroaches.

      - Edge of paved area adjacent to northeast corner of factory building encroaches onto land of Timberland.

      - Pavement on south side of factory lot encroaches onto land of Foss Realty, Inc.

      - Northwest corner of paved parking for Lot 32 encroaches onto railroad right-of-way.

      -  4 propane tanks encroaches onto sewer easement.

      -  380 square foot metal building encroaches onto sewer easement.

      -  Propane storage tank encroaches over underground easement.

         4. Subject to a Conservation Easement Deed to the Town of Hampton dated July __, 2004 to be recorded in the Rockingham County registry of Deeds.

         5. Taxes and assessments for the year 2004 and subsequent years.

         6. Rights or claims of parties in possession not shown by the public records.

         7. Easements, or claims of easements, roads, ways or streams not shown by the public records.

         8. Any encroachments, overlaps, boundary line disputes, variations in area or content, party walls and/or any other matters which would be disclosed by an accurate survey or inspection of the premises.

         9. Any facts, rights, interests, or claims which are not shown by the public records but which could be ascertained by an inspection of said land or by making inquiry of persons in possession thereof.

         10. Any lien, or right to a lien, for services, labor or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

         11. Planning, zoning and subdivision regulations and restrictions.

                            TRACT IV - 13 ACRE PARCEL

         1. Declaration of Reciprocal Easements recorded at the Rockingham County Registry of Deeds at Book 3631, Page 2715. The Company affirmatively insures the rights granted under the Declaration of Reciprocal Easements.

         2. Sewer Easement to the Town of Hampton recorded at the Rockingham County Registry of Deeds at Book 2366, Page 935. This exception is limited to the easement as shown on Plan #D-26503 or the survey plan referenced in the description of the 13 acre tract in Schedule A.

         3. Water Easement to Hampton Water Works recorded at the Rockingham County Registry of Deeds at Book 2418, Page 1099.

         4. The "As Built" survey referenced in Exhibit A, recorded as Plan # D-26503 discloses certain encroachments, as follows:

      - Southeast corner of factory building encroaches across pole line easement and 600 square foot concrete block building encroaches.

      - Edge of paved area adjacent to northeast corner of factory building encroaches onto land of Timberland.

      - Pavement on south side of factory lot encroaches onto land of Foss Realty, Inc.

      - Northwest corner of paved parking for Lot 32 encroaches onto railroad right-of-way.

      -  4 propane tanks encroaches onto sewer easement.

      -  380 square foot metal building encroaches onto sewer easement.

      -  Propane storage tank encroaches over underground easement.

         5. Subject to a Conservation Easement Deed to the Town of Hampton dated July ____, 2004 to be recorded in the Rockingham County Registry of Deeds.

         6. Taxes and assessments for the year 2004 and subsequent years.

         7. Rights or claims of parties in possession not shown by the public records.

         8. Easements, or claims of easements, roads, ways or streams not shown by the public records.

         9. Any encroachments, overlaps, boundary line disputes, variations in area or content, party walls and/or any other matters which would be disclosed by an accurate survey or inspection of the premises.

         10. Any facts, rights, interests, or claims which are not shown by the public records but which could be ascertained by an inspection of said land or by making inquiry of persons in possession thereof.

         11. Any lien, or right to a lien, for services, labor or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

         12. Planning, zoning and subdivision regulations and restrictions.

                            TRACT V - 21 ACRE PARCEL

         1. Declaration of Reciprocal Easements recorded at the Rockingham County Registry of Deeds at Book 3631. Page 2715. The Company affirmatively insures the rights granted under the Declaration of Reciprocal Easements.

         2. The "As Built" survey referenced in Exhibit A, recorded as Plan #D-26503 discloses certain encroachments, as follows:

      - Southeast corner of factory building encroaches across pole line easement and 600 square foot concrete block building encroaches.

      - Edge of paved area adjacent to northeast corner of factory building encroaches onto land of Timberland.

      - Pavement on south side of factory lot encroaches onto land of Foss Realty, Inc.

      - Northwest corner of paved parking for Lot 32 encroaches onto railroad right-of-way.

      -  4 propane tanks encroaches onto sewer easement.

      -  38O square foot metal building encroaches onto sewer easement.

      -  Propane storage tank encroaches over underground easement.

         3. Subject to a Conservation Easement Deed to the Town of Hampton dated July ____, 2004 to be recorded in the Rockingham County Registry of Deeds.

         4. Taxes and assessments for the year 2004 and subsequent years.

         5. Rights or claims of parties in possession not shown by the public records.

         6. Easements, or claims of easements, roads, ways or streams not shown by the public records.

         7. Any encroachments, overlaps, boundary line disputes, variations in area or content, party walls and/or any other matters which would be disclosed by an accurate survey or inspection of the premises.

         8. Any facts, rights, interests, or claims which are not shown by the public records but which could be ascertained by an inspection of said land or by making inquiry of persons in possession thereof.

         9. Any lien, or right to a lien, for services, labor or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

         10. Planning, zoning and subdivision regulations and restrictions.

                                                                       EXHIBIT D

                               BASIC RENT PAYMENTS

         1. BASIC RENT.

            (a) Initial Term. Subject to the adjustments provided for in Paragraphs 2, 3 and 4 below, Basic Rent payable in respect of the Term shall be $3,194,565 per annum, payable quarterly in advance on such Basic Rent Payment Date, in equal installments of $798,641.25 each. Pro rata Basic Rent for the period from the date hereof through the last day of July, 2004 shall be paid on the date hereof.

            2. CPI Adjustments to Basic Rent. The Basic Rent shall be subject to adjustment, in the manner hereinafter set forth, for increases in the index known as United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers, United States City Average, All Items, (1982-84= 100) ("CPI") or the successor index that most closely approximates the CPI. If the CPI shall be discontinued with no successor or comparable successor index, Landlord and Tenant shall attempt to agree upon a substitute index or formula, but if they are unable to so agree, then the matter shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing in New York City. Any decision or award resulting from such arbitration shall be final and binding upon Landlord and Tenant and judgment thereon may be entered in any court of competent jurisdiction. In no event will the annual Basic Rent as adjusted by the CPI adjustment be less than the Basic Rent in effect for the three (3) year period immediately preceding such adjustment.

            3. Effective Dates of CPI Adjustments. Basic Rent shall not be adjusted to reflect changes in the CPI until the third (3rd) anniversary of the Basic Rent Payment Date on which the first full quarterly installment of Basic Rent shall be due and payable (the "First Full Basic Rent Payment Date"). As of the third anniversary of the First Full Basic Rent Payment Date and thereafter on the sixth, ninth, twelfth, fifteenth, eighteenth and, if the initial Term is extended, on the twenty first, twenty forth, twenty-seventh, thirtieth, thirty-third, thirty sixth and thirty-ninth anniversaries of the first Full Basic Rent Payment Date, Basic Rent shall be adjusted to reflect increases in the CPI during the most recent three (3) year period immediately preceding each of the foregoing dates (each such date being hereinafter referred to as the "Basic Rent Adjustment Date").

         4. Method of Adjustment for CPI Adjustment.

            (a) As of each Basic Rent Adjustment Date when the average CPI determined in clause (i) below exceeds the Beginning CPI (as defined in this Paragraph 4(a)), the Basic Rent in effect immediately prior to the applicable Basic Rent Adjustment Date shall be multiplied by a fraction, the numerator of which shall be the difference between (i)the average CPI for the three (3) most recent calendar months (the "Prior Months") ending prior to such Basic Rent Adjustment Date for which the CPI has been published on or before the forty-fifth (45th) day preceding such Basic Rent Adjustment Date and (ii) the Beginning CPI, and the denominator of which shall be the Beginning CPI. The product of such multiplication shall be added to the Basic Rent in effect immediately prior to such Basic Rent Adjustment Date. As used herein, "Beginning CPI" shall mean the average CPI for the three (3) calendar months corresponding to the Prior Months, but occurring three (3) years earlier. If the average CPI determined in clause (i) is the same or less than the Beginning CPI, the Basic Rent will remain the same for the ensuring three (3) year period.

            (b) Effective as of a given Basic Rent Adjustment Date, Basic Rent payable under this Lease until the rest succeeding Basic Rent Adjustment Date shall be the Basic Rent in effect after the adjustment provided for as of such Basic Rent Adjustment Date.

            (c) Notice of the new annual Basic Rent shall be delivered to Tenant on or before the tenth (10th) day preceding each Basic Rent Adjustment Date, but any failure to do so by Landlord shall not be or be deemed to be a waiver by Landlord of Landlord's rights to collect such sums. Tenant Shall pay to Landlord, within ten (10) days after a notice of the new annual Basic Rent is delivered to Tenant, all amounts due from Tenant, but unpaid, because the stated amount as set forth above was not delivered to Tenant at least ten (10) days preceding the Basic Rent Adjustment Date in question.

                                                                       EXHIBIT E

                                ACQUISITION COST

380 Lafayette Office Premises                   $1,159,418

390 Lafayette Factory Premises                 $18,813,033

Merrill Drive Premises                          $8,853,736

Unit 4 Convertible Land                        $1,430, 109

Unit 5 Convertible Land                         $1,754,176

                                                                       EXHIBIT F

                  PREMISES PERCENTAGE ALLOCATION OF BASIC RENT

380 Lafayette Office Premises                             4%

390 Lafayette Factory Premises                           59%

Merrill Drive Premises                                   28%

Unit 4 Convertible Land                                   4%

Unit 5 Convertible Land                                   5%

If any of the Related Premises ceases to be the subject to this Lease, the percentage shown on this Exhibit F for each of the Related Premises which remains subject to this Lease shall be adjusted proportionately so that the total of such percentages shall be 100%.

                                                                       EXHIBIT G

                               OPERATING COVENANTS

      1. Restricted Payments. Tenant will not, directly or indirectly make, or cause or permit any subsidiary of the Tenant to make, any Restricted Payment (i) at any time prior to October 1, 2004, (ii) at any time during any fiscal year of Tenant if, as of the close of Tenant's immediately preceding fiscal year, Tenant's Consolidated Net Income was less than One Dollar ($1.00), nor (iii) at any time after October 1, 2004 unless at the time thereof and after giving effect thereto:

      (a) no Event or Default under the Lease shall have occurred and then be continuing;

      (b) Foss Family LLC and/or its principals shall have caused the repayment to Tenant of that certain promissory note, dated as of August 16, 2002, in the original principal amount of $3,200,000 plus all accrued interest thereon (an aggregate amount of not less than $4,l00,000) to have been made to the operating account of Tenant; and

      (c) such Restricted Payment, together with all other Restricted Payments made during the fiscal year in which such Restricted Payment is made does not exceed the sum of 50% of Tenant's combined Consolidated Net Income for the immediately preceding fiscal year; provided that, subject to the provisions of clause (ii) above, nothing herein shall require Tenant to make any distribution during any fiscal year of Tenant, and Tenant may accrue and carry-over the right to make the Restricted Payments permitted hereunder in any future fiscal year.

      2. Definitions. For the purpose hereof, the following terms shall have the following meanings:

      "Consolidated Net Income" shall mean, for any period, the net income of Tenant and its subsidiaries for such period, determined in accordance with GAAP, but excluding from revenues:

            (a) proceeds of life insurance policies;

            (b) (i) amounts which would be shown, in accordance with GAAP, opposite the caption "gains from the sale or other disposition of capital assets" or any similar caption, (ii) gains arising from any write-up of assets and (iii) gains arising from the acquisition of debt securities for a cost less than principal and accrued interest;

            (c) amounts which would be shown, in accordance with GAAP, opposite the caption "extraordinary items" or similar caption;

            (d) any portion of the net earnings (which would otherwise be included in the determination of such consolidated net earnings or such consolidated net loss) of any subsidiary which for any reason shall be legally or contractually unavailable for payment of dividends to the Tenant;

            (e) any earnings, prior to the date of acquisition, of any other Person acquired in any manner;

            (f) in the case of successor to the Tenant or any subsidiary by consolidation or merger or a transferee of its assets, any earnings of such successor or transferee corporation prior to such consolidation, merger or transfer of assets;

            (g) any deferred credit (or amortization of a deferred credit) arising from the acquisition in any manner of any other person;

            (h) any gains, income or profit from the sale-leaseback transaction of which this Lease is a part; and

            (i) an amount equal to the amount of the Preferred Dividends actually distributed in any fiscal year of Tenant.

         "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America, applied an a consistent basis.

         "Indebtedness" of any Person shall mean, as of any date, all obligations which would in accordance with GAAP be classified as debt, and shall include (a) all obligations of such Person for borrowed money, (b) all obligations of such person in respect or letters of credit, surety bonds or similar obligations issued for the account of such Person, (c) all obligations of such Person as lessee, user or obligor under any lease of real or personal property which, in accordance with GAAP, are or should be capitalized on the books of the lessee, user or obligor (including, in the case of Tenant, this Lease), (d) all obligations of such Person in respect of the deferred purchase price for goods, property or services acquired by such Person, (e) all obligations of such Person to purchase goods, property or services where payment therefore is required regardless of whether delivery of such goods or property or the performance of such services is ever made or tendered, (f) all obligations of such Person in respect of any interest rate or currency swap, rate cap or other similar transaction (valued in an amount equal to the highest termination payment, if any, that would be payable by such Person upon termination for any reason on the date of determination), and (g) all obligations of others similar in character to those described in clauses (a) through (f) of this definition to the extent such Person is liable, continently or otherwise, as obligor, guarantor or in any other capacity, or in respect of which obligations such Person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including, without limitation, all obligations of such Person to advance funds to, or to purchase property or services from, any other Person in order to maintain the financial condition of such other Person and, in the case of Tenant, all Indebtedness which is nonrecourse to the credit of Tenant but which is secured by the assets or property of Tenant (but excluding any such non-recourse Indebtedness of subsidiaries of Tenant in which Tenant has no liability). Any Indebtedness which is extended or renewed (other than by an option created with the original creation of such Indebtedness) will be deemed to have been created when extended or renewed. Notwithstanding foregoing, for purposes of calculating Indebtedness hereunder, any obligations of Tenant for borrowed money payable to Stephen W. Foss or members of his immediate family ("Foss Family Members") shall not be included in the definition of Indebtedness (it being acknowledged and agreed, however, that payment of such obligations to Foss Family Member shall, in all instances, be subordinate to the payment and performance of the obligations of Tenant under the Lease).

         "Person" shall mean an individual, partnership, limited liability company, association, corporation or other entity.

         "Preferred Dividends" shall mean certain dividends, not to exceed $211,000 in the per annum, paid by Tenant to Foss Family Members that are holders of preferred shares in Tenant.

         "Restricted Payment" shall mean and include; (a) any direct or indirect purchase, redemption or other acquisition or retirement for value of any equity security of Tenant or any option, warrant or right to acquire any such equity security, or any security convertible into or exchangeable for any such equity security, (b) any dividend, distribution, loan, advance, guarantee, extension of credit or other payment or transfer, whether in cash or property and whether direct or indirect, to or for the benefit of any Person holding an equity interest in the Tenant, whether or not such interest is evidenced by a security, or any Affiliate of any such Person, and (c) any direct or indirect purchase, redemption, prepayment or other acquisition or retirement for value, prior to its stated maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness of the Tenant or any subsidiary held by any Person described in clause (b) above; provided, however, that "Restricted Payment" shall not mean or include: (i) any payment made to pay any capital gains or similar taxes on income imposed on Tenant by the IRS or any State or municipal taxing authorities in connection with its realization of income from the sale-leaseback transaction of which this Lease is a part, (ii) any payment made to repay Indebtedness of Tenant in existence as of the date of this Lease, and (iii) provided that Tenant is not then in monetary default under the Lease beyond any applicable notice and cure period, the payment of the Preferred Dividends (it being acknowledged and agreed that payment of the Preferred Dividends shall, in all instances, be subordinate to the payment and performance of the obligations of Tenant under the Lease.

      "Subsidiary" of any Person means a corporation or other entity a majority of the Voting Interest of which is at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or intermediaries, or both, by such Person.

                                                                      EXHIBIT H

                         COVENANT COMPLIANCE CERTIFICATE

I, Name of Officer performing financial review, Title, of Tenant Name hereby certify the following:

1. This certificate is being delivered pursuant to Paragraph 28(c) to the lease Agreement dated as of _________ , 2004-between FOSS (NH) QRS 16-3, INC.; as Landlord, and Foss Manufacturing Company, Inc., as Tenant.

2. I have reviewed the applicable provisions of the Lease agreement, and have included in the attached Covenant Analysis the information and/or computations required in order to establish whether tenant was in compliance with the requirements of Paragraph 28(c) of The Lease Agreement as of Ending Date of Most Recent Quarter.

3. As of the date of the financial statements for the fiscal quarter ending on Ending Date of Most Recent Quarter, and to the best of my knowledge as of the date of this certificate or at any time during the period covered by such financial statements [no default exists.] OR [the following default(s) exist(s);]
      _____________________                          __________________________
              DATE                               By:  Chief Financial Officer

                                                                       EXHIBIT I

                            POST-CLOSING OBLIGATIONS

 Item                                                                                                                Escrow
Number             Property                                    Work                               Due Date           Amount
------      ---------------------            ---------------------------------------------     --------------       ---------
I(A)            Merrill Drive                Stripe and install signage for three (3)          July 25, 2004        $2,812.50
                   Premises                  handicapped accessible parking spaces,
                                             including one van accessible parking space.

(B)          380 Lafayette Office            Stripe and install signage for six (6)            July 25, 2004
                   Premises                  handicapped accessible parking spaces,
                                             including one van accessible parking space.

(C)         390 Lafayette Factory            Enlist an engineer/company to bring                September 24,       $12,500.00
                   Premises                  sprinkler systems to code and copy Hampton             2004
                                             Fire/Rescue Department ("HFD") on plans.
                                             Correct deficiency in fire sprinkler coverage
                                             under the mezzanines in the generator room,
                                             in the Baler City mezzanine levels, on the
                                             Spin City 1 and 2 mezzanine levels and in the
                                             Coating Line tank area.

(D)             Merrill Drive                Activate in-rack sprinklers in phase 6             July 25, 2004
                  Premises

(E)         390 Lafayette Factory            Copy of a report or letter from sprinkler          September 24,
                  Premises                   engineer, certifying that the change from               2004
                                             hoses to stand pipes with caps still meets
                                             code. If not, make corrections.

(F)             Merrill Drive                Copy of the phase 6 fire pump test for prior       July 25, 2004
                  Premises                   year.

(G)         390 Lafayette Factory            New fire alarm system test report.                 July 25, 2004
                  Premises

                Merrill Drive
                  Premises

            380 Lafayette Office
                  Premises

(H)         390 Lafayette Factory            Maintain fire extinguisher coverage and           July 25, 2004
                   Premises                  upkeep. Correct any signs, hangers, etc.

                Merrill Drive

                   Premises

            380 Lafayette Office

                  Premises

(I)         390 Lafayette Factory            Remove or secure stray propane and other          July 25, 2004
                   Premises                  tanks on platform near fuel
                                             cage.

(J)         390 Lafayette Factory            Decrease number of pallets out back, to           July 25, 2004
                   Premises                  avoid narrowing of road and presenting high
                                             fire hazard.

(K)         390 Lafayette Factory            Provide protection for tanks, and                 July 25, 2004
                   Premises                  restrictions on where used (Not
                                             comfortable with in-plant use of
                Merrill Drive                propane tanks/guns).
                   Premises

(L)         390 Lafayette Factory            Correct sprinkler connection blocked near         July 25, 2004
                   Premises                  vehicle shop.

(M)         390 Lafayette Factory            Provide HFD with an updated copy of Emergency     July 25, 2004
                   Premises                  Response Plan

                Merrill Drive
                   Premises

            380 Lafeyette Office
                   Premises

(N)         390 Lafayette Factory            Send a written report of fires that do not        July 25, 2004
                   Premises                  involve a response from HFD.

                Merrill Drive
                   Premises

            380 Lafayette Office
                  Premises

(O)         390 Lafayette Factory            Make sure they all Exit Doors swing open          July 25, 2004
                  Premises                   with one motion to a full 90 degrees
                                             without obstruction, and with minimal
                Merrill Drive                effort (15 ft. lbs or less).
                  Premises

            380 Lafayette Office
                  Premises

(P)             Merrill Drive                Correct malfunction in fire alarm panel in        July 25, 2004
                  Premises                   phase 6. (There were some malfunctions noted
                                             on day of inspection. "Trouble" was
                                             indicated in some office devices. No trouble
                                             was indicated for tamper switch on a riser
                                             with a closed valve).

II          390 Lafayette Factory            Perform and complete the on-going                                      $33,600.00
                  Premises                   groundwater remediation at the Property
                                             and obtain a "No Further Action" letter
               Merrill Drive                 from the New Hampshire Department of
                 Premises                    Environmental Services ("NHDES")
                                             with respect thereto.
            380 Lafayette Office
                 Premises

                                                                       EXHIBIT J

                             CONDOMINIUM SITE PLAN

                                                                     EXHIBIT K-1

                        DECLARATION OF FOSS CONDOMINIUM

                                   DECLARATION
                                       OF
                                FOSS CONDOMINIUM

      WHEREAS, FOSS (NH) QRS, 16-3, INC. with an address of c/o W.P. Carey & Co. LLC, 50 Rockefeller Plaza, 2nd Floor, New York, NY 10020 desires to establish a condominium, pursuant to RSA 356-B, to be known as "FOSS CONDOMINIUM" (or such other name as the Declarant may choose prior to recording of the Declaration).

      NOW THEREFORE, the following is hereby declared.

      1. This Declaration shall become effective as of the date it is recorded in the Rockingham County Registry of Deeds.

      2. Foss (NH) QRS 16-3, Inc. is the owner of record of the land submitted including the convertible lands, by virtue of a deed recorded in the Rockingham County Registry of Deeds at Book _____, Page _____

      3. The Declarant hereby submits the Submitted Lands, including the Convertible Lands and the existing Units and potential future Units constructed or to be constructed, to the condominium form of ownership, in the manner provided by RSA 356-B.

                                    ARTICLE I

                                   DEFINITIONS

      A. Board of Directors, Board and Directors means the Board of Directors of the Units Owners Association,

      B. Building means any permanently enclosed structure placed, constructed or located on or within the premises, or containing all or part of a Unit, including any appurtenant canopies, supports, loading docket, truck ramps, and other outwards extensions.

      C. "Bylaws" means the bylaws of the Unit Owners Association attached as Appendix D.

      D. Common Areas means all of the condominium land and facilities submitted under this Declaration excepting the declared Units hereunder, including without limitation, the common Access Drives from Lafayette Road and Merrill Industrial Drive, the utility lines and facilities common to and used by more than one of the Units.

      E. Common Expenses means all expenditures lawfully made or incurred by or on behalf of the Unit Owners Association, together with all funds lawfully assessed for the creation and/or maintenance of reserves pursuant to the provisions of the Condominium Instruments.

      F. Common Utility Lines means those Utility Lines which are installed to provide the applicable utility service to the Premises as a whole or to more than one Unit.

      G. Condominium means the real property and interests that have been submitted to the Condominium Act by the recording of the Condominium Instruments. The term includes the Units and the Common Area.

      H. Condominium Act or Act means the provisions of New Hampshire Revised Statutes Annotated, Chapter 356-B.

      I. Condominium Instruments means this Declaration, the Bylaws, the Condominium Rules, and the Site Plans. Any exhibit, schedule, appendix, plan, or certification accompanying a Condominium Instrument and recorded with it, or incorporated by reference in it, shall be deemed to be incorporated into that Condominium Instrument.

      J. Condominium Rules means the Rules for the use of the Premises that are adopted from time to time by the Board of Directors.

      K. Convertible Land has the meaning given to it in the Condominium Act and shall include 1) the 6.54 acre parcel shown on the Site Plan as Convertible Land
- Unit #2. This Convertible Land shall be used solely for the purposes of creating an addition to Unit #2; 2) Convertible Land, Unit #4 shall include the
7.16 acre parcel shown on the Site Plan as "Convertible Land Unit #4; 3) Convertible Land Unit #5 shall Include the 10.73 acre parcel and the 6.60 acre parcel shown on the Site Plan as Convertible Land Unit #5. The Convertible Lands are described in the attached Appendix B.

      L. First Mortgage means any mortgage or deed of trust from a Unit Owner to a Mortgagee which (a) encumbers such Unit Owner's fee interest in its Unit, (b) secures such Unit Owner's obligation to repay a loan, as the same may be amended, supplemented or modified, (c) has priority over any other mortgage encumbering such Unit.

      M. First Mortgagee means any person (and its respective successors and assigns) which may, on or after the date hereof, make a loan to any Unit Owner which loan shall be secured by a First Mortgage.

      N. Governmental Approvals means all existing or future permits and approvals issued or required by the Town of Hampton, the State of New Hampshire, the

United States of America, or any of their subdivisions as a precondition of the development of all or any portion of the Premises.

      O. Hazardous Materials means petroleum products, asbestos, polychlorinated biphenyls, radioactive materials and all other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances listed or identified in, or regulated by, any federal, state, county, municipal, local and other statutes, laws, ordinances and regulations which relate to or deal with human health or the environment.

      P. Limited Common Areas which are used exclusively by one or more Units but not all of the Units, and include the following.

         (1) UNIT #1 - Office Building

             The Limited Common Areas assigned to Unit #1 shall be the parking lot and remaining land labeled LCA Unit #1 on the Site Plan.

         (2) Unit #2 - Factory Building

             The Limited Common Areas assigned to Unit #2 shall be those areas depicted on the Site Plan entitled "Foss Condominium Site Plan - Units #2 and #3 and Limited Common Area".

         (3) Unit #3 -Timberland Building

             The Limited Common Areas assigned to Unit #3 are those areas depicted on the Site Plan entitled "Foss Condominium Site Plan - Units #2 and #3 and Limited Common Area".

         (4) Units #2 and #3 - Connector

                  The connector building which connects Units #2 and #3 shall be Limited Common Area for the use of Units #2 and #3.

                  The Declarant expressly reserves the right in connection with the development of the Convertible Land, to eliminate, reconfigure, or re-allocate the above described Limited Common Areas, and the improvements shown in such Limited Common Areas, and to assign to Units #2 and #3 and to future Units #4 and #5, such altered or new Limited Common Areas as the Declarant shall deem necessary to the use of Units #2, #3, #4 and #5. The Declarant shall exercise this right by the preparation and recordation of an amendment, as required by Section 19.III of the Condominium Act, which amendment shall be executed by either an Officer of the Unit Owners Association, or an officer or representative of the Declarant, and by the Unit Owner of each Unit to which the Limited Common Area shall be assigned or from which Limited Common Area will be removed or altered by virtue of the amendment. The Declarant or Unit Owners Association may assess the costs of the preparation and recordation of such amendment against the affected Unit Owners. No Unit Owner, other than the Declarant, may reassign Limited Common Area that is appurtenant to its Unit or terminate the assignment of Limited Common Area to its Unit, without the Declarant's or Unit Owners Association's prior consent. Each Owner of the other Units hereby agrees that the Declarant or the Unit Owners Association may execute and record amendments to the Condominium Instruments to reflect such elimination, reconfiguration, or reallocation, agrees that such elimination, reconfiguration, or reallocation shall not materially impair the rights of, or impose materially greater obligations on, their respective Unit and to the extent required by this Declaration or by law, hereby consents to such elimination, reconfiguration, or reallocation, and waives any right to object to such elimination, reconfiguration, or reallocation.

      Q. Manager means the management company or property manager that may be hired or retained by the Unit Owners Association, acting through the Board, from time to time to manage or to assist with the management of the Common Area. The Manager may be an affiliate of the Declarant; provided, however, that any contract, agreement or other arrangement of any kind between the Unit Owners Association and the Manager shall be commercially reasonable and reflect competitive terms not less favorable to the Unit Owners Association, or any Unit Owner, than those terms typically included in similar agreements entered into at arms'-length between non-related owners and managers of comparable properties in the market area of the Condominium.

      R. Occupant means any Unit Owner, as well as any Person, from time to time entitled to the use and occupancy of any portion of a Unit under an ownership right, lease, sublease, license, concession, or other similar agreement, and all of their officers, directors, employees, agents, contractors, customers, vendors, suppliers, concessionaires, visitors, invitees, and licensees.

      S. Person means any natural person, corporation, limited or general partnership, association, trust, limited liability company, limited liability partnership, or other entity capable of holding title to real property.

      T. Premises mean the Submitted Land, together with and subject to any existing or future Buildings and all improvements constructed on it, and all easements, rights, and appurtenances to it, whether set forth in this Declaration or subsequently created and placed on record at the Rockingham County Registry of Deeds, are together referred to as the ("Premises").

      U. Site Plan shall mean the Site Plan entitled Foss Condominium Site Plan or any amended Site Plan or future Site Plan pertaining to the Condominium. The term Site Plan shall also include the Foss Condominium Exterior Unit Plans (defined below within the definition of "Unit") depicting the exterior of Units #1, #2 and #3 and any such future plans depicting Units #4 and #5 and the addition to Unit #2.

      V. Submitted Land shall be the properties which include the 1.39 acre parcel (office building); the 37.62 acre parcel known as the "factory parcel"; the 23.6 acre parcel known as the "Timberland parcel", the 13 acre parcel, and the 21 acre parcel. The Submitted land is described in Appendix A.

      W. Unit means those portions of the Condominium that are designed and intended for individual use and ownership and include Units #1, #2 and #3 as shown on the Site Plan and as also shown on certain plans depicting the elevations and exterior dimensions, and architectural features of the Units. These plans shall be labeled "Foss Condominium Exterior Unit Plans" and shall be recorded prior to the conveyance of any Unit.

      X. Unit Owner means the Person who owns a Unit. The term "Unit Owner" also includes the Declarant to the extent the Declarant holds an ownership interest in any Unit(s).

      Y. Unit Owners Association, means the Association of the Unit Owners within the Condominium.

                                   ARTICLE II

                                DEVELOPMENT PLAN

            A. The Declarant hereby submits the Submitted Land described above to this Condominium and establishes Units #1, #2 and #3 as the Units initially declared hereunder. The Declarant also reserves the right, pursuant to the provisions of RSA 356-B, to declare additional Units within the Convertible Lands. The maximum number of Units that may be created within the Convertible Lands shall be 2 Units and an addition to existing Unit #2, the maximum aggregate square footage (as defined in Article IV) of both new Units shall not exceed 397.254 square feet, and Unit #2 and Unit #3, in the aggregate, shall have not less than fifty-one (51%) of the undivided interest in the Common Area. Unit #2 and the addition to Unit #2 which may be constructed shall be merged and the boundaries of Unit #2 adjusted to include that addition by the Declarant without the need of the consent of other Unit Owners.

            B. All structures erected on the Convertible Lands shall be comparable in terms of quality of construction, the principal materials used but not necessarily in architectural style, nor shall the Units be required to be substantially identical in size, configuration or style. As of or prior to the completion of any new Units within the Condominium, the Declarant shall record an Amendment to this Declaration and the Site Plan describing the differences in design, layout, size, quality or other significant characteristics of the Units and Limited Common Area created within the Convertible Lands.

            C. Pursuant to its rights under Article I(P), the Declarant shall have the right to construct, and install parking areas, utility lines, driveways and other improvements within the Convertible Lands as shall be deemed necessary or desirable to the improvement of those lands.

      D. Any Units created within the Convertible Land, or in the case of any addition to Unit #2, shall be allocated an undivided interest in the Common Areas as provided in ARTICLE IV of this Declaration, and such allocation shall be described in any Amendment(s) to this Declaration.

      E. The Units may be used for business offices, manufacturing, research and development and warehousing uses, and for no other purposes.

      F. There are no structural or other warranties made with respect to any existing Unit or any Unit which may be created within the Convertible Land. To the maximum extent allowed by law, the warranty contained in NH RSA 356-B:41 II shall be inapplicable to any Building.

                                  ARTICLE III

                            BOUNDARIES OF THE UNITS

      The boundaries of the Units declared hereunder shall be the exterior boundaries of the Building and the Unit shall be deemed to consist of the entire Building, including any appurtenances, extensions, attachments or accessory equipment or apparatus. The boundaries of Unit #2 shall be deemed to include any addition to that Building which may be constructed within the Convertible Land, Unit #2, as and when constructed. The Declarant and Unit Owners reserve the right to merge or subdivide any of the Units or portions of the Units by amendment to this Declaration and the recording of Site or Floor Plans related thereto, provided however, that no subdivision or merger of such Units shall be permitted without the consent of each First Mortgage holding a First Mortgage on the affected Units.

                                   ARTICLE IV

              PERCENTAGE OF UNDIVIDED INTEREST IN THE COMMON AREAS
                            PERTAINING TO EACH UNIT

     Each of the Units declared hereunder or which may be declared hereunder shall have an undivided interest in the Common Areas based upon the following formula or fraction:

                       Number of Square Feet of the Unit

                Total Number of Square Feet of all declared Units

     The term "Square Feet" shall mean the ground "footprint" area occupied by a unit calculated by the length and the width of the exterior of the Building, and shall not include interior stories or levels.

                                   ARTICLE V
                                   EASEMENTS

            A. This Condominium shall be subject to and with the benefit of all utility, sewer and water easements of record, as described and contained in the Appendices to this Declaration. In addition, the Condominium and the Units declared or which may be declared shall have the benefit of the easements contained in the Declaration of Reciprocal Easements recorded in the Rockingham County Registry of Deeds at Book 3631, Page 2715.

            B. Easement for Pipes, Wires, Flues, Ducts, Cable, Conduits, Public Utility Lines and Other Common Elements Located Inside of Units.

            Each Unit shall have an easement in common with all other Units to use all pipes, wires, ducts, flues, cables, conduits, public utility lines located within all Common Areas and Limited Common Areas within the Condominium. Each Unit shall be subject to an easement in favor of all other Units to use pipes, wires, ducts, flues, cables, conduits, public utility lines located within all Common Areas and Limited Common Areas within the Condominium. The Board of Directors shall have a right of access to each Unit to inspect the same, to remove violations therefrom and to maintain repair or replace the Common Areas and Limited Common Areas contained therein or elsewhere in the Condominium.

            C. OTHER EASEMENTS

            The Declarant and persons that it may select shall have the right of ingress and egress over, upon and across the Common Areas and the Limited Common Areas and the right to temporarily store materials thereon and to make such other use thereof as may be reasonably necessary and incident to the construction and completion of any new Units or any addition to Unit #2, but the Declarant and persons to whom it has granted this permission shall not unduly interfere with the Unit Owners and their rights to use the Common Areas and the Limited Common Areas.

            Unit Owners shall have an easement to tie into such utility services as may be located within the Common Areas and Limited Common Areas such as electricity, water and sewer or other infrastructure.

                                   ARTICLE VI

            A. The Association shall be responsible for the maintenance and repair of the Common Areas as defined in this Declaration.

            B. Each Unit Owner shall be responsible for the maintenance, repair and replacement of its Unit and all utilities, parking lot(s), roadway or other improvements located within the Limited Common areas assigned to such Unit under this Declaration. In the event that the Board of Directors of the Association shall determine that any portion of the improvements to be maintained by the Unit Owners shall be in need of maintenance, repair or replacement, the Board of Directors shall so notify the Unit Owners responsible hereunder. If such maintenance, repair or replacement shall not have been performed or completed within a reasonable period of time, the Board of Directors shall have the right to undertake such maintenance, repair or replacement and shall have the right to assess the Unit Owner so responsible for all costs incurred by the Board of Directors including a reasonable fee to compensate the Board of Directors for its time and effort with respect to such work.

            C. Each Unit Owner covenants and agrees to maintain and keep the Buildings located in its Unit, Limited Common Area, and any adjacent footings and support structures in sightly, safe and good condition and state of repair, in compliance with all governmental laws, rules, regulations, orders, and ordinances, and in compliance with the provisions of the Condominium Instruments and the Governmental Approvals. Each Unit Owner shall store all trash and garbage in adequate containers, and shall locate or screen such containers so as not to be easily visible from the parking area or abutting streets, and to arrange for regular removal of such trash or garbage directly with a removal service.

          D. No merchandise, equipment or services shall be displayed, offered for sale or lease, or stored within the Common Areas, except as otherwise provided by the Condominium Instruments.

          E. No party shall use or permit the use of Hazardous Materials on, about, under or in its Unit, or the Common Area, except in the ordinary course of its usual business operations and in compliance with all environmental laws or laws relating to Hazardous Materials.

          F. Each Unit Owner covenants and agrees that the Common Area may be illuminated as required by Governmental Approvals, unless the Declarant or the Units Association agrees upon a different schedule or unless otherwise required by applicable. Each Unit Owner further agrees to keep its exterior Unit #2 lighting illuminated during the same periods of time as the Common Area is illuminated and to keep any exterior security lights on from dusk until dawn.

                                  ARTICLE VII
                             DAMAGE OR DESTRUCTION

     A. CASUALTY DAMAGE. In the event any Unit or Limited Common Area is damaged by fire or other casualty (whether insured or not), the Unit Owner of the Unit or of the Unit to which the Limited Common Area is appurtenant shall, subject to governmental regulations and/or insurance adjustment delays, promptly remove the debris resulting from such event and provide a sightly barrier. Within a reasonable time after the fire or casualty, the Unit Owner shall, in its discretion, either (i) repair or restore the Unit and/or Limited Common
Area so damaged in accordance with all
provisions of this Declaration, or (ii) demolish the damaged portion and/or the balance of such Unit and/or Limited Common Area and restore the cleared area to a landscaped condition until and unless a replacement Unit and/or Limited Common Area is erected. During any period that a Unit and/or Limited Common Area is damaged, destroyed or demolished, the Unit Owner shall remain liable for its share of Common Expenses as fully as If such casualty had not taken place. All such repairs, reconstruction, demolition, or restoration shall be commenced and completed expeditiously.

      B. DAMAGE TO OR DESTRUCTION OF COMMON AREA. If any of the Common Area, other than Limited Common Area, is damaged or destroyed, the Unit Owners Association, upon receipt of the necessary permits and approvals, shall promptly cause the repair, restoration or rebuilding of the improvements so damaged or destroyed so that the restored portions of the Common Area shall comply with the applicable requirements of the Condominium Instruments and the Governmental Approvals. The Unit Owners Association shall have the option to secure the damaged or destroyed area in a safe manner and to delay the repair, restoration, or rebuilding of the Common Area until such time as it has received the insurance proceeds for such loss if such loss shall be a covered loss. In the event that the damage was caused by the negligence or willful misconduct of an Occupant, the costs of such repair or restoration shall be paid for by the Occupant and the Unit Owner whose Occupant caused the damage.

                                  ARTICLE VIII

                                    INSURANCE

      A. Unit OWNERS INSURANCE. Except as may be otherwise authorized in writing by the Declarant or the Unit Owners Association, each Unit Owner shall maintain in full force and effect the minimum insurance coverages set forth below:

            (i) Commercial General Liability Insurance with a combined single limit of liability of at least Five Million Dollars ($5,000,000) for bodily injury, personal injury and property damage, arising out of any one occurrence. During the period of construction on any Unit, this Insurance requirement may be satisfied by contractor insurance described below, provided such contractor insurance names all Unit Owners, the Declarant, and the Unit Owners Association, as additional insureds.

            (ii) Workers' compensation and employer's liability insurance:

                  a. Worker's compensation insurance as required by any
            applicable law or regulation.

                  b. Employer's liability insurance in the amount of at least
            $1,000,000 for each accident for bodily injury, at least $1,000,000 for bodily injury by disease and at least $1,000,000 for each employee for bodily injury by disease.

            (iii) Automobile Liability Insurance: Automobile liability insurance including coverage for owned, hired, and non-owned automobiles. The limits of liability shall not be less than $1,000,000 combined single limit each accident for bodily injury and property damage combined.

            (iv) Such other insurance in such amounts and with such coverages as the Board of Directors shall determine from time to time.

            (v) The Declarant, the Unit Owners Association, and the Manager shall be "named insureds" or "additional insureds" under each such policy as their interests may appear.

      B. CONTRACTOR INSURANCE. Prior to commencing any construction activities within a Unit or Limited Common Area, each Unit Owner shall obtain or require its contractor (the "CONTRACTOR") to obtain and maintain so long as such construction activity is occurring, the minimum insurance coverages set forth below:

            (i) Worker's compensation and employer's liability insurance:

                  a. Worker's compensation insurance as required by any
            applicable law or regulation.

                  b. Employer's liability insurance in the amount of at least
            $1,000,000 each accident for bodily injury, at least $1,000,000 policy limit for bodily injury by disease and at least $1,000,000 each employee for bodily injury by disease.

            (ii) General liability insurance: Commercial General Liability insurance covering all operations by or on behalf of the Contractor, which shall include the following minimum limits of liability and coverages:

                  a. Required coverages:

                        (1) Premises and Operations;

                        (2) Products and Completed Operations;

                        (3) Contractual Liability, insuring the indemnity Obligations assumed by Contractor under the Contract Documents;

                        (4) Broad Form Property Damage (including Completed Operations);

                        (5) Explosion, Collapse and Underground Hazards; and

                        (6) Personal Injury Liability.

                  b. Minimum limits of liability:

                        (1) $1,000,000 each occurrence (for bodily injury and property damage);

                        (2) $1,000,000 for Personal Injury Liability:

                        (3) $2,000,000 aggregate for Products and Completed Operations (which shall be maintained for a three (3) year period following final completion of the Work), and

                        (4) $2,000,000 general aggregate applying separately to the Premises.

            (iii) Automobile Liability Insurance: Automobile liability insurance including coverage for owned, hired, and non-owned automobiles. The limits of liability shall not be less than $1,000,000 combined single limit each accident for bodily injury and property damage combined. The Contractor shall require each of his subcontractors to include in their liability insurance policies coverage for Automobile Contractual Liability.

            (iv) Umbrella/Excess Liability Insurance: The Contractor shall also carry umbrella/excess liability insurance in the amount of $5,000,000.

The Declarant, all Unit Owners, the Unit Owners Association, and the Manager shall be named as named or additional insureds on all above-referenced policies as their interests may appear. If such insurance is canceled or expires then the constructing Unit Owner shall immediately stop all work on or use of the Unit until either the required insurance is reinstated or replacement insurance obtained.

      C. CASUALTY INSURANCE. Effective upon the commencement of construction of any Building and so long as such Building exists, a Declarant shall carry, or cause to be carried, property insurance with "all-risk" coverage, in the amount of 100% of full replacement cost. During the period of construction or addition to a Unit, this subsection may be satisfied by builders risk insurance carried by the Declarant's contractor and naming all such parties as an additional insureds or loss payees. Upon the completion of a Building or addition to a Unit and conversion of such Building or addition to a Unit, the Unit Owner shall carry, or cause to be carried, property insurance with "all risk" coverage in the amount of 100% of the full replacement costs of the Building and all appurtenant Limited Common Area.

      D. GENERAL INSURANCE PROVISIONS. All insurance required by this Article shall be written on an occurrence basis and procured from companies authorized to do business in New Hampshire. All insurance may be provided under (i) an individual policy covering this location, (ii) a "blanket" policy or policies covering other properties of the party, its subsidiaries, and its controlling or affiliated corporations (provided that the required coverage amounts apply to this location regardless of occurrences at any other insured locations), (iii) a plan of self-insurance as provided below, (iv) a combination of any of the foregoing insurance programs, or (v) any other reasonable plan of insurance selected by the Board of Directors from time to time. To the extent any deductible is permitted or allowed as a part of any insurance policy carried by a Unit Owner in compliance with this Section, such Unit Owner shall be deemed to be covering the amount of the deductible under a plan of self-insurance; provided, however, that in no event shall any deductible exceed $50,000.00 unless such Unit Owner complies with the requirements regarding self-insurance pursuant to subsection. (iii) above. Each Unit Owner who is obligated to procure and maintain insurance coverage pursuant to this Section shall furnish to any party who is or is required to be an "additional" insured under such policy, a certificate of insurance coverages, or statement of self-insurance, as the case may be, evidencing that the insurance required to be carried by such party is in full force and effect.

      E. Any Unit Owner or party responsible to maintain the insurance required by this Section of this Declaration may "self-insure," Of provide for a deductible from said coverage related to its Unit, to the extent of one percent (1%) of the net worth of such Unit Owner or party in its last calendar or fiscal year as certified by an independent certified public accountant and computed in accordance with generally accepted accounting principles consistently applied. The right of any party to "self-insure" shall be subject to the further requirements that (i) such party's net worth during any period of self-insurance shall not be less than Three Hundred Million Dollars ($300,000,000,00), and (ii) self-insurance coverages shall be established in not less than the same amounts, and proceeds of such self-insurance shall be made available in the same manner, at the same times and for the same purposes, as otherwise required by the foregoing provisions of this Section.

     F. CANCELLATION. The policies of insurance required pursuant to this Section shall include the following provisions:

          (i) that the policies shall not be canceled, or reduced in amount or coverage below the requirements of this Declaration, nor shall it be allowed to expire, without at least thirty (30) days prior written notice by the insurer to each insured and to each additional and named insured;

          (ii) shall provide for severability of interests; and

          (iii) shall provide that an act or omission of one of the insureds or additional insureds which would void or otherwise reduce coverage, shall not reduce or void the coverage as to the other insureds.

     G. ALLOCATION OF INSURANCE EXPENSES. Insurance expenses with respect to Common Areas shall be allocated between the Limited Common Areas (if the Unit Owners Association insures any Limited Common Area) and the remaining Common Areas based upon gross square footage, regardless of use. The portion of the insurance expenses allocated to Limited Common Areas shall be further allocated and assessed against the respective individual Unit Owners, as provided in
ARTICLE IX, and regardless of use, by using the following formula: multiply the total insurance expense allocated to all Limited Common Areas by a fraction (the "SPECIAL ALLOCATION FRACTION") the numerator of which is the gross square footage of Limited Common Area appurtenant to the Unit Owner's Unit and the denominator of which is the gross square footage of all Limited Common Areas to which insurance expense has been allocated. The portion of the insurance expenses allocated to the Common Areas, other than

Limited Common Areas, shall be assessed against all Unit Owners based upon their interest in the Common Areas.

      H. TAXES AND ASSESSMENTS AND OTHER EXPENSES. Each Unit Owner shall pay, prior to delinquency, all taxes and assessments with respect to its Unit. If the taxes or assessments may be paid in installments, the Unit Owner may, but shall not be required to, pay each such installment as and when the same becomes due and payable. Nothing contained in this Section shall prevent any Unit Owner from contesting at its cost and expense any such taxes and assessments with respect to its Unit in any manner such Unit Owner elects, so long as such contest is maintained with reasonable diligence and in good faith. At such time as the contest is concluded (allowing for appeal to the highest appellate court), the contesting Unit Owner shall promptly pay all such taxes and assessments determined to be owing, together with all interest, penalties and costs. Until such time as the Units shall be separately assessed, each Unit Owner shall pay to the Declarant or the Unit Owners Association, not later than the later to occur of (i) twenty (20) days before the date such taxes and assessments are due, or (ii) ten (10) days following receipt of an invoice for its share of the taxes and assessments along with a copy of the bill for same from the taxing authority, its share of all taxes and assessments attributable to the Premises, allocated with respect to the Unit based on the expected assessed value of each Unit and with respect to the Common Area (including the Limited Common Area) in a manner that is Consistent with the provisions of the Condominium Instruments.

      In the event that taxes with respect to Common Areas are assessed against the Unit Owners Association, such taxes (if not separately itemized) shall be allocated between any Limited Common Areas that are included in the assessment and the remaining Common Areas based upon gross square footage, regardless of the use. The portion of the taxes allocated to Limited Common Areas shall be further allocated and assessed against the respective individual Unit Owners, based on the respective interests in the Common Areas, and regardless of use, by using the Special Allocation Fraction. The portion of the taxes allocated to the Common Areas, other than Limited Common Areas, shall be assessed against all Unit Owners equally, as provided in this Section.

      Notwithstanding any provisions of this Declaration of the contrary, each Unit Owner shall pay the costs and expenses associated with (i) the maintenance of the storm drainage system servicing the Premises, including the costs of any inspection and reporting requirements relating thereto, (ii) the maintenance of the flood storage system and detention ponds servicing the Premises, and (iii) the maintenance of on-going security therefor as required by the Governmental Approvals, each in accordance with the Special Allocation Fraction.

                           ARTICLE IX COMMON EXPENSES

      1. BUDGET. The Unit Owners Association shall submit to the Unit Owners no later than sixty (60) days after the beginning of each calendar year an estimated budget (the "BUDGET") for the Common Expenses for the calendar year. The Budget shall be in a form approved by the Board of Directors and shall include estimates for all applicable income and expenses, including the following (but subject to any exclusions or limitations set forth herein including, without limitation, those set forth in this Section.

            (a) Common Area administration and maintenance expenses;

            (b) insurance expenses;

            (c) real estate taxes assessed to the Unit Owners Association for Common Area, if any, and any current use tax assessed under applicable law;

            (d) the management fee payable to a Manager pursuant to any contract for management services from time to time approved by the Board of Directors;

            (e) rental or purchase of equipment and supplies;

            (f) depreciation or trade-in allowance applicable to items purchased for Common Area purposes;

            (g) any reserve fund or funds for repair or replacement of Common Area from time to time adopted by the Board of Directors;

            (h) any so called "capital expenses" as determined in accordance with generally accepted accounting principles consistently applied, but only to the extent of the amortized portion of such expense for the relevant year (with capital expenses amortized over the lesser of (i) seven (7) years, or (ii) the useful life thereof);

            (i) expenses associated with shared access and easement rights affecting the Common Area or appurtenant to the Premises;

            (j) Common Area lighting, utility and landscaping expense, and annual betterment assessments from utility providers;

            (k) The cost of maintaining the common access ways from Lafayette Road and Merrill Industrial Drive;

            (l) costs and expenses associated with (i) the maintenance of the storm drainage system servicing the Premises, including the costs of any inspection and reporting requirements relating thereto, (ii) the maintenance of the flood storage system and detention ponds servicing the Premises, and (iii) the maintenance of on-going security therefor as required by the Governmental Approvals;

            (m) the cost of complying with any other ongoing obligations under the Governmental Approvals (to the extent not addressed in subsection (1) above; and

            (n) all other permitted expenses.

      2. APPROVAL OF BUDGET. The Unit Owners shall have fifteen (15] days following receipt of the proposed Budget to object to any estimated expense or to propose any additional expense deemed necessary or appropriate for operation of the Premises. The Board of Directors shall consider all written objections or suggestions submitted by Unit Owners and adopt and submit to the Unit Owners a final budget for the calendar year on or before fifteen (15) days after the expiration of the Unit Owners' objection and comment period. The final Budget, duly adopted by the Board of Directors, shall be binding on all Unit Owners. If for any reason a final Budget is not adopted on or before December 31 In any year, the Unit Owners shall continue to pay the monthly expense allocation in effect for the preceding year until adoption of a final Budget for the current year. Any shortfall between the Common Expenses paid by a

Unit Owner prior to the adoption of the Budget and those required under the Budget shall be paid with the first monthly payment made after the adoption of the Budget.

      3. ALLOCATION OF COMMON EXPENSES. The Common Expenses included in each Budget approved by the Board of Directors shall be allocated among each of the Unit Owners in accordance with their respective interest in the Common Areas. However,

      (a) expenses benefiting less than all of the Units in the judgment of the Declarant or the Unit Owners Association shall be specially assessed against the benefited Units in proportion to the respective Unit Owners' and Occupants' receipt of the benefits of such expense; provided, however, that the Unit Owner of such benefited Unit shall have thirty (30) days from the dale of receipt of a written statement from the Unit Owners Association allocating the Common Expenses to object to the same. In the event of the failure of the Unit Owner and the Unit Owners Association to reach agreement with respect to the disputed special assessment within thirty (30) days of the Unit Owner's notice of objection, the parties agree that the dispute shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, In the absence of such agreement, under the auspices of the American Arbitration Association, in Hampton, New Hampshire. The Unit Owner shall pay the amount of the disputed assessment to the Unit Owners Association to be held in escrow pending the outcome of the arbitration. In the case of public assessments, including, without limitation, taxes. The Unit Owners Association may pay the disputed amount under protest to the applicable authority in accordance with applicable laws. Should the arbitration award be less than the amount of the escrowed funds, the excess shall be refunded to the Unit Owner. The Unit Owner shall bear the cost of all administrative fees and arbitrator's fees and expenses associated with the arbitration, however, each party shall pay the cost of its own legal fees and expenses.

      (c) expenses caused by the conduct of less than all of the Unit Owners or Occupants in the judgment of the Declarant or the Unit Owners Association shall be specially assessed against the Unit Owners who, alone or with their Occupants, have caused such expenses to be incurred in proportion to their responsibility for such expense and their enjoyment of the benefits of the expenditure; provided, however, that the Unit Owner of such benefited Unit shall have thirty (30) days from the date of receipt of a written statement from the Unit Owners Association allocating the Common Expenses to object to the same. In the event of any such objection, the dispute will be resolved in accordance with the arbitration provisions contained in subsection (b) above.

      (d) those expenses that have been expressly allocated herein in accordance with the Special Allocation Fraction may be so allocated.

      The per Unit expense allocation shall be provided in writing to each Unit Owner at the time each final Budget is distributed.

      4. COMMENCEMENT OF LIABILITY. The responsibility for payment by each Unit Owner of an allocated share of Common Expenses shall commence upon the creation of the Unit. Any Unit that becomes obligated to pay an allocated share of Common Expenses other than at the beginning of a calendar year shall be assessed a proportional amount such allocation of Common Expenses.

      5. ADDITIONAL ASSESSMENTS. Notwithstanding any provisions of this Section to the contrary, if in the course of any calendar year the Board of Directors determines that there are additional expenses not included in the Budget which should be paid in that calendar year in order to maintain the Premises at the standard set by the Board, the Board of Directors may amend the Budget and allocate such expenses to the Unit Owners. Such amendment shall be effective upon delivery of notice to the Unit Owners of the amended Budget and an allocation of each Unit Owner's share of such increase. In the alternative, the Board of Directors may make a special assessment against the Unit Owners which shall be due and payable thirty (30) days after notice of the purpose of the assessment, the amount of the assessment, and each Unit Owner's allocable share of the assessment has been sent to the affected Unit Owners. All such assessments shall be based upon the respective Unit Owners interest in the Common Areas.

      6. PAYMENT OF ASSESSMENTS. Each Unit Owner shall pay to the Unit Owners Association monthly, on or before the fifteenth day of each month with respect to such month, one-twelfth of the Unit Owner's allocated share of Common Expenses (other than special assessments). If a Unit Owner disputes its obligation to pay all or any portion of its Common Expenses, it still must continue to pay the amount stated in the notice provided by the Board of Directors pending the resolution of the dispute. If the Unit Owner is successful in its challenge, the Unit Owners Association shall promptly refund any overpayment to the Unit Owner or give the Unit Owner a credit against future Common Expense payments in the amount of the overpayment.

      7. LIEN FOR COMMON EXPENSE ASSESSMENTS. The Unit Owners Association shall have and may enforce all rights provided for under Section 15 of the Condominium Act and may obtain a lien on any Unit and enforce all such other rights provided for under Section 46 of the Condominium Act in order to secure payment of and collect any Unit Owner's allocated share of Common Expenses.

      8. ANNUAL REPORT OF OPERATIONS. Annually, within one hundred twenty (120) days after the end of each calendar year, the Unit Owners Association shall submit to the Unit Owners a detailed report showing the results of operations for the preceding calendar year (the "ANNUAL REPORT"). The Annual Report shall set out all expenses paid compared to the Budget as the same may have been amended, report the balances of any reserve funds, and reflect the amount of any shortfall or excess of revenues over Common Expenses. The Board of Directors may at its option:

      (a) as to any shortfall of revenues, either make an additional assessment or include the amount of such shortfall in the then current year's Budget; and

      (b) as to any excess of revenues, either, at the Board's option, (i) refund such excess to the Unit Owners proportionally to their Ownership Interests, (ii) apply the excess to the then current year's Budget and reduce each Unit Owner's allocated share of Common Expenses and the monthly payment thereof proportionally, or (iii) apply such funds to the creation and/or maintenance of reserves pursuant to the provisions of the Condominium Instruments. Excess Revenues that were specially assessed shall be credited to the Unit Owner(s) who paid such amounts.

      Any Unit Owner and/or its First Mortgagee, may on written notice to the Unit Owners Association, examine the books and records for the operation of the Premises for the two (2) calendar years preceding such request. Such examination shall be scheduled so as not to unduly interfere with the day-to-day operations of the Unit Owners Association. Copies of records may be made by the examining Unit Owner, and the Unit Owners Association may charge such Unit Owner a reasonable fee for such copies.

      9. LIENS FOR IMPROVEMENTS TO COMMON AREA. Subject to any restrictions contained in any First Mortgage, the Declarant or Unit Owners Association may secure loans obtained to improve or construct the Common Area by granting liens upon the monthly Common Area Expense payments to be paid by the Unit Owners to the Unit Owners Association; provided, however, that any such lien shall be subordinate to the rights provided to the Unit Owners herein and to the lien of any First Mortgage.

                                    ARTICLE X

                            AMENDMENT OF DECLARATION

      1. GENERAL. This Declaration may be amended by the vote of Unit Owners holding a majority of the interests in the Condominium. However:

            (a) no such amendment shall impose any materially greater obligation on, or materially impair any right of, a Unit Owner or its Unit without the prior consent of such Unit Owner,

            (b) no such amendment shall impose any new obligations on or alter the rights and privileges of the Declarant without the Declarant's prior consent, and

            (c) no such amendment shall be effective until evidence of it has been duly recorded in the Rockingham County Registry of Deeds pursuant to Sections 11 and 34 of the Condominium Act.

            (d) no such amendment shall be effective unless consented to by the First Mortgagees of the Unit Owners approving such amendment.

      2. AMENDMENT FOR UNIT OWNER. Notwithstanding any provision in this Declaration to the contrary, a Unit Owner shall have the right to request the Unit Owners Association to amend this Declaration at the Unit Owner's cost to subdivide, merge, or expand Units as permitted in this Declaration.

      3. CONSENT OF MORTGAGEES. In accordance with Section 34 of the Condominium Act, except as set forth herein or in the Bylaws, the consent of those parties who hold mortgages on any Unit is expressly not required for the consent or approval of the respective Unit Owner to be effective under any section or provision of the Condominium Instruments.

                                   ARTICLE XI

                           TERMINATION OF CONDOMINIUM

      This Condominium may be terminated in the manner provided for in Section 34 of the Condominium Act, provided however, the Condominium shall not be terminated without the consent of the First Mortgagees of the Unit Owners holding a majority of the interests in the Condominium.

                                   ARTICLE XII

                                     DEFAULT

      1. DEFAULT.

            (a) The occurrence of any one or more of the following events shall constitute a default of this Declaration by the non-performing party (the "DEFAULTING PARTY"):

                  (i) the failure to make any payment required to be made under any Condominium Instruments within ten (10) days after receipt of the written notice from the Declarant or Unit Owners Association; or

                  (ii) the failure to observe or perform any other of the covenants, conditions or obligations of the Condominium Instruments within thirty (30) days after receipt of written notice from the Declarant or the Unit Owners Association (the "NON-DEFAULTING PARTY") specifying the nature of the default claimed. However, the Defaulting Party receiving notice shall not be deemed to be in default under this section so long as the Defaulting Party starts to cure the claimed default within thirty (30) days after receipt of such notice and diligently pursues such cure.

            (b) Each Non-Defaulting Party shall have the right to bring any proceedings at law or in equity against any Defaulting Party, or any other Parson violating or attempting to violate any of the provisions contained in any Condominium Instrument or the Condominium Act, and to recover damages for any such violation or default, Such proceeding shall include the right to restrain by injunction any violation or threatened violation of any of the terms, covenants, or conditions of this Declaration, or to obtain a decree to compel performance of any such terms, covenants, or conditions, it being agreed that the remedy at law for a breach of any such term, covenant, or condition (except those, if any, requiring the payment of a liquidated sum) is not adequate. The Non-Defaulting Party shall have all of the remedies permitted or available under this Declaration, under the Condominium Act, or at law or in equity, all of which shall be cumulative and not alternative. The invocation of any specific right or remedy shall not constitute a wavier or election of remedies with respect to any other permitted or available right or remedy. The prevailing party in such an enforcement action shall be entitled to recover costs of collection or defense, including reasonable attorneys' fees.

            (c) In addition, with respect to any default under ARTICLE XIII above, any Non-Defaulting Party shall have the right, but not the obligation, following the expiration of any applicable cure period, to cure such default by the payment of money or the performance of some other action for the account of and at the expense of the Defaulting Party. However, in the event the default shall constitute an emergency condition, the Non-Defaulting Party, acting in good faith, shall have the right to cure such default upon such advance notice as is reasonably possible under the circumstances or, if necessary, without advance notice, so long as notice is given as soon as possible afterwards. To effectuate any such cure, the Non-Defaulting Party shall have the right to enter upon the Unit of the Defaulting Party to perform any necessary work or furnish any necessary materials or services to cure the default of the Defaulting Party. In the event any Non-Defaulting Party shall cure a default, the Defaulting Party shall reimburse the Non-Defaulting Party for all costs and expenses incurred in connection with such curative action, plus interest as provided below, within ten (10) days of receipt of demand for reimbursement, which demand shall include reasonable documentation supporting the expenditures made.

            (d) Each Unit Owner shall be responsible for any default of or caused by an act or omission of the Occupants of its Unit. However, no Unit Owner shall be deemed to be in default so long as it is diligently pursuing default remedies against its Occupant.

      2. INTEREST. Any time a party shall fail to pay any sum due under this Declaration to the Declarant or the Unit Owners Association within any applicable notice and cure period, such unpaid sum shall accrue interest from the due date to and including the date such payment is received by the Person entitled to payment, at the lesser of:

            (a) the highest rate permitted by law to be paid on such type of obligation by the Person obligated to make such payment; or

            (b) three percent (3%) per annum in excess of the prime rate from time to time published by the Wall Street Journal or its successor;

determined as of the due date for such payment.

      3. MITIGATION OF DAMAGES. In all situations arising out of this Declaration, all parties shall attempt to avoid and mitigate the damages resulting from the conduct of any other party. Each Unit Owner shall take all reasonable measures to effectuate the provisions of this Declaration.

      4. DECLARATION SHALL CONTINUE NOTWITHSTANDING BREACH. It is expressly agreed that no breach of this Declaration shall (a) entitle any Unit Owner to cancel, rescind, or otherwise terminate this Declaration, or (b) defeat or render invalid the lien of any mortgage or deed of trust made in good faith and for value as to any part of the Premises. However, such limitation shall not affect in any manner any other rights or remedies which a Unit Owner may have by reason of any such breach.

      5. INDEMNIFICATION. Each Unit Owner shall indemnify and hold the Declarant, the Unit Owners Association, every other Unit Owner, tenant, and occupant of the Condominium harmless (except for loss or damage resulting from the tortious acts or omissions of such other parties) from and against any actual damages, liabilities, actions, claims, and expenses (including attorneys' fees in a reasonable amount) in connection with the loss of life, personal injury and/or damage to property arising from or out of any occurrence in or upon such Unit Owner's Unit, the Limited Common Area attributable to such Unit, or occasioned wholly or in part by any actual or alleged act or omission of said Unit Owner or its tenants, agents, contractors, employees or licensees. Claims for consequential or punitive damages are expressly excluded from this indemnification.

      6. LIMITED RECOURSE. The Declarant's and each Unit Owner's liability under the terms of the Condominium Instruments shall be limited to its ownership interest in the Premises, or in any Units. No director, officer, shareholder, general or limited partner, member, or representative of the Declarant or any Unit Owner (or any legal representative, heir, estate, successor or assign of any thereof shall be personally liable for any obligation or liability of the Declarant or any Unit Owner under the Condominium Instruments.

      7. NO WAIVAR. The failure of any Unit Owner or the Declarant to insist upon strict performance of any of the terms, covenants or conditions of this Declaration shall not be deemed a waiver of any rights or remedies which that Unit Owner or the Declarant or the Unit Owners Association may have under this Declaration, at law or in equity, and shall not be deemed a waiver of any subsequent breach or default in any of such terms, covenants or conditions. No waiver by the Declarant or the Unit Owners Association or a Unit Owner of any default under this Declaration shall be effective or binding on such party unless made in writing by such party and no such waiver shall be implied from any omission by such party to take action with respect to such default. No express written waiver of any default shall affect any other default or cover any other period of time other than any default and/or period of time specified in such express waiver. One or more written waivers or any default under any provision of this Declaration shall not be deemed to be a waiver of any subsequent default in the performance of the same provision or any other terms or provisions contained in this Declaration.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

      1. ESTOPPEL CERTIFICATE. Each Unit Owner and the Unit Owners Association shall, upon written request of any other Unit Owner, issue to such Unit Owner, or its prospective mortgagee, tenant or successor, an estoppel certificate stating to the best of the issuer's knowledge as of such date:

            (a) whether there exists any default under this Declaration by the requesting Unit Owner or any other Unit Owner (including the issuing Unit Owner), and specifying the nature of the default;

            (b)   whether this Declaration is in full force and effect; and

            (c) with respect to the Unit Owners Association, whether or not all general and special assessments have been paid to date and, if not, the amount owing and by which Unit Owner(s).

Such estoppel certificate shall be issued within seven (7) days of receipt of the request, and shall act to estop the issuer from asserting a claim or defense against a bona fide lien holder or purchaser for value to the extent that such claim or defense is based upon facts known to the issuer as of the date of the estoppel certificate which are contrary to the facts contained in the certificate, and such bona fide purchaser or lien holder has acted in reasonable reliance upon the estoppel certificate without knowledge of facts to the contrary. The issuance of an estoppel certificate shall in no event subject the issuer to any liability for the negligent or inadvertent failure of the issuer to disclose correct and/or relevant information, nor shall such issuance be construed to waive any rights of the issuer against any other parties.

      2. REIMBURSEMENT OF EXPENSES. Whenever this Declaration provides that the Declarant's or Unit Owners Association's consent or approval is required before a Unit Owner may act, the Unit Owner shall reimburse the Declarant or Unit Owners Association for all costs and expenses, Including reasonable attorneys' fees, incurred by them in connection with the review of and response to such request.

      3. NOTICES. All notices required or provided for under this Declaration shall be deemed to have been given and received for all purposes when (a) delivered in person, (b) the date delivered or refused if mailed, postage prepaid, Certified or Registered United States Mail, return receipt requested,
(c) the date delivered or refused if sent by receipted or otherwise traceable overnight delivery service.

         Upon the purchase of a Unit, the Person purchasing the Unit shall deliver its address for notice to the Unit Owners Association, and such address shall be the address for notices for such Unit Owner until written notice of a change of address is given to the Unit Owners Association. The current notice address for the Declarant and the Unit Owners Association is:

         c/o Stephen W. Foss, President
         Foss Manufacturing Company, Inc.
         390 Lafayette Road
         P.O. Box 5000
         Hampton, NH 03843-5000

         WITH A COPY TO:
         WP Carey & Co. LLC
         50 Rockefeller Plaza, 2nd Floor
         New York, NY 10020
         ATTN: Director, Asset Management

            If a Unit is owned by more than one Person, those Persons shall designate in writing to the Declarant and the Unit Owners Association the name and address of one of their number to whom notices shall be sent. A notice to the Person so designated shall be full and effective notice under this Declaration. The Unit Owners Association shall advise the Unit Owners in writing of any change of address of the when operational. The Unit Owners Association shall give prior written notice to the Unit Owners of the notice address of any manager with whom it has contracted. Any notice sent to any Unit Owner shall be simultaneously sent to any First Mortgagee of such Unit Owner who has given the Association its notice address and requested that it receive copies of all notices sent to its Unit Owner mortgagor.

      4. TRANSFER OF UNIT. A party transferring all or any portion of its interest in its Unit shall give notice to the Declarant and the Unit Owners Association of such transfer with at least the following information:

            (a) the name and address of the new Unit Owner; and

            (b) the description of the Unit and/or interest transferred.

      5. CONDEMNATION. In the event any portion of the Premises shall be condemned, or conveyed under threat of condemnation, the award shall be paid to the Declarant, the Unit Owners, and Unit Owners Association in proportion to the values of the Unit(s) and Common Area and improvements taken, and the other Unit Owners waive and release any right to recover any value attributable to the property interest so taken. If a separate claim can be filed for the taking of any other property interest existing pursuant to this Declaration which does not reduce or diminish the amount paid to a Unit Owner, the Declarant or the Unit Owners Association, then the owner of such other property interest shall have the right to seek an award for the taking of such interest.

      6. BINDING EFFECT. The terms of this Declaration and all easements granted under it shall constitute covenants running with the land and shall bind the Premises and inure to the benefit of and be binding upon the Unit Owners and their respective successors and assigns. This Declaration is not intended to supersede, modify, amend, or otherwise change the provisions of any prior instrument affecting the Premises.

      7. NOT A PUBLIC DEDICATION. Nothing contained in this Declaration shall be deemed to be a gift or dedication of any portion of the Premises or of any Unit to the general public, or for any public use or purpose whatsoever. Except as specifically provided in this Declaration, no right, privileges or immunities of the Declarant or any Unit Owner under this Declaration shall inure to the benefit of any third-party person, nor shall any third-party person be deemed to be a beneficiary of any of the provisions contained in this Declaration.

      8. TIME. Time is of the essence in this Declaration.

      9. CHOICE OF LAW. This Declaration shall be governed under the laws of the State of New Hampshire.

      10. CONDOMINIUM ACT. As to any matters with respect to which the Condominium Instruments are silent, the Condominium Act shall control. In the event of a conflict between the terms of the Condominium Act and the Condominium Instruments, the Condominium Instruments shall control.

      11. WAIVER. The Unit Owners each acknowledge that this is a commercial condominium that involves no residential Units. To the maximum extent allowed by law, in any instance in which the provisions of the Condominium Instruments may not strictly comply with the provisions of the Condominium Act, the Unit Owners each waive the technical compliance of the Condominium Instruments with the Condominium Act.

      12. ASSOCIATION. The operation of the Condominium shall be by an unincorporated association, or by an incorporated association, and the association shall, at any annual meeting, vote as to which type of organization it prefers.

                                   ARTICLE XIV

                          UNITS SUBJECT TO DECLARATION

      1. A. UNITS SUBJECT TO DECLARATION, BYLAWS AND RULES AND REGULATIONS. All present or future Unit Owners and Occupants are subject to the provisions of the Condominium Instruments. The acceptance of any fee, leasehold or similar interest in any Unit shall constitute an agreement that the provisions of the Condominium Instruments, as they may be lawfully amended from time to time, are accepted and ratified by such Unit Owner or Occupant. The Condominium Instruments shall be deemed to be enforceable servitudes and covenants running with the land and shall bind any Person who holds any interest in any Unit, whether or not such provisions are recited and stipulated in full in each and every instrument of conveyance, lease, or other agreement. Each Unit Owner and Occupant shall comply with all Condominium Instruments, and failure to comply shall be grounds for an action by the Declarant or the

Unit Owners Association to recover damages or obtain injunctive relief against the Occupant and, if the Occupant is not a Unit Owner, the applicable Unit Owner. In the event of litigation to enforce the Condominium Instruments, the Declarant or the Unit Owners Association shall be entitled to recover all reasonable costs and expenses of such actions from the violating party and the Unit Owner, including attorneys' fees.

      2. B. CONDOMINIUM RULES. The Declarant or the Board of Directors may adopt Condominium Rules governing activities at the Premises. The Condominium Rules shall not abrogate any rights of Unit Owners established in this Declaration.

                                   ARTICLE XV

                                 EFFECTIVE DATE

      This Declaration shall take effect upon the recording of this Declaration.

      IN WITNESS WHEREOF, the Declarant has set its hand on this ______ day of ________, 20____.

                                             FOSS (NH) QRS 16-3, INC., DECLARANT

_________________________________            By:________________________________
Witness                                      Duly Authorized

STATE OF _________________________           Dated: _________________, 20_______
COUNTY OF ________________________

      Personally appeared the above named ________________ known to me or satisfactorily proven to be the ___________________ of FOSS (NH) QRS 16-3, INC., the Declarant and being so authorized to do so, executed the within for the purposes contained herein and acknowledged same to be her free act and deed.

      Before me,

                                              __________________________________
                                              Notary Public/Justice of the Peace
                                              Name:
                                              My Commission Expires:

                                     JOINDER

      The undersigned, Foss Manufacturing Company, Inc., the Tenant under a Lease with the Declarant, hereby joins in this Condominium Declaration and agrees that its interests as Tenant shall be subject to the provisions of this Declaration.

      IN WITNESS WHEREOF, the Tenant has set its hand on this ________ day of __________, 20____.

                                                FOSS MANUFACTURING COMPANY, INC.

_____________________________                   By:_____________________________
Witness                                              Stephen W. Foss, President

                                     JOINDER

      The undersigned, CIBC Inc. the holder of a first Mortgage on the premises described in the Declaration, hereby joins in this Declaration and agrees that its interests as Mortgagee shall be subject to the provisions of this Declaration.

      IN WITNESS WHEREOF, the Mortgagee has set its hand on this ______ day of _______, 20____.

                                                 CIBC, INC.

______________________________                   By:____________________________
Witness                                          Duly Authorized

                                   APPENDIX A
                           SUBMITTED LAND DESCRIPTION

      A CERTAIN TRACT OF LAND SITUATED IN THE TOWN OF HAMPTON, COUNTY OF ROCKINGHAM, STATE OF NEW HAMPSHIRE, DESCRIBED AS FOLLOWS:

      BEGINNING AT A RAILROAD SPIKE IN PAVEMENT AT THE NORTHEAST CORNER OF LAND OWNED BY FOSS MANUFACTURING CO., LLC (RCRD BK 3631 PG 2760) AND THE SOUTHEAST CORNER OF A 20 FT ACCESS RIGHT OF WAY AND UTILITY EASEMENT ALONG THE WESTERLY RIGHT OF WAY SIDELINE OF LAFAYETTE ROAD;

      THENCE ALONG SAID LAFAYETTE ROAD SIDELINE THE FOLLOWING COURSES AND
DISTANCES:

      S24 degrees 37'14"W, 44.52 FT;

      S22 degrees 48'44"W, 96.21 FT;

      ALONG A CURVE CONCAVE TO THE EAST HAVING A RADIUS OF 730 FT AND LENGTH OF
40.00 FT AND CHORD/BEARING OF 39.99 FT/S21 degrees 14'33" W;

      S19 degrees 40'14"W, 35.88 FT TO AN IRON PIN AT THE NORTHEAST LOT CORNER OF LAND NOW OR FORMERLY OF JOSEPH J. LORUSSO, II;

      THENCE ALONG SAID LORUSSO N73 degrees 27'46"W, 288.26 FT TO LAND NOW OR FORMERLY OF BOSTON & MAINE CORP.;

      THENCE ALONG SAID LAND N29 degrees 43'00"E, 220.77 FT TO LAND NOW OR FORMERLY OF FOSS MANUFACTURING CO., LLC (RCRD BK 3631 PG 2766);

      THENCE ALONG SAID FOSS LAND AND LAND OF BOSTON & MAINE CORP
N63 degrees 40'37"W, 23.04 FT;

      THENCE N29 degrees 43'00"E, 5.58 FT TO THE SOUTHERLY SIDE OF AN ACCESS RIGHT OF WAY AND UTILITY EASEMENT;

      THENCE ALONG SAID EASEMENT N63 degrees 34'54"W, 1.15 FT TO A STONE BRIDGE ABUTTMENT

      THENCE ACROSS LAND NOW OR FORMERLY OF BOSTON & MAINE CORP ALONG THE FACE OF STONE BRIDGE ABUTTMENT AND SOUTHERLY SIDE OF

SAID RIGHT OF WAY AND UTILITY EASEMENT THE FOLLOWING COURSES AND DISTANCES:

      N53 degrees 04'46"W, 20.73 FT;

      N60 degrees 25'07"W, 23.29 FT;

      N68 degrees 10'41"W, 21.20 FT TO THE SOUTHWEST CORNER OF THE RIGHT OF WAY AND UTILITY EASEMENT AT LAND NOW OR FORMERLY OF FOSS MANUFACTURING CO. LLC (RCRD BK 3631 PG 2762);

      THENCE ALONG LAND NOW OR FORMERLY OF BOSTON & MAINE CORP AND SAID FOSS MFG THE FOLLOWING COURSES:

      S29 degrees 43'00"W, 9.06 FT;

      N63 degrees 40'37"W, 10.02 FT;

      S29 degrees 43'00"W, 567.00 FT TO A BOUND AT LAND NOW OR FORMERLY OF FOSS FAMILY LLC II (RCRD BK 3631 PG 2859);

      THENCE ALONG LAND NOW OR FORMERLY OF BOSTON & MAINE CORP AND SAID FOSS FAMILY THE FOLLOWING COURSES AND DISTANCES:

      S85 degrees 20'52"E, 5.51 FT TO A BOUND;

      S29 degrees 43'00"W, 584.12 FT;

      ALONG A CURVE CONCAVE TO THE WEST HAVING A RADIUS OF 10,777.00 FT AND LENGTH OF 123.98 FT AND CHORD/BEARING OF 123.98 FT S30 degrees 02'46"W;

      S22 degrees 44'07"W, 40.36 FT;

      ALONG A CURVE CONCAVE TO THE WEST HAVING A RADIUS OF 10,782.68 FT AND LENGTH OF 200.52 FT AND CHORD/BEARING OF 200.52 FT/S31 degrees 12'04"W TO AN IRON PIPE AT LAND NOW OR FORMERLY OF THOMAS COOK;

      THENCE ALONG LAND OF THOMAS COOK N88 degrees 00'42"W, 231.38 FT;

      THENCE ALONG SAID COOK N88 degrees 22'36"W, 20,64 FT TO AN IRON PIPE AT LAND NOW OR FORMERLY OF PAUL BEAUDRY;

      THENCE ALONG SAID LAND OF BEAUDRY N87 degrees 37'17"W, 140.46 FT;

      THENCE ALONG SAID LAND N88 degrees 08'05"W. 226 66 FT TO THE NORTHEAST SIDELINE OF ROUTE 51 RIGHT OF WAY;

      THENCE ALONG SAID RIGHT OF WAY THE FOLLOWING COURSES:

      N26 degrees 00'00"W,178.61 FT TO A HIGHWAY BOUND;

      N26 degrees 00'00"W, 643.37 FT TO A HIGHWAY BOUND;

      ALONG A CURVE CONCAVE TO THE NORTHEAST HAVING A RADIUS OF 5,025.00 FT AND LENGTH OF 210.05 FT WITH A CHORD/BEARING OF 210.03 FT/N24 degrees 43'42"W TO THE SOUTHWEST CORNER OF LAND NOW OR FORMERLY OF FOSS MFC CO., LLC (RCRD BK 3631 PG
2762);

      THENCE CONTINUING ALONG SAID ROUTE 51 RIGHT OF WAY AND FOSS LAND THE FOLLOWING COURSES:

      ALONG A CURVE CONCAVE TO THE NORTHEAST HAVING A RADIUS OF 5,025.00 FT AND LENGTH OF 473.52 FT WITH A CHORD/BEARING OF 473.35 FT/N20 degrees 49'53"W TO A HIGHWAY BOUND;

      N71 degrees 54'14"E, 25.00 FT TO A HIGHWAY BOUND;

      ALONG A CURVE CONCAVE TO THE NORTHEAST HAVING A RADIUS OF 5,000.00 FT AND LENGTH OF 414.17 FT WITH A CHORD/BEARING OF 414.05 FT/N15 degrees 45'32"W TO THE SOUTHWEST CORNER OF LAND NOW OR FORMERLY OF FOSS FAMILY LLC I (RCRD BK 3631 PG
2768). SAID SOUTHWEST CORNER BEING LOCATED S62 degrees 08'47"W, 1,172.75 FT FROM A POINT IN A BROOK AT LAND OF NASH PROPERTIES, INC;

      THENCE ALONG SAID LAND AND RIGHT OF WAY ALONG A CURVE CONCAVE TO THE NORTHEAST HAVING A RADIUS OF 5,000.00 FT AND LENGTH OF 71.78 +/- FT WITH A CORD/BEARING OF 71.78 FT FT/S 12 degrees 58'29"E TO DRAKE'S RIVER;

      THENCE NORTHERLY ALONG DRAKE'S RIVER 925 +/- FT TOGETHER WITH THAT PORTION OF SAID RIVER WHICH WOULD PASS WITH A CONVEYANCE OF THE HEREIN DESCRIBED PARCEL TO THE INTERSECTION WITH A BROOK;

      THENCE NORTHEASTERLY ALONG SAID BROOK 715+/- FT TO A POINT AT LAND OF NASH PROPERTIES, INC. AT THE SOUTHWEST LOT CORNER OF FOSS FAMILY LLC II (RCRD BK 3631 PG 2861), SAID POINT BEING LOCATED

N62 degrees 08'47"E. 1,172.75 FT FROM A POINT (DESCRIBED ABOVE) ALONG THE NORTHEAST ROUTE 51 RIGHT OF WAY;

      THENCE NORTHEASTERLY ALONG THE BROOK 700+/- FT TO A POINT AT THE SOUTHEAST LOT CORNER OF LAND NOW OR FORMERLY OF NASH PROPERTIES, INC. SAID POINT BEING LOCATED N67 degrees 14'07"E, 545.48 FT FROM THE SOUTHWEST LOT CORNER OF FOSS FAMILY LLC II;

      THENCE ALONG LAND OF SAID NASH N25 degrees 01'43"W, 177.73 +/- FT TO AN IRON PIN AT LAND NOW OR FORMERLY OF CHARLES CHASE;

      THENCE ALONG LAND OF SAID CHASE THE FOLLOWING COURSES:

      N86 degrees 11'52"E, 114.96 FT TO A NAIL IN 30" OAK W/WIRE;

      N84 degrees 06'16"E, 151.51 FT TO A NAIL IN 12" ASH W/WIRE;

      N85 degrees 42'04"E, 394.59 FT TO A NAIL IN 30" MAPLE W/WIRE;

      N85 degrees 42'04"E, 31.13 FT TO LAND NOW OR FORMERLY OF ROBERT G. LAW; THENCE S29 degrees 46'48"E, 19.18 FT TO A PIPE;

      THENCE S29 degrees 46'48"E, 185.55 FT TO AN IRON PIN AT LAND NOW OR FORMERLY OF CECELIA H. NOEL, TRUST;

      THENCE ALONG LAND OF SAID NOEL THE FOLLOWING COURSES AND DISTANCES:

      S83 degrees 58'50"W, 398.84 FT TO AN IRON PIN;

      S16 degrees 14'18"E, 119.07 FT TO AN IRON PIN;

      S87 degrees 20'16"W, 300.00 FT TO AN IRON PIN;

      S22 degrees 33'22"E, 163.10 FT;

      S64 degrees 39'37"E, 6.35 FT TO AN IRON PIN;

      S84 degrees 34'59"E, 159.77 FT TO A NAIL IN 30" OAK W/WIRE;

      S80 degrees 08'44"E, 448.88 FT TO AN IRON PIN;

      S53 degrees 51'12"E, 168.60 FT TO A CHISELED X IN 1FT HIGH VERTICAL IRON RR RAIL:

      N32 degrees 03'03"E, 212.15 FT TO A CHISELED X ON 2 FT HIGH VERTICAL IRON RR RAIL;

      N32 degrees 03'03"E, 33.74 FT TO AN IRON PIN ALONG THE SOUTH SIDE OF EXETER ROAD ROW;

      THENCE ALONG SAID ROAD S28 degrees 30'03"E, 23.93 FT;

      THENCE S33 degrees 48'23"E, 46.27 FT TO AN IRON PIN AT THE NORTHWEST CORNER OF LAND NOW OR FORMERLY OF FOSS MFC CO LLC;

      THENCE ALONG SAID ROAD AND LAND OF FOSS S33 degrees 13'27'E, 45.76 FT TO AN IRON PIN AT LAND NOW OR FORMERLY OF BOSTON & MAINE CORP.;

      THENCE ALONG LAND OF SAID BOSTON & MAINE THE FOLLOWING COURSES AND
DISTANCES:

      S29 degrees 33'53"W, 49.60 FT;

      S60 degrees 58'12"E, 17.02 FT TO AN IRON PIN;

      S29 degrees 43'00"W, 511.41 FT TO AN IRON PIN;

      N66 degrees 29'11"W, 25.10 FT TO AN IRON PIN;

      S29 degrees 43'00"W, 482.17 FT TO THE NORTHWEST CORNER OF AN ACCESS RIGHT OF WAY UTILITY EASEMENT AT THE FACE OF STONE BRIDGE ABUTTMENT;

      THENCE ACROSS LAND NOW OR FORMERLY OF BOSTON & MAINE CORP. ALONG SAID ABUTMENT AND ACCESS ROW AND UTILITY EASEMENT THE FOLLOWING COURSES AND
DISTANCES:

      S51 degrees 51'26"E, 21.57 FT;

      S60 degrees 58'36"E, 24.63 FT;

      S65 degrees 59'12"E, 19.71 FT TO CORNER OF STOKE BRIDGE ABUTTMENT;

      N24 degrees 00'48"E, 1.16 FT TO THE NORTH SIDE OF A 20' ACCESS ROW AND UTILITY EASEMENT;

      S63 degrees 34'54"E, 0.54 FT TO LAND NOW OR FORMERLY OF FOSS MFG CO, LLC;

      THENCE FOLLOWING THE NORTHERLY BORDER OF SAID ROW AND EASEMENT ACROSS LAND NOW OR FORMERLY OF FOSS MFG CO LLC (RCRD BK 3631 PG 2766) THE FOLLOWING COURSES AND DISTANCES:

      S63 degrees 34'54"E, 38.67 FT;

      S79 degrees 09'49"E, 82.96 FT;

      S74 degrees 14'46"E, 95.29 FT;

      S63 degrees 13'39"E, 64.73 FT TO THE WESTERLY SIDELINE OF LAFAYETTE RD
ROW;

      THENCE ALONG SAID ROW S24 degrees 37'43"W, 20.01 FT TO THE POINT OF BEGINNING.

      EXCEPTING AND RESERVING LAND OWNED BY THE BOSTON & MAINE CORPORATION PROPERTY DESCRIBED AS FOLLOWS:

      BEGINNING AT A POINT AT THE SOUTHWEST CORNER OF A RIGHT OF WAY UTILITY EASEMENT ALONG LAND NOW OR FORMERLY OF FOSS MANUFACTURING COMPANY, LLC. SAID POINT BEING LOCATED N29 degrees 43'00"E, 9.06 FT FROM AN IRON PIN;

      THENCE ALONG LAND NOW OR FORMERLY OF BOSTON & MAINE CORPORATION AND SAID FOSS N29 degrees 43'00"E. 20.18 FT;

      THENCE ACROSS LAND OF BOSTON & MAINE CORPORATION ALONG A STONE FACE OF BRIDGE ABUTMENT THE FOLLOWING COURSES AND DISTANCES:

      S51 degrees 51'26"E, 21.57 FT;

      S60 degrees 58'36"E. 24.63 FT;

      S65 degrees 59'12"E, 19.71 FT;

      N24 degrees 20'48"E, 1.16 FT;

      S63 degrees 34'54"E, 0.54 FT TO LAND NOW OR FORMERLY OF FOSS MANUFACTURING COMPANY, LLC;

      THENCE ALONG LAND OF SAID FOSS S29 degrees 43'00"W, 20.03 FT;

      THENCE ACROSS LAND OF BOSTON & MAINE RAILROAD AND ALONG STONE FACE OF BRIDGE ABUTMENT THE FOLLOWING COURSES AND DISTANCES:

      N63 degrees 34'54"W, 1.15 FT;

      N53 degrees 04'46"W, 20.73 FT;

      N60 degrees 25'07"W 23.29 FT;

      N68 degrees 10'41" W, 21.20 FT TO THE POINT OF BEGINNING.

      THE ABOVE DESCRIBED PARCEL CONTAINING 1,054 SQ FT IS MORE PARTICULARLY DESCRIBED/SHOWN ON PLAN ENTITLED "FOSS CONDOMINIUM SITE PLAN", SHEET 3 OF 7 BY KNIGHT HILL LAND SURVEYING SERVICES, INC., PROJ. #1163COND DATED JUNE 2004, AND THE ABOVE DESCRIBED EXCEPTED PREMISES ARE SUBJECT TO THE RIGHTS, EASEMENTS AND OBLIGATIONS OF A CERTAIN EASEMENT GRANTED BY THE B & M CORP. DESCRIBED IN AN EASEMENT DEED RECORDED AT THE ROCKINGHAM COUNTY REGISTRY OF DEEDS AT BOOK 2261, PAGE 1262 WHICH EASEMENT ALLOWS FOR PASSAGE UNDER THE RAILROAD TRESTLE TO GAIN ACCESS FROM LAFAYETTE ROAD TO THE ABOVE DESCRIBED PREMISES AS SHOWN ON PLAN #D-26503.

      THE ABOVE DESCRIBED SUBMITTED LAND IS SHOWN ON A SITE PLAN ENTITLED "FOSS CONDOMINIUM SITE PLAN" RECORDED AT THE ROCKINGHAM COUNTY REGISTRY OF DEEDS, AND INCLUDES THE SO-CALLED OFFICE PARCEL, THE FACTORY PARCEL, THE TIMBERLAND PARCEL THE 13 ACRE PARCEL AND THE 21 ACRE PARCEL AND CONSISTING OF 97.39 ACRES.

      THE ABOVE DESCRIBED PREMISES ARE SUBJECT TO AND WITH THE BENEFIT OF THE
FOLLOWING:

      1. The provisions of and covenants recited in a deed of the Town of Hampton recorded in the Rockingham County Registry of Deeds at Book 2994, Page 0221 as follows:

            "Said premises are conveyed 1) subject to the covenant and agreement to maintain a fence if required, 2) subject to the rights of ingress and egress, 3) together with rights of ingress and egress, 4) excepting herefrom pipes, poles, wires, signal P 466 and underground facilities, 5) the right to enter upon the premises to maintain, repair, replace, renew, relay and remove the same, 6) subject to the restrictions of nonliability for damages caused by fire, 7) subject to the right of the Boston and Maine Railroad to enter upon the premises to inspect, repair, maintain and/or reconstruct the overhead highway bridge at Exeter Road, 8) subject to an easement granted 11/1/50 between the Boston and Maine Railroad and the Town of Hampton, 9) and subject also to any rights of way as may now exist on and over said parcel, all as contained in deed of Boston and Maine Railroad to Hampton Plaza Corporation dated 5/3/62 and recorded in Rockingham County Registry of Deeds' at Book 1637, page 486, and is subject to such other restrictions, covenants and agreements contained in said Railroad deed.

            Said premises are conveyed subject to the restriction on the Grantee, its successors and assigns, that said premises shall never be used for access to said Exeter Road".

      2. The rights, easements and obligations of a certain easement granted by the Boston and Maine Corporation described in an easement deed recorded at the Rockingham County Registry of Deeds at Book 2261, Page 1262 which easement allows for passage under the railroad trestle to gain access from Lafayette Road to the above described premises, as shown on Plan #D-26503.

      3. A pole line easement in favor of New England Telephone and Telegraph Co. recorded in the Rockingham County Registry of Deeds at Book 745, page 5.

      4. A sewer line easement in favor of the Town of Hampton recorded at the Rockingham County Registry of Deeds at Book 2232, Page-1208; Book 2232, Page 1747 and Book 2232, Page 1209.

      5. A gas line easement in favor of Northern Utilities recorded at the Rockingham County Registry of Deeds at Book 2398, Page 1756 and Book 2398, Page 1758.

      6. A 6 foot wide underground telephone cable easement in favor of New England Telephone and Telegraph Co. recorded in the Rockingham County Registry of Deeds at Book 1442, Page 10.

      7. A 20 foot wide pole line easement in favor of the Exeter and Hampton Electric Co., recorded in the Rockingham County Registry of Deeds at Book 2247, Page 838.

      8. A 17 foot pole line easement in favor of Exeter and Hampton Electric Company as shown on a plan recorded at the Rockingham County Registry of Deeds as Plan #D-6167.

      9. An underground 27 inch reinforced concrete pipe drain as described in
Note 15 on Plan #D-26503.

      10. A 10 inch wide easement in favor of New England Telephone and Telegraph Co. recorded in the Rockingham County Registry of Deeds at Book 2891. Page 2445.

      11. Subject to and with the benefit of the Declaration of Reciprocal Easements recorded in the Rockingham County Registry of Deeds at Book 3631, Page 2715.

      12. Also included hereunder is the right of the Grantor, its successors, assigns, licensees, invitees, in common with others to pass and repass over Industrial Drive as shown on a plan entitled "Consolidation and Subdivision Plan of Land, Towle

Farm Road Realty Trust", dated May 26, 1982 which plan is recorded in the Rockingham County Registry of Deeds as Plan #D-11609.

      13. Subject to a utility Easement to New England Telephone and Telegraph recorded in the Rockingham County Registry of Deeds at Book 2531, Page 1946 and Book 1555, Page 2888.

      14. Subject to a Sewer Easement to the Town of Hampton dated November 7, 1950 and recorded at said Registry at Book 1191, Page 126.

      15. Subject to a Sewer Easement to the Town of Hampton dated June 19, 1980 and recorded at said Registry at Book 2366, Page 935.

      16. Subject to a Water Easement to Hampton Water Works Company dated August 1, 1982 and recorded at said Registry at Book 2418, Page 1099.

                                   APPENDIX B

                      LEGAL DESCRIPTION OF THE CONVERTIBLE
                           LANDS REGARDING UNITS 4 & 5

                      PARCEL I - CONVERTIBLE LAND - UNIT 4

      A CERTAIN TRACT OF LAND SITUATED IN THE TOWN OF HAMPTON, COUNTY OF ROCKINGHAM, STATE OF NEW HAMPSHIRE, AND DESCRIBED AS FOLLOWS:

      BEGINNING AT A POINT AT THE NORTHEAST CORNER OF THE WITHIN DESCRIBED TRACT; THENCE S 73 degrees 27' 01" E FOR A DISTANCE OF 484.43 FEET TO A POINT; THENCE N 16 degrees 32' 59 E FOR A DISTANCE OF 505.63 FEET TO A POINT; THENCE ALONG A CURVE WITH A RADIUS OF 5025 FEET AND A LENGTH OF 126.45 FEET WITH A CORD/BEARING OF 126.44" FT/N 22 degrees 48'35" TO A POINT; THENCE N 54 degrees 50' 59" W FOR A DISTANCE OF 72.98 FEET TO A POINT; THENCE N 73 degrees 27' 01 W FOR A DISTANCE OF 341.25 FEET TO A POINT; THENCE S 64 degrees 16' 14" W FOR A DISTANCE OF 35.65 FEET TO A POINT; THENCE N 16 degrees 70' 09" E FOR A DISTANCE OF 308.64 FEET TO A POINT; THENCE S 10 degrees 29' 33" W FOR A DISTANCE OF
295.71 FEET TO THE POINT OF BEGINNING.

      MEANING AND INTENDING TO DESCRIBED A 7.16 ACRE PARCEL LABELED CONVERTIBLE LAND AND UNIT #4, ON A PLAN ENTITLED FOSS CONDOMINIUM SITE PLAN CONVERTIBLE LAND DETAIL SITE PLAN FOR UNITS 2, 4, & 5 RECORDED AT THE ROCKINGHAM COUNTY REGISTRY OF DEEDS.

      THE ABOVE PREMISES ARE SUBJECT TO AND WITH THE BENEFIT OF THE EASEMENTS AND OTHER DOCUMENTS LISTED IN APPENDIX A, ITEMS 1-16, TO THE EXTENT THAT ANY OF THOSE ITEMS SHALL BE APPLICABLE TO THE ABOVE DESCRIBED PREMISES.

                                    PARCEL II

                      CONVERTIBLE LAND - UNIT #5 - TRACT I

      A CERTAIN TRACT OF LAND SITUATED IN THE TOWN OF HAMPTON, COUNTY OF ROCKINGHAM, STATE OF NEW HAMPSHIRE, AND DESCRIBED AS FOLLOWS:

      BEGINNING AT A POINT AT THE SOUTHWEST CORNER OF THE WITHIN DESCRIBED PREMISES THENCE N 29 degrees 28' 22" E FOR A DISTANCE OF 1018.14 FEET TO A POINT; THENCE N 79 degrees 37' 25" W FOR A DISTANCE OF 127.44 FEET TO A POINT; THENCE N 79 degrees 40' 21" W FOR A DISTANCE OF 596.17 FEET TO A POINT; THENCE N 12 degrees 16' 41" E FOR A DISTANCE OF 339.82 FEET TO A POINT; THENCE N
03 degrees 42' 00" W FOR A DISTANCE OF 73.63 FEET TO A POINT; THENCE N
75 degrees 10'

48" W FOR A DISTANCE OF 135.61 FEET TO A POINT; THENCE N 13 degrees 40' 52" E FOR A DISTANCE OF 88.24 FEET TO A POINT; THENCE N 75 degrees 28' 06" W FOR A DISTANCE OF 237.59 FEET TO A POINT; THENCE S 13 degrees 17' 42" W FOR A
DISTANCE OF 55.56 FEET TO A POINT; THENCE N 76 degrees 54' 53" W FOR A DISTANCE OF 74.62 FEET TO A POINT; THENCE N 00 degrees 12' 02" W FOR A DISTANCE OF 98.09 FEET TO A POINT; THENCE N 43 degrees 17' 47" E FOR A DISTANCE OF 53.51 FEET TO A POINT; THENCE S 76 degrees O8' 47" E FOR A DISTANCE OF 220.60 FEET TO A POINT; THENCE S 45 degrees 08' 42" E FOR A DISTANCE OF 170.95 FEET TO A POINT; THENCE
S 79 degrees 42' 29" E FOR A DISTANCE OF 506.05 FEET TO A POINT; THENCE S
34 degrees 15' 25" E FOR A DISTANCE OF 321.91 FEET TO A POINT; THENCE S
10 degrees 51' 11" W FOR A DISTANCE OF 181.40 FEET TO A POINT; THENCE S
46 degrees 27' 58" E FOR A DISTANCE OF 218.35 FEET TO A POINT; THENCE S
29 degrees 43' 00" W FOR A DISTANCE OF 566.70 FEET TO A POINT; THENCE S
85 degrees 20' 52" E FOR A DISTANCE OF 5.51 FEET TO A POINT; THENCE S
29 degrees 43' 00" W FOR A DISTANCE OF 467.52 FEET TO A POINT; THENCE N
60 degrees 17' 00" W FOR A DISTANCE OF 110.43 FEET TO THE POINT OF BEGINNING.

      MEANING AND INTENDING TO DESCRIBE CONVERTIBLE LAND UNIT #5 CONSISTING OF
10.73 ACRES AS SHOWN ON A PLAN ENTITLED FOSS CONDOMINIUM SITE PLAN, CONVERTIBLE LAND DETAIL SITE PLAN FOR UNITS 2, 4 AND 5.

                      CONVERTIBLE LAND - UNIT #5 - TRACT II

      A CERTAIN TRACT OF LAND SITUATED IN THE TOWN OF HAMPTON, COUNTY OF ROCKINGHAM, STATE OF NEW HAMPSHIRE, AND DESCRIBED AS FOLLOWS:

      BEGINNING AT A POINT AT THE SOUTHWEST CORNER OF THE WITHIN DESCRIBED PREMISES; THENCE N 25 degrees 23' 52" W FOR A DISTANCE OF 285.06 FEET TO A POINT; THENCE N 77 degrees 37' 32" W FOR A DISTANCE OF 440.21 FEET TO A POINT:
THENCE N 12 degrees 22' 28" E FOR A DISTANCE OF 506.85 FEET TO A POINT; THENCE N 51 degrees 43' 04" E FOR A DISTANCE OF 145.50 FEET TO A POINT; THENCE S
68 degrees 16' 16" E FOR A DISTANCE OF 478.93 FEET TO A POINT; THENCE S
43 degrees 17' 47" W FOR A DISTANCE OF 328.06 FEET TO A POINT; THENCE S
12 degrees 02' 28" W FOR A DISTANCE OF 162.58 FEET TO A POINT; THENCE S
52 degrees 19' 43" E FOR A DISTANCE OF 233.67 FEET TO A POINT; THENCE S
10 degrees 29' 33" W FOR A DISTANCE OF 223.12 FEET TO THE POINT OF BEGINNING.

      MEANING AND INTENDING TO DESCRIBE CONVERTIBLE LAND TRACT 5 CONSISTING OF
6.60 ACRES AND SHOWN ON A PLAN ENTITLED FOSS CONDOMINIUM SITE PLAN, CONVERTIBLE LAND DETAIL SITE PLAN FOR UNITS 2, 4, AND 5 RECORDED AT THE ROCKINGHAM COUNTY REGISTRY OF DEEDS.

      THE ABOVE TRACTS I AMD II OF CONVERTIBLE LAND AREA UNIT #5 ARE SUBJECT TO AND WITH THE BENEFIT OF THE EASEMENTS AND OTHER DOCUMENTS LISTED UNDER APPENDIX A ITEMS 1-16, TO THE EXTENT THAT SUCH ITEMS ARE APPLICABLE TO THE ABOVE DESCRIBED PREMISES.

      NOT MORE THAN ONE UNIT MAY BE CREATED WITHIN CONVERTIBLE LAND -UNIT #5-TRACTS I AND II.

                LEGAL DESCRIPTION OF THE CONVERTIBLE LAND-UNIT #2

      A CERTAIN TRACT OF LAND SITUATED IN THE TOWN OF HAMPTON, COUNTY OF ROCKINGHAM, STATE OF NEW HAMPSHIRE, AND DESCRIBED AS FOLLOWS:

      BEGINNING AT A POINT AT THE NORTHEASTERLY CORNER OF THE WITHIN DESCRIBED PREMISES, THENCE S 77 degrees 42' 42" E FOR A DISTANCE OF 400.84 FEET TO A POINT; THENCE N 10 degrees 29' 33" E FOR A DISTANCE OF 559.57 FEET TO A POINT; THENCE S 10 degrees 29' 33" W FOR A DISTANCE OF 295.71 FEET TO A POINT; THENCE N 16 degrees 10' 09" E FOR A DISTANCE OF 308.64 FEET TO A POINT; THENCE S
76 degrees 01' 19" W FOR A DISTANCE OF 297.91 FEET TO A POINT, THENCE S
11 degrees 45' 09" W FOR A DISTANCE OF 40.01 FEET TO A POINT; THENCE S
78 degrees 14' 51" E FOR A DISTANCE OF 30.14 FEET TO A POINT; THENCE S
11 degrees 45' 09" W TO A POINT; THENCE S 70 degrees 34' 35" W FOR A DISTANCE OF 114.29 FEET TO A POINT; THENCE N 79 degrees 38' 46" W FOR A DISTANCE OF
170.97 FEET TO A POINT; THENCE S 10 degrees 23' 49" W FOR A DISTANCE OF 118.20 FEET TO A POINT; THENCE S 79 degrees 24' 18" E FOR A DISTANCE OF 99.28 FEET TO A POINT; THENCE S 10 degrees 22' 54" W FOR A DISTANCE OF 319.27 FEET TO A POINT; THENCE (AROUND A SQUARE SMALL EXTENSION OF UNIT #2 ALONG THE FOLLOWING COURSES AND DISTANCES (TO BE FILLED IN LATER) TO A POINT: THENCE N 79 degrees 37' 08" W FOR A DISTANCE OF 17.20 FEET TO A POINT; THENCE S 10 degrees 30' 51" W FOR A DISTANCE OF 98.61 FEET TO THE POINT OF BEGINING.

      MEANING AND INTENDING TO DESCRIBE A 6.54 ACRE PARCEL LABELED CONVERTIBLE LAND/CONVERTIBLE SPACE UNIT #2 AS SHOWN ON A PLAN ENTITLED FOSS CONDOMINIUM SITE PLAN CONVERTIBLE LAND DETAIL SITE PLAN FOR UNITS 2, 4, AND 5 TO BE RECORDED AT THE ROCKINGHAM COUNTY REGISTRY OF DEEDS.

      THE ABOVE DESCRIBED PREMISES ARE SUBJECT TO AND WITH THE BENEFIT OF THE EASEMENTS AND OTHER DOCUMENTS LISTED IN THE APPENDIX A ITEMS 1-16, TO THE EXTENT THAT ANY OF THOSE LISTED ITEMS SHALL APPLY TO THE ABOVE DESCRIBED PREMISES.

APPENDIX C

                       ALLOCATION OF OWNERSHIP INTERESTS,
                         VOTES IN UNIT OWNERS ASSOCIATION

                 UNIT     NUMBER OF      PERCENTAGE OWNERSHIP  INTEREST IN
                NUMBER      VOTES                  COMMON AREA
                ------    ---------      ---------------------------------
                  1           1                        1%

                  2          69                       69%

                  3          30                       30%

TOTALS            3         100                      100%

                                   APPENDIX D
                                     BYLAWS

                                                                     EXHIBIT K-2

                               CONDOMINIUM BYLAWS

                                     BY-LAWS

                                FOSS CONDOMINIUM

                             HAMPTON, NEW HAMPSHIRE

                                 BY-LAWS FOR THE
                                FOSS CONDOMINIUM

      Condominium By-Laws dated this ______________________ day of _________________,20______for the FOSS CONDOMINIUM. These By-Laws are adopted pursuant to the New Hampshire Condominium Act. New Hampshire Revised Statutes Annotated Chapter 356-B, and these By-Laws shall apply to the FOSS CONDOMINIUM ("CONDOMINIUM") as described and created by the Declaration and to all present and future owners, tenants and Occupants of any Unit in the Condominium, and to all other persons who shall at any time use the Condominium or any portion thereof. The mere acquisition or rental of any Unit or the mere act of occupancy of any Unit will signify that these By-Laws are accepted, ratified and will be compiled with. These By-Laws shall run with the land and each Unit comprising the Condominium and shall he binding thereon.

                                    ARTICLE I

                             INTRODUCTORY PROVISIONS

      1. Definitions. The terms used herein shall have the same meaning as given to them in the New Hampshire Condominium Act, New Hampshire Revised Statutes Annotated Chapter 356-B, or in the Declaration of the Condominium, except as expressly otherwise provided herein, or the application of such meaning would be contrary to the clear intent of the statement. The term "Common Areas" means those areas designated in the Declaration as Areas and Limited Common Areas. The term "Condominium" shall include all Units and Common Areas, including all improvements within the Common Areas and all easements, rights and appurtenances belonging thereto and all other property intended for use in connection therewith. The term "rules and regulations" refers to the rules and regulations for the conduct of the Occupants of the Condominium, adopted by the Board of Directors as hereafter provided. The term "Owner" or "Unit Owner" means a person or entity owning severally or as a co-tenant a Unit and the common interest appurtenant thereto. The term "Association" means the Association of Unit Owners as described in these By-Laws and in the New Hampshire Condominium Act.

      2. Conflicts. These By-Laws are intended to comply with the requirements of New Hampshire Revised Statutes Annotated Chapter 356-B. In the event these By-Laws conflict with the provisions of said Chapter 356-B, as amended from time to time, or any successor statute, or with the terms of the Declaration, said law, or the Declaration, as the case may be, shall control.

                                   ARTICLE II

                           ASSOCIATION OF UNIT OWNERS

      1. Membership. The government of the Condominium shall be vested in the Association. All Owners of Units in the condominium shall constitute the Association. The Owner of any Unit upon acquiring title thereto shall automatically become a member of the Association and shall remain a member thereof until such time as his or her ownership of the Unit ceases for any reason. Each Board of Directors will keep an accurate and current list of members and their current addresses, and said list will be maintained at a place designated by the Board of Directors.

      2. Voting. Each Unit shall be entitled to a vote equal to that Unit's percentage interest in the undivided interests in the Common Areas. Votes may be cast in person or by the proxy by the respective Unit Owners. If any vote is to be cast by an executor, administrator, guardian or trustee for a Unit Owner, there shall be filed with the Chairman of the meeting prior to the taking of said vote satisfactory evidence that the person seeking to cast the vote is the record owner of the Unit or is otherwise duly authorised. If a Unit Owner is more than one person, the vote may be cast by any one of them present or represented by proxy at the meeting. [I would rather require them to agree among themselves and cast a uniform vote for the Unit. If they disagree, no vote cast.] Such vote shall constitute a representation that the person casting the vote has the requisite authority to act for all of the Owners of the Unit and if there shall appear any evidence of any disagreement between or among such Owners, no such vote shall be cast or counted. If a Unit Owner is a corporation or other entity other than a natural person, the vote for that Unit may be cast by any natural person having authority to execute deeds on behalf of the Unit Owner, and in the absence of protest by any other person, said authority may be presumed by the secretary or chairman of the meeting at which the vote will be cast.

      3. Proxies. A proxy in each case will be subject to the following requirements:

      (a) It must be dated.

      (b) The signature of the person granting the proxy must be acknowledged before a Notary Public or Justice of the Peace.

      (c) It will terminate automatically upon the adjournment of the first meeting held on or after the date of the proxy.

      (d) It will not be revocable except by actual notice of the revocation to the person presiding over the meeting.

      4. Quorum. The presence in person or by proxy (at the commencement of any meeting of the Association) of Unit Owners having a majority of the total authorized vote of all Unit Owners shall constitute a quorum.

      5. Majority Vote. The vote of a majority of the undivided interests of the Units represented at a meeting at which a quorum shall be present shall be binding upon all

Unit Owners for all purposes except where a higher percentage vote is required in the Declaration, these By-Laws or by law.

      6. Place of Meetings. The first annual meeting of the Association will be held as called by the Declarant, within ninety (90) days following the expiration of the Declarant's control under Article V herein. Thereafter, the annual meetings of the Association will be held on the second Tuesday of October of each year, or on such other date as may be set by the Board of Directors. At each annual meeting, the Board of Directors will be elected.

      7. Regular Meetings. In addition to the annual meeting, the Board of Directors may by resolution establish regular meetings of the Association at regular intervals more frequently than annually.

      8. Special Meetings. Special meetings of the Association may be held at any time upon the call of the President or of any two Directors, or upon written request of the Owners of not less than 20% of the Units (excluding Units owned by the Association) presented to the Secretary.

      9. Notice of Meetings and Other Notices. The President or Secretary of the Association will give written notice of all meetings of the Association by United States Mail (return receipt requested, if required by law) to all Unit Owners of record who are members of the Association at the address of their respective Units or to such other addresses as any of them may have designated in writing to the President or Secretary. In the case of each annual meeting or other regularly scheduled meeting, said notice shall be mailed at least 21 days prior to the meeting. In the case of any special meeting, said notice shall be mailed not less than seven days prior to the meeting. Each notice will set forth the time, place and purpose of the meeting. Upon notice being given in accordance with the provisions hereof, the failure of any Owner of a Unit to receive actual notice of any meeting shall not in any way invalidate the meeting or proceedings thereat. Any Unit Owner may waive any notice as to him or her. Any notice sent to any Unit Owner shall be simultaneously sent to any first mortgagee of such Unit Owner who has given the Association its notice address and requested that it receive copies of all notices sent to its Unit Owner mortgagor.

      10. Adjournment of Meetings. If any meeting of the Association cannot be held because a quorum has not attended, a majority of the votes of the Unit Owners who are present at such meeting, either in person or by proxy, may adjourn the meeting to a time not less than 48 hours from the time the original meeting was called. Notice of such adjourned meeting shall be sent to all Unit owners.

      11. Action Without a Meeting. The Unit Owners may act without a meeting in any case by unanimous written consent.

                                   ARTICLE III

                               BOARD OF DIRECTORS

      1. Number and Qualifications. The affairs of the Condominium will be governed by a Board of Directors. The Board of Directors will Consist of three
(3) Directors chosen by the Owners controlling a majority of the undivided interests in the Common Areas. Until the end of the period of control described in NH RSA 356-B:36, the Declarant shall have the right to appoint all of the Officers and Directors of the Association.

      2. Compensation. The Board of Directors shall serve without compensation, except that (a) a Director may be entitled to reimbursement for reasonable personal expenses incurred in pursuance of the Association's business, subject to any budget requirements or other conditions or limitations imposed by the Board of Directors or the Association; (b) reasonable remuneration to the Directors for their services as Directors may be paid as a common expense if approved by a vote of the Association; and (c) a Director may receive remuneration for extraordinary or unusual services, legal or otherwise, rendered by him or her in connection with Condominium affairs, as shall be approved by a majority of the Board of Directors.

      3. Powers and Duties. The Board of Directors of the Association shall have all of the powers and responsibilities assigned by the New Hampshire Condominium Act. R.S.A 356-B, as amended from time to time or any successor statute. Without limiting the generality of the preceding sentence, the Board will have all of the powers and duties necessary for the administration of the affairs of the Condominium and the Association and may do all such acts and things except as by law or by the terms of the Declaration may not be delegated to the Board of
Directors: subject to any limitations imposed by the Association itself. Said powers and duties shall include, but not be limited to, the following:

            (a) Operation, care, upkeep and maintenance of the Common Areas and other areas or facilities to be maintained by the Board of Directors under the Declaration.

            (b) The employment, dismissal and replacement of agents and employees to facilitate the operation, care, upkeep and maintenance of the Common Areas;

            (c) To make or cause to be made additional improvements on and as part of the Common Areas (subject to Article VI, Section 2 below);

            (d) To acquire, hold, manage, convey and encumber title to real property (including but not limited to Units conveyed to or acquired by the Association) in the name of and on behalf of the Association;

            (e) To grant easements through the Common Areas and to accept easements benefiting the Condominium or any portion thereof;

            (f) The budgeting, assessment and collection of the common expenses from the Unit Owners, and the enforcement of liens to secure unpaid assessments, pursuant to R.S.A Section 356-B:46, as amended from time to time, or any successor statute. Also the adoption in the Board's discretion of a schedule of fines which may be levied with respect to late payments of common expenses or violations of the rules and regulations of the Condominium, which fines may be enforceable by liens on Units in the same manner as common expenses;

            (g) The adoption and amendment of rules and regulations covering the details of the operation and use of the Condominium, the Common Areas, or any portion thereof;

            (h) The general regulations of use and operation of the Common
Areas;

            (i) Opening of bank accounts on behalf of the Association and designate the signatories required therefor;

            (j) Obtaining and administering insurance for the Condominium as set forth in the Declaration;

            (k) Repairing, restoring or replacing Common Areas Common Areas after damage or destruction by fire or other casualty, or as a result of eminent domain proceedings, as provided in the By-Laws;

            (l) Procuring legal and accounting services necessary or proper in the operation of the Condominium or the enforcement of these By-Laws;

            (m) The assessment of costs or damages against any Unit Owner whose actions have proximately caused damages to the Common Areas;

            (n) Payment of any amount necessary to discharge any lien or encumbrance levied against the entire Condominium or any part thereof which may in the opinion of the Board constitute a lien against the Condominium or against the Common Areas, rather than merely against the interests of particular Unit Owners (Where one or more Owners are responsible for the existence of such lien, they shall be jointly and severally liable for the cost of discharging it and the costs incurred by the Board by reason of said lien or liens);

            (o) The management of all personal property of the Association and provisions for the plowing and maintenance of the common access driveways from Lafayette Road and Merrill Industrial Drive; and

            (p) All other powers granted by the Declaration or these By-Laws, permitted by law or enjoyed by Boards of Directors of associations of this kind.

      4. Managing Agent. The Board of Directors may, in its discretion, employ, as a common expense of the Condominium, a managing agent to assist it in managing the affairs of the Condominium. The Board may delegate to said agent the authority to perform any of the functions or exercise any of the powers set forth in subparagraphs (a) through (p) in the preceding paragraph 3. The Association or the Board, in its discretion, may limit any of the powers granted to the managing agent or grant additional powers to the managing agent to the extent permitted by law.

      5. Election and Term of Office. Except as to Directors who are appointed by the Declarant pursuant to Article III 1, each of the Directors will be elected for a 3-year term which will end on the third annual meeting following the annual meeting of the Association at which said Director was elected (and thereafter until his or her successor shall have been elected by the Association in case of delay in the election of a successor).

      6. Removal. At any regular or special meeting of the Association, any one or more of the members of the Board of Directors may be removed with or without cause by vote of the members of the Association and a successor may then and there or thereafter be elected for the remainder of the term to fill the vacancy thus created. Any member of the Board whose removal has been proposed by the Unit Owners shall be given an opportunity to be heard at the meeting.

      7. Vacancies. Vacancies on the Board of Directors caused by any reason other than the removal of a member by vote of the Unit Owners shall be filled by a vote of a majority of the remaining members of the Board and each person so elected shall be a member of the Board of Directors for the remainder of the term of the member whose vacancy has been filled. Death, incapacity or resignation by any Director or his ceasing to be an Owner or co-owner of a Unit shall cause his office to become vacant.

      8. Organization Meetings. The first meeting of the members of the Board of Directors following the annual meeting of the Association shall be held within 10 days thereafter, at a convenient time and place, and no notice shall be necessary to the newly elected members of the Board in order to legally constitute such meeting, providing that a majority of the whole Board shall be present thereat.

      9. Regular Meetings. Regular meetings of the Board may be held at any such time and place as shall be determined from time to time by a majority of the members of the Board, but at least one such meeting shall be held during each calendar year. Notice of regular meetings of the Board of Directors shall be given to each member of the Board of Directors personally or by mail, telephone or telegraph, at least 21 days prior to the date named for such meeting.

      10. Special Meetings. Special meetings of the Board of Directors may be called by the President on 10 days written notice by mail or 7 days notice given personally or by telephone to each member, which notice shall state the time, place and purpose of the meeting. Special meetings of the Board will be called in like manner and on like notice on written request of at least two members of the Board of Directors.

      11. Action Without a Meeting. The Board of Directors may act without a meeting in any case by unanimous written consent, and by a majority written consent in those cases requiring, in the sole judgment of a majority of the Directors, in a response to an emergency situation.

      12. Waiver of Notice. Any member of the Board of Directors may at any time waive notice of any meetings of the Board. Attendance by a member of the Board at any Board meeting shall constitute a waiver of notice by him of the time and place thereof. If all the members of the Board are present at any meeting of the Board, no notice shall be required and any business may be transacted at such meeting.

      13. Quorum or the Board. At all meetings of the Board, a majority of the Board will constitute a quorum for the transaction of business, and the votes of a majority of the members of the Board present at a meeting at which a quorum is present shall constitute the decision of the Board. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time. At any such adjournment meeting at which a quorum is present, any business which might have been transacted at the meeting originally called may be transacted without further notice.

      14. Fidelity Bonds. The Board of Directors will in its discretion obtain adequate fidelity bonds for all officers and employees of the Association handling or responsible for Association funds. The premiums upon such bonds will be a common expense.

      15. Liability and Indemnity of Board of Directors and Officers. The members of the Board of Directors and Officers shall not be liable to the Unit Owners for any mistake of judgment or otherwise except for their own individual gross negligence or willful misconduct. The Association will indemnify each Director and Officer of the Association against all costs, expenses and liabilities, including the amount of judgments, amounts paid in compromise settlements which may be incurred by or imposed upon him in connection with any claim, action, suit, proceeding, investigation or inquiry hereafter made, instituted or threatened in which he may be involved as a party or otherwise by reason of his being or having been such Director or Officer, or by any reason of past or future action taken or authorized or approved by him of any omission to act as such Director or Officer, whether or not be continues to be such Director or officer at the time of the incurring or imposition of such costs, expenses or liabilities, except such costs, expenses or liabilities as shall relate to matters as to which he is liable by reason of his gross negligence or willful misconduct toward the Association in the performance of his duties as such Director or Officer. As to whether or not a Director or Officer was liable by reason of gross negligence or willful misconduct toward the Association in the performance of his duties as such Director of Officer, in the absence of a final adjudication of the existence of such liability, the Board of Directors and each Director or Officer may conclusively rely upon an opinion of legal counsel selected by the Board of Directors. The foregoing right of indemnification shall not be exclusive of other rights to which any such Director or Officer may be entitled as a matter of law or otherwise, and shall inure to the benefit of the heirs, executors, administrators and assigns of each Director and Officer.

      The Board of Directors, acting by a majority, may purchase, as a common expense of the Condominium, such insurance against such liability as the Board of Directors shall determine is reasonable and necessary. Each Unit Owner shall be personally liable for all sums lawfully assessed for his or her share of the common expense of the Condominium and for his or her proportionate share of any claims involving the Condominium in excess thereof, all as provided in New Hampshire Revised Statutes Annotated, Chapter 356-B.

                                   ARTICLE IV

                                    OFFICERS

      1. Designation. The principal Officers of each Association will be the President, Vice President, Secretary and Treasurer; all of whom shall be appointed by the Board of Directors of the Association. The Board may appoint any other Officer or Officers which the Board in its judgment shall deem necessary or desirable. The President shall be a member of the Board of Directors. Other Officers may be, but are not required to be, members of the Board.

      2. Election and Removal. Except with respect to Officers who are appointed by Declarant pursuant to Article III 1, each Officer will be appointed by the Board to serve at the pleasure of the Board, and may be removed at any time by the Board, with or without cause.

      3. Powers. The President shall serve as the chief executive Officer of the Association and shall preside at all meetings of the Association and of the Board of Directors. The Treasurer shall maintain and keep the financial books and records of accounts of the Association, prepare regular reports thereof and be responsible for the deposit and custody of the Association's funds and securities. The Secretary shall keep the minutes of the Association and of the Board of Directors and will give all notices of all meetings as provided by these By-Laws. Notwithstanding the foregoing, the Board of Directors may in its discretion delegate powers to or limit the powers of any of the Officers.

      4. Execution of Instruments. All checks, drafts, notes, deeds, acceptances, conveyances, contracts or other instruments shall be signed on behalf of the Association by such person or persons as shall be provided by general or special resolution of the Board of Directors or, in the absence of any such resolution applicable to such instrument, by the President or Vice President and by the Treasurer or Secretary.

                                    ARTICLE V

                         INTERIM MANAGEMENT BY DEVELOPER

      From and after the date of the recording of these By-Laws, the Declarant will exercise all powers and responsibilities assigned by these By-Laws, the Declaration and by the New Hampshire Condominium Act to the Association, its Board of Directors and the Officers until such time as the Declarant turns over said powers and responsibilities to the Unit Owners, and said Association shall have elected a Board of Directors pursuant to NH RSA 356-B:36.

                                   ARTICLE VI

                               GENERAL PROVISIONS

      1. Abatement of Violations. The violations of any rule or regulation adopted by any Board of Directors, the breach of any By-Law contained herein, or the breach of any provision in the Declaration shall give the Board of Directors the right, in addition to any other rights set forth in these By-Laws or in the
Declaration:

            (a) To enter the Unit in which, or as to which, the violation or breach exists and to summarily abate and remove, at the expense of the defaulting Unit Owner any structure, thing or condition that may exist therein contrary to the intent and meaning of the provisions hereof and the Board of Directors and its agents (including but not limited to the Officers of the Association and the managing agent, if any) shall not thereby be deemed guilty in any manner of trespass; or

            (b) To enjoin, abate or remedy by appropriate legal proceedings, either at law or in equity, the continuance of any such breach and all costs thereof, including attorney's fees, shall be borne by the defaulting Unit Owner.

      2. Waiver. The failure of any Board of Directors to insist in any one or more instances upon strict performance of or compliance with any of the covenants of the owner hereunder, or to exercise any right or option herein contained, or to serve any notice, or institute any action of summary proceeding, shall not be construed as a waiver or a relinquishment for the future of such covenant or option or right, but such covenant or option or right shall continue and remain in full force and effect.

      3. Notices. All notices sent to Unit Owners shall be deemed given when delivered by hand or if sent by postage prepaid Registered or Certified Mail, return receipt requested, to the Owner, addressed to the Owner's address appearing on the records of the applicable Board of Directors, when delivered or refused. Any notice given or mailed to one co-owner shall be presumed to have been properly given to any other co-owner, regardless of whether a separate notice was given or sent to said other co-owner. Any notice sent to any Unit Owner shall be simultaneously sent to any first mortgagee of such Unit Owner who has given the Association its notice address and requested that it receive copies of all notices sent to its Unit Owner mortgagor.

      4. Amendment. These By-Laws may be amended by majority vote of the Owners at any time upon compliance with the requirements of the Declaration, and any other or further restrictions imposed by the New Hampshire Condominium Act, as amended from time to time, or any successor statute.

      5. Notices to Prospective Purchasers of Units. In the event of any resale of a Unit or any interest therein by any person (other than the developer of the project or the developer's successors in interest), the prospective Unit owner shall have the right to obtain from the Association, prior to the contract date of the disposition, the following:

            (a) Appropriate statements pursuant to New Hampshire R.S.A. Section 356-B:46 VIII, or any successor statute;

            (b) A statement of any capital expenditure and major maintenance expenditures anticipated by the Association within the current or succeeding two fiscal years;

            (c) A statement for the status and amount of any reserve for the major maintenance or replacement fund, and any portion of such fund earmarked for any specified project by the Board of Directors;

            (d) A copy of the income statement and balance sheet of the Association for the last fiscal year for which such statement is available;

            (e) A statement of the status of any pending suits or judgments in which the Association is a defendant;

            (f) A statement setting forth what insurance coverage is provided for all Unit Owners by the Association and what additional insurance coverage would normally be secured by each individual Unit Owner; and

            (g) A statement that any improvements or alterations made to the Unit or the Limited Common Areas assigned thereto by the prior Unit Owner are not known to be in violation of the Condominium instruments.

      The President of the Association or any other Officer or Director of the Association shall furnish such statements upon written request of any prospective Unit Owner within ten (10) business days of the receipt of such request.

      IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first above written:

                                          FOSS (NH) QRS 16-3, INC., DECLARANT

_______________________________           By: _______________________________
Witness                                   Duly Authorized

STATE OF _______________________
COUNTY OF ______________________           Dated: ___________________, 20_

      Personally appeared the above named ________________________ known to me or satisfactorily proven to be the __________________________ of FOSS (NH) QRS 16-3, INC., the Declarant and being so authorized to do so executed the within for the purposes contained herein and acknowledged same to be his/her/their free act and deed.

      Before me,

                                             ___________________________________
                                             Notary Public/Justice of the Peace
                                             Name:
                                             My Commission Expires:

                                                                       EXHIBIT L

                        MAXIMUM BUILDABLE SQUARE FOOTAGE

Unit 4 Convertible Land             190,200
Unit 5 Convertible Land             233,300

                                                                       EXHIBIT M



1.   PARTIES AND COUNSEL                                             DESIGNATION
     -------------------                                             -----------

     1.   Lessee              Foss Manufacturing Company, Inc.       Lessee
          ------

          Lessee's            Casassa & Ryan                         Lessee's
          Counsel:                                                   Counsel

     2.   Lessor              FOSS (NH) QRS 16-3, INC.               Lessor
          ------

          General Counsel:    Reed Smith LLP                         RS

          New Hampshire       SULLOWAY & HOLLIS, PLLC                Lessor's
          Counsel:                                                   Local

                                                                     Counsel

     3.   Title Company:      Commonwealth Title                     TC
          -------------




                  DOCUMENT/TASK                         RESPONSIBILITY
                  -------------                         --------------
A.   ACQUISITION DOCUMENTS
     ---------------------

1.   MAI Appraisal                                          Lessee
     -------------

2.   Insurance Policies (ACORD Form 28 Certificate)         Lessee
     -----------------------------------------------

     a)   Public Liability
     b)   Business Interruption/rent insurance
     c)   Builder's Risk
     d)   Other

13.  Zoning Report, including municipality letter           RS/Lessee
     --------------------------------------------

14.  Boundary Survey with Surveyor Certification            Lessee
     -------------------------------------------

15.  Title Report                                           RS/TC
     ------------

          Endorsements (If available):

          Extended Coverage
          Address
          Same as survey
          Tax lot
          Contiguity
          Zoning (3.1 if available)
          Access
          Owner's Comprehensive

                    DOCUMENT/TASK                           RESPONSIBILITY

16.  Insured Closing Letter                            RS/TC
     ----------------------
17.  Estoppel re: Lease                                Lessee
     ------------------
18.  Settlement Statement and Disbursement Schedule    Lessor/Lessee
     ----------------------------------------------
19.  Wiring Instructions                               Lessee/Lessor/RS/TC
     -------------------
     (a) Lessee
     (b) Title Company
     (c) RS
     (d) W.P. Carey
     (e) Lessor Local Counsel

B.   LEASE DOCUMENTS
     ---------------
20.  Amendment to Lease                                RS/Lessor/Lessee
     ------------------
C.   CONSTRUCTION DOCUMENTS
     ----------------------
21.  Construction Agency Agreement                     RS/Lessee
     -----------------------------
22.  Site Plan Approval or Evidence not Required       Lessee
     -------------------------------------------
     (i) copy of approved site plan
     (ii) copy of site plan approval resolution

23.  Rezoning Approval, if necessary                   Lessee
     -------------------------------
24.  Plans and Specifications                          Lessee
     ------------------------
25.  Permits                                           Lessee
     -------
      (i) Grading
      (ii) Foundation
      (iii) Building
      (iv) Site Work
      (v) Other

26.  Soils Report                                      Lessee
     ------------
27.  General Construction Contract                     Lessee
     -----------------------------
28.  Copies of all Major Subcontracts (as defined      Lessee
     --------------------------------------------
     in the Construction Agency Agreement)
     -------------------------------------
29.  Construction Budget                               Lessee
     -------------------
30.  Construction Schedule                             Lessee
     ---------------------

                    DOCUMENT/TASK                           RESPONSIBILITY

31.  Letters from Contractor re: change orders         RS
     -----------------------------------------

32.  Letters from Architect re: change orders          RS
     ----------------------------------------

33.  Evidence of Availability of Utilities             Lessee
     -------------------------------------
     "Will serve" Letters
     --------------------
     a. electric
     b. gas
     c. water
     d. sewer
     e. phone

34.  Payment and Performance Bonds                     Lessee
     -----------------------------

35.  Review Letter from Lessor's Consultant            Lessor
     --------------------------------------

D.   CORPORATE DOCUMENTS
     -------------------

36.  Federal Tax ID Numbers                            RS/Lessee
     ----------------------
     (a) Lessor
     (b) Lessee

37.  Certificate of Secretary of Lessee                Lessee
     ----------------------------------
     a. Certificate of Incorporation
     b. Bylaws
     c. Resolutions
     d. Incumbency of Officers

38.  Good Standing Certificates of Lessee issued by    Lessee
     ----------------------------------------------
     the State of New Hampshire
     --------------------------

E.   OPINION LETTERS
     ---------------
39.  Corporate Opinion of Lessee's Counsel Regarding   Lessee's Counsel
     -----------------------------------------------
     due execution and delivery of the Lease
     ---------------------------------------
     documents addressed to Landlord and Lender
     ------------------------------------------

40.  Enforceability Opinion of Lessee's Counsel        Lessee's Counsel
     ------------------------------------------
     re: New Hampshire law addressed to Landlord
     -------------------------------------------
     and Lender
     ----------